UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington
, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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FIDELITY NATIONAL INFORMATION SERVICES, INC.
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PROXY STATEMENT 2023NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 24, 2023

TO OUR VALUED SHAREHOLDERS,

On behalf of the Board of Directors and all our employees, I want to thank you for your investment in FIS.

2022 was a year of challenge, change and opportunity for FIS. There was significant change in the management team, including a new Chief Executive Officer, Chief Financial Officer, Chief Legal and Corporate Affairs Officer and President of our Banking Solutions segment. We realigned the Board of Directors by appointing a new Independent Chairman, a new Chair of the Compensation Committee, a new Chair of the Audit Committee and two new independent directors in 2023. Following a comprehensive assessment by the Board, we announced plans for a tax-free spin-off of our Merchant Solutions business. Finally, in response to shareholder feedback, the Compensation Committee made changes to the Company’s 2023 long-term incentive program to align better with shareholder value creation, including using performance stock units with a relative TSR metric over a single three-year period and utilizing premium-priced stock options.

We recognize that we have more to do to meet our shareholder expectations and we are steadfast in our commitment to doing just that. Throughout the year the Board made deliberate efforts to assess overall Company performance and we continue with the previously announced comprehensive assessment of the Company’s strategy, businesses, operations and structure with the goal of positioning the Company for future success. Our work is not done as we are moving forward with the highest sense of urgency to advance strategic transformation efforts to drive stronger results, increase shareholder value and enhance client solutions.

New CEO, Executive Management and Board Leadership

In 2022, as part of the Board’s CEO succession plan, FIS appointed Stephanie Ferris, a 28-year industry veteran, to the role of Chief Executive Officer and to the Board of Directors. Stephanie has extensive expertise in payments, technology platform businesses and driving digital transformation, and is an ideal leader to advance FIS forward. As part of the executive management succession plan, FIS appointed a new Chief Financial Officer, Chief Legal and Corporate Affairs Officer and President of our Banking Solutions segment. The Board also implemented an Independent Board Chair structure, which the Board believes is in the best interest of FIS to support the transformation effort.

Effective and Refreshed Board and Committees

In response to shareholder feedback, since the last annual meeting, we welcomed two new independent directors, Lee Adrean and Mark Benjamin, who bring deep financial expertise, payments, technology, M&A and human capital management experience, and are committed to providing effective oversight of the transformation strategy and risk management to ensure FIS drives efficiency, effectiveness and profitable growth. We look forward to Lee’s and Mark’s contributions to the Board.

As part of the ongoing board refreshment, in the last three years, we have appointed five new independent

1 FIS GLOBAL

directors who currently serve on our Board to align our board skills with the long-term growth strategy and ensure representation of diverse perspectives based on gender and ethnicity, background and professional expertise. In addition, as part of our Board Committee refreshment, we appointed new chairs to our Compensation Committee and Audit Committee.

Focused on Operational Excellence, Capital Allocation and Shareholder Value Creation

In 2022, we set a new agenda to improve the operational performance of the business by following three key principles underpinning all of our go-forward actions to drive value:

1.	Put clients at the center of everything we do by creating a client-centric culture

2.	Continue to innovate across our portfolio to support our clients and anticipate their future needs

3.	Streamline our operations, decision-making and time-to-market to drive profitability.

Combined, these principles form the foundation of our efforts to drive efficiency, effectiveness and profitable growth, including our enterprise transformation program and the planned spin-off of our Merchant Solutions business.

Enterprise Transformation Program

In November, we announced our enterprise transformation program, also known as Future Forward, designed to improve the performance of the company by delivering improved outcomes for clients while driving operational efficiencies internally, free cash flow generation and earnings quality. We are targeting $1.25 billion of expected cash savings by year-end 2024 (prior to the effects of the proposed spin-off).

Merchant Solutions Spin-off

In December, the Board and management team initiated a comprehensive strategic review of the Company. In connection with the strategic review, we announced plans for a tax-free spin-off of our Merchant Solutions business. The planned separation will create two independent, public companies with enhanced strategic and operational focus and enable more tailored capital allocation and investment decisions to unlock growth. We expect to complete the spin-off transaction by early 2024.

Emphasize Environmental, Social and Governance

Our teams are focused on making a difference with environmental, social and governance priorities to effectively navigate increasingly complex risks and evolving expectations of our stakeholders.

Forging our Future of Growth and Success

As an industry-leading company with world-class assets, a marquee set of clients and more than five decades of history, FIS has an unrivaled foundation to chart a future course for fintech innovation and value creation. This year will be a year of recommitment for FIS as we work to reposition the business to return to sustainable growth and profitability in 2023 and beyond.

We are optimistic about the future of FIS and believe the steps we have taken to advance our strategic transformation will help to drive shareholder value creation.

Sincerely,

Jeffrey A. Goldstein

Chairman of the Board of Directors

2023    Proxy Statement    2

NOTICE OF ANNUAL MEEING OF SHAREHOLDERSTo the Shareholders of Fidelity National Information Services, Inc: Notice is hereby given that the 2023 Annual Meeting of Shareholders of Fidelity National Information Services, Inc. will be held on: MAY24202310:00 AM Eastern Time347 Riverside AvenueJacksonville, Florida 32202

FOR THE FOLLOWING PURPOSES:

You will be asked to consider four proposals at the annual meeting.

1  to elect the twelve (12) members of the Board of Directors named in the proxy statement to serve until the 2024 annual meeting of shareholders;

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the annual meeting, please read these proxy materials and cast your vote on the matters that will be presented at the meeting.

You may vote your shares through the internet, by telephone, or by mailing the enclosed proxy card. Voting instructions are described under the question “How do I vote?” on page 126 of the proxy statement.

Sincerely,

Charles H. Keller

Corporate Secretary

2 to approve, on an advisory and non-binding basis, the compensation of our named executive officers;
3 to approve, on an advisory and non-binding basis, the preferred frequency of shareholder advisory votes on executive compensation; and
4 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

The Board of Directors has set March 31, 2023 as the record date for the meeting. This means that owners of Fidelity National Information Services, Inc. common stock at the close of business on that date are entitled to:

•  receive notice of the meeting; and

•  vote at the meeting and any adjournments or postponements of the meeting.

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Information Services, Inc., a Georgia corporation, for use at the Annual Meeting of Shareholders to be held on May 24, 2023, at 10:00 a.m. Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at 347 Riverside Avenue, Jacksonville, Florida 32202.

It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about April 14, 2023, to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 347 Riverside Avenue, Jacksonville, Florida 32202, and its telephone number at that address is (904) 438-6000.

3	FIS GLOBAL

FIS is a leading provider of technology solutions for merchants, banks and capital markets firms globally. Our employees are dedicated to advancing the way the world pays, banks and invests by applying our scale, deep expertise and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500(R) company and is a member of Standard & Poors 500(R) Index.

2022 PERFORMANCE HIGHLIGHTS

Our 2022 financial performance highlights are shown below, each qualified by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”) that was filed with the SEC on February 27, 2023. For more complete information regarding our 2022 performance, please review our 2022 Annual Report.

FUTURE FORWARD – POSITIONING FIS FOR GROWTH

In November 2022, we announced our enterprise transformation program, Future Forward, which is a multifaceted initiative designed to permanently enhance the performance of FIS by delivering improved outcomes for clients while driving operational efficiencies internally, free cash flow generation and earnings quality.

Client-Centricity: We will ensure that clients are at the center of everything we do by sharpening our operational focus to promote a client-centric culture and deliver on our commitments to all stakeholders.

Innovation: We will continue to innovate across our portfolio of solutions to help ensure growth for our clients. The separation of FIS and Worldpay (our Merchant Solutions business) will allow the stand-alone FIS to maintain its competitive advantage in delivering innovative, next-generation technology solutions to the most complex financial institutions.

Simplification of Operational Management: We will simplify and streamline our operations, decision-making and time-to-market to improve profitability. The spin-off of our Merchant Solutions business will help simplify our operating model and focus our investments on the most pressing needs of our clients.

CLIENT-CENTRICITY Ensuring clients are at the center of everything we do CLIENT-CENTRICITY INNOVATION STRATEGY FUTURE FORWARD SIMPLIFICATION INNOVATION Leveraging best-in-class set of FinTech assets to make FIS the destination for innovation SIMPLIFICATIONSimplifying decision making to accelerate time-to-market

2023    Proxy Statement    8

BOARD OF DIRECTORS

FIS maintains a rigorous director selection and evaluation process which supports the Company’s long-term growth strategy and which factors in diversity of gender, ethnicity, tenure, skills and experience.

DIRECTOR DIVERSITY, TENURE, AND AGE*

Gender & Ethnic Diversity 45% Diverse Ethnically Diverse Women Tenure 5Yrs Average tenure < 5 years 5 - 10 years 10+ years Committee Leadership 2 of 4 Key Board Committees chaired by women Age Average age 66Yrs 55 - 65 years 66 - 70 years 71+ years

BOARD EXPERTISE AND EXPERIENCE*

12	Public Company Board Experience	9	Banking or Financial Services Experience	10	Technology

12	Global Business Experience	10	Government & Regulatory	6	Sustainability

13	Mergers & Acquisitions	12	Financial Expertise	11	Human Capital Management

8	Current or Former Relevant CEO Experience	10	Enterprise Risk Management Information Security

*Includes Directors as of March 31, 2023, including Jeffrey Stiefler. Mr. Stiefler is not standing for re-election in accordance with the Company’s mandatory retirement age policy and will retire from the Board at the end of his term on May 24, 2023.

9 FIS GLOBAL

GOVERNANCE POLICIES AND PRACTICES SNAPSHOT

In addition to a highly qualified, independent Board, we are committed to maintaining a corporate governance structure that provides strong oversight across FIS and promotes long-term shareholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic	Practice

Shareholder Accountability	• Annual election of directors with majority standard for uncontested elections • Majority vote standard for charter and bylaw amendments • Annual say-on-pay vote

Board Refreshment and Diversity

•   8 out of 12 directors standing for election were appointed in the last five years

•   Robust director succession planning with focus on Board candidates with diverse experience, skills, background, ethnicity and gender

•   Regular rotation of Board committee assignments

Director Independence and Commitment

•   Independent Board Chair

•   Board committees comprised entirely of independent directors

•   Directors required to seek approval prior to joining any additional for-profit company Board or audit committee, whether public or private

•   2022 Board and committee meeting attendance greater than 97% (out of a total of 16 board meetings and 25 committee meetings)

Executive Sessions	• Independent directors meet regularly without management

Shareholder Rights	• One class of capital stock, with one vote per share • Proxy access

Environmental, Social and Governance (ESG)	• Board-level oversight of ESG through the Corporate Governance, Nominating and Sustainability Committee

Succession Planning	• Robust CEO and executive leadership succession planning

Executive and Non-Employee Director Stock Ownership	• Robust stock ownership guidelines for executives and directors • All executives and directors own FIS stock or restricted stock units

Board Self-Evaluations	• Annual Board and committee self-evaluations facilitated by an outside consultant • Comprehensive new Director onboarding program • Formalized Director continuing education program

Shareholder Engagement	• Formal annual Board-led shareholder engagement program with director participation, overseen by the Corporate Governance, Nominating and Sustainability Committee

Risk Oversight

•   Regular review of the Company’s risk profile, including risks associated with cybersecurity, human capital management, climate change and sustainability

•   Risk and Technology Committee oversees Enterprise Risk Management (ERM)

•   Independent limited assurance review of ESG matters

2023    Proxy Statement    10

SHAREHOLDER ENGAGEMENT

Our Corporate Governance, Nominating and Sustainability Committee oversees our shareholder engagement program.

We maintain an ongoing, proactive engagement effort with our shareholders that enables our Board to consider a broad range of perspectives in boardroom discussions.

Engagement topics during our shareholder engagement meetings during 2022 included our executive compensation program, CEO transition, Board refreshment, the goal-setting approach for ESG targets, our financial inclusion program, and workforce diversity and inclusion.

KEY RESPONSIVENESS ACTIONS

Executive Compensation

In January 2023, the Compensation Committee approved changes to the Company’s long-term incentive program by changing the performance metric for performance stock units (PSUs) granted in 2023 to relative Total Shareholder Return (“TSR”) over a 3-year performance period, while also adding premium-priced stock options to the program mix. These changes were made in order to further align our executive compensation programs with long-term shareholder interests.

CEO Succession and Board Leadership	Following the culmination of a thoughtful succession planning strategy and after extensive consideration of the alternatives and shareholder feedback, the Board determined to implement an independent Board Chairman structure. Gary Norcross departed FIS as Chief Executive Officer, Chairman of the Board and as a member of the Board effective December 16, 2022. Stephanie L. Ferris was appointed Chief Executive Officer and Jeffrey A. Goldstein was appointed Independent Chairman of the Board effective December 16, 2022.

Shareholder Value Creation	Based on input from shareholders and based on a comprehensive assessment of our strategy, operations and structure completed by the Board of Directors, the Board approved an Enterprise Transformation Program with $1.25 billion of expected cash savings by year end 2024 (prior to the effects of the proposed spin-off) and announced a tax-free spin-off of its Merchant Solutions business to be completed by early 2024.

Board Refreshment	In October 2022, Ms. Ferris was appointed to our Board of Directors. In January 2023, the Board also appointed two new independent directors.

ESG Goal-Setting	In response to shareholder inquiries about the Company’s ESG targets and the impact of the recent ESG regulations, we maintain our commitment to address material ESG topics and plan to report our progress in the fiscal year 2022 Global Sustainability Report.

11 FIS GLOBAL

EXECUTIVE COMPENSATION HIGHLIGHTS

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intend to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

2022 NORMALIZED TARGET COMPENSATION VS. REALIZABLE COMPENSATION VALUE(1)

(1)

Normalized Target Compensation includes 2022 base salary earned, the 2022 target annual incentive compensation and 2022 target value of the annual equity awards, in each case as approved by the Compensation Committee. Normalized Target Compensation excludes the impact of one-time bonus payments and compensation described in the All Other Compensation column of the 2022 Summary Compensation Table and the related footnote. The 2022 Realizable Compensation Value reflects the actual bonus earned under the 2022 annual incentive plan, the actual value of restricted stock units (“RSUs”), stock options and PSUs granted and earned in 2022 (with respect to the first tranche that was eligible to be earned) and the target value of PSUs for future performance years (with respect to the second and third tranches that are eligible to be earned), in each case based on a stock price of $67.85 at December 30, 2022.

(2)	Ms. Ferris’ Normalized Target Compensation reflects a blended annual cash incentive for 2022 to reflect her change in role.

(3)	Includes Average Normalized Target Compensation and Realizable Compensation values for our continuing named executive officers (Mr. Hoag, Mr. Gileadi, Ms. Tsai and Ms. Williams).

2023    Proxy Statement    12

2022 Compensation Highlights

Consistent with the link between pay and performance and the investment experience of our shareholders in fiscal 2022, the performance awards were earned below the target vesting opportunity.

Annual Incentive Program	• No payout under the 2022 annual incentive plan

Long-Term Incentive Program

•  PSUs for the 2020-2022 performance period vested at 31% of target, with the 2022 tranche vesting at 0%. Considering our stock price performance over the same performance period, the shares earned and associated dividend equivalents had an aggregate value at the end of the performance period equal to 19% of the initial target grant value.

•  The Company’s 2022 performance also resulted in accruals significantly below target:

•  33% of target for the 2022 performance year for the outstanding 2021 PSUs for the 2021-2023 performance period; and

•  72% of target for the 2022 performance share awards for the outstanding 2022 PSUs under the 2022-2024 performance period.

13 FIS GLOBAL

SUSTAINABILITY HIGHLIGHTS

Our teams are committed to operating our company with integrity and the highest ethics, contributing to our surrounding communities, promoting diversity and inclusion, empowering our employees, and preserving our natural resources. We are also committed to the security of our data, protecting the privacy of our clients, and helping to make the global financial system accessible to and inclusive of everyone. Our Board’s Corporate Governance, Nominating and Sustainability Committee has direct oversight responsibility of our ESG program and our Chief Sustainability Officer provides quarterly progress reports to the Committee.

To guide our ESG strategy, in 2022, we commissioned a third-party consultant to conduct a second formal materiality assessment as FIS continues to take a stakeholder driven approach by engaging with our clients, shareholders, colleagues, and suppliers.

DIVERSE & EMPOWERED SOCIETIES

We know that putting people first is vital to our future, which is reflected by our investments in employee safety, inclusion and diversity, talent management, skills training and human rights.

In advancing Diversity, Equity & Inclusion (DE&I) programs across our global operations, we increased representation of women by 2% across three key categories: women in leadership, women in U.S. leadership and women globally in our workforce.

We enhanced transparency around our DE&I programs with the publication of incremental diversity metrics and the public disclosure of our EEO-1 report on our website.

In 2022, FIS also launched a Global Mental Health Well-being initiative to develop a minimum standard of well-being benefits and resources for all FIS employees around the world.

SUSTAINABLE PLANET

FIS is furthering progress toward our carbon neutrality and renewable energy sourcing aspirational goals by developing and securing validation of Science Based Targets for the reduction of GHG emissions, in line with the Paris Climate Agreement

In 2022, we completed construction of our new global headquarters building in Jacksonville, Florida compliant with LEED Platinum certification sustainability standards.

We implemented our Environmental Management System (EMS) at three new locations in the U.S., in addition to two locations in India and three in the Philippines where the EMS has been implemented and certified to the ISO 14001 standard.

RESPONSIBLE GOVERNANCE

Our governance policies and procedures are designed to ensure we are maintaining the highest levels of ethics and integrity as well as data security, safeguarding the privacy of our clients and ensuring that FIS maintains robust programs to manage operational risks and uphold compliance with all applicable laws, regulations and rules governing ethical business conduct.

FIS’ ERM program is aligned with the ISO 31000 standard. The FIS Board and the Board’s Risk and Technology Committee regularly review initiatives related to vulnerability remediation, security incidents and performance against strategic projects and approves components of the ERM program. We utilize a Three Lines of Defense model, which is designed to ensure accountability for risk management across FIS. Our employees are our first line of defense, the Company’s Risk, Information Security and Compliance group is our second line of defense and the Company’s Internal Audit group is our third line of defense.

In 2022, FIS continued its engagement with a broad range of ESG stakeholders to listen and gain a deeper understanding of their most important issues.

The Audit Committee also began to provide oversight of the ESG climate metrics that are disclosed in the Company’s annual Global Sustainability Report.

2023    Proxy Statement    14

FIS FRAMEWORK FOR FINANCIAL INCLUSION IS BUILT

ON FOUR STRATEGIC PILLARS

Leveraging our Framework for Financial Inclusion and partnering with policymakers and our clients across the financial ecosystem, we provide solutions supporting efforts to overcome barriers to financial inclusion.

SOLUTIONS	FINANCIAL INVESTMENTS	STRATEGIC PARTNERSHIPS	PHILANTHROPY AND VOLUNTEERISM

incorporating principles of financial inclusion into solution design and developing solutions that help our clients achieve their financial inclusion goals	supporting fintech startups that are innovating to meet the needs of underserved consumers, businesses and markets	partnering with clients, government policy makers and non-governmental organizations to advance financial inclusion goals	working with nonprofit and philanthropic organizations to provide financial tools and educational resources to better support underserved communities

Since 2020, FIS Impact Ventures exceeded its goal of investing $150M in fintech startups, including the $30M goal towards minority-led fintechs.

15 FIS GLOBAL

Our business is managed under the direction and oversight of our Board. The Articles of Incorporation and Bylaws of the Company provide that our Board shall consist of at least five and no more than fifteen directors. Our proposed nominees for election to the Board consist of eleven non-employee directors and one management director. Each member of our Board is elected annually for a one-year term.

If elected by our shareholders, each nominee will hold office for a one-year term expiring at the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until the director’s earlier resignation or removal. Our Board has no reason to believe that any nominee for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve prior to the 2023 Annual Meeting of Shareholders, proxies will be voted for another nominee selected by the Board. Proxies cannot be voted for more than twelve persons. Alternatively, at our Board’s discretion, proxies may be voted for fewer nominees as a result of a director’s inability or unavailability to serve.

The following is biographical information concerning the twelve nominees for election as directors of the Company:

The number of public company boards listed for each nominee does not include their service on the FIS Board.

Nominees for Election as Director

LEE ADREAN Independent Director Director since: 2023 Age: 71 Committee Chair: None Committee Member: Audit Other Current Public Company Boards: None

•   Corporate Vice President and Chief Financial Officer, Equifax, Inc. (2006 – 2014)

•   Executive Vice President and Chief Financial Officer, NDC Health Corporation (2004 – 2006)

•   Executive Vice President and Chief Financial Officer, EarthLink, Inc. (2000 – 2004)

•   Held senior leadership positions at several other public companies in the transaction processing and financial services industries, including First Data Corporation and Providian Corporation

•   Served as a strategy consultant with Bain & Company

Education

•   BA, Accounting, Bucknell University

•   MBA, Harvard Business School

Skills and Qualifications

•   Banking/Financial Services Experience acquired over his extensive career, which included senior leadership roles at First Data, Providian and Equifax

•   Enterprise Risk Management/Information Security and Financial Expertise developed while serving as CFO at numerous public companies, including Equifax, NDC Health and Earthlink; roles in which he was responsible for all financial functions of the company, as well as analyzing the organization’s potential corporate risks and providing strategies to mitigate them

•   Government and Regulatory and Mergers and Acquisitions experience gained during his tenure at Bain & Company and service as a CFO of public companies for several decades

•   Public Company Board Experience obtained while serving on the boards of Worldpay and West Corporation, as well as during his prior service on the FIS Board

•   Mr. Adrean also brings Human Capital Management expertise and experience to the Board

Other Public Company Boards

•   FIS (2019 – 2021)

•   Worldpay, Inc. (2012 – 2019, until acquisition by FIS)

•   West Corporation (2014 – 2017)

2023    Proxy Statement    18

ELLEN R.

ALEMANY

Independent Director

Director since: 2014

Age: 67

Committee Chair:

Corporate

Governance,
Nominating and
Sustainability

Committee Member:

Audit, Executive

Other Current Public

Company Boards: 2

•   Non-Executive Strategic Advisor, First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company (2022 – present)

•   Chairwoman, CEO and President, CIT Group, Inc., and Chairwoman, CEO and President, CIT Bank, N.A., a subsidiary of CIT Group, Inc. (2015 – 2022)

•   Chairwoman and Chief Executive Officer, The Royal Bank of Scotland Citizens Financial Group (2008 – 2013)

•   Chief Executive Officer of Global Transaction Services, Citibank/Citigroup (2006 – 2007), following holding various roles of increasing responsibility over her twenty-year career there

Education

•   BA, University of Bridgeport

•   MBA, Fordham University

Skills and Qualifications

•   Relevant CEO Experience, Human Capital Development, Banking/Financial Services Experience, Government and Regulatory, Global Business Experience, Technology, Enterprise Risk Management/Information Security and Financial Expertise acquired during her more than 30 years of experience in the banking industry, including serving as CEO at CIT and her tenure at Royal Bank of Scotland Citizens Financial Group and Citibank/Citigroup, which resulted in her extensive knowledge of technology, finance, regulatory and compliance matters

•   Public Company Board Experience gained during her service on multiple boards over the past decade, including First Citizens BancShares, CIT Group, Dun & Bradstreet and ADP

•   Ms. Alemany also brings Sustainability and Mergers & Acquisitions expertise and experience to the Board

Other Public Company Boards

•   First Citizens BancShares, Inc. (2022 – present)

•   Dun & Bradstreet, Inc. (2021 – present)

•   CIT Group, Inc. (2014 – 2022)

•   Automatic Data Processing (2012 – 2016)

19 FIS GLOBAL

MARK D. BENJAMIN Independent Director Director since: 2023 Age: 52 Committee Chair: None Committee Member: Compensation Other Current Public Company Boards: 2

•   Chief Executive Officer and a Director, Nuance Communications, Inc. (2018 – present)

•   President and Chief Operating Officer, NCR Corporation (2016 – 2018)

•   Held various leadership roles at Automatic Data Processing, Inc., including President of Global Enterprise Solutions (1992 – 2016)

Education

•   BA, International Finance and Marketing, University of Miami

Skills and Qualifications

•   Relevant CEO Experience gained in his current role as CEO at Nuance Communications

•   Technology Expertise and Experience acquired over his more than 30-year career serving in leadership roles at companies in the technology industry, including ADP, a human resources management software and services company; NCR, an enterprise software, hardware and services company; and Nuance, a software technology company

•   Human Capital Management expertise first developed while President of Global Enterprise Solutions at ADP, where he led a team of 20,000 employees, and honed while in his roles as COO at NCR and currently as CEO of Nuance

•   Public Company Board Experience gained while serving on the board of PTC and Nuance

•   Mr. Benjamin also brings Global Business Experience, Mergers and Acquisitions and Financial Expertise to the Board

Other Public Company Boards

•   PTC Corp. (2021 – present)

•   Nuance Communications, Inc. (2018 – present)

2023    Proxy Statement    20

VIJAY G. D’SILVA

Independent Director

Director Since: 2022

Age: 61

Committee Chair:

None

Committee Member:

Risk and Technology, Corporate Governance,
Nominating and
Sustainability

Other Current Public

Company Boards: None

•   Senior Lecturer & Executive in Residence, Massachusetts Institute of Technology Sloan School of Management (2021 – present)

•   Senior Partner and member of Global Digital and Banking & Securities Practices, McKinsey & Company (“McKinsey”) (1994 – 2022)

•   Held positions at Swiss Bank Corporation (now UBS), Acadian Asset Management, and Digital Equipment Corporation

Education

•   B.Tech, Electrical Engineering, Indian Institute of Technology, Bombay

•   MS, Computer Studies, North Carolina State University

•   MS, Economics, MIT Sloan School of Management

Skills and Qualifications

•   Global Business Experience, Enterprise Risk Management/Information Security, Banking/Financial Services Experience and Financial Expertise acquired while at McKinsey, a management consulting firm, where he gained extensive experience in financial institutions and payments, digital and analytics transformations, talent management, strategy, and risk management through being a member of the Global Digital and Banking & Securities Practices, where he built the Risk Management Practice, Americas Payments Practice, and Sales & Marketing practice for Financial Institutions, and was founder of the McKinsey Talent Network

•   Technology experience gained at McKinsey, where he built Advanced Analytics to transform how institutions and services operate and drove McKinsey’s partnering efforts with cloud providers to strategically, operationally, and technically redesign operating models in different sectors and geographies

•   Mr. D’Silva also brings Mergers and Acquisitions and Government and Regulatory experience and expertise to the Board

21 FIS GLOBAL

STEPHANIE L. FERRIS Chief Executive Officer and President Director since: 2022 Age: 49 Committee Chair: None Committee Member: Executive Other Current Public Company Boards: None

•   Chief Executive Officer (December 2022 – present), President (February 2022 – present), Corporate Executive Vice President and Chief Administrative Officer (2021 – 2022), Corporate Executive Vice President and Chief Operating Officer (2019 – 2020), FIS

•   Chief Financial Officer (2016 – 2019), Deputy Chief Financial Officer (2015 – 2016), General Manager, Merchant Bank and Head of Relationship Management, Financial Institution Services (2013 – 2015), Head of Financial Planning and Analysis (2010 – 2013), Worldpay

•   Worked in public accounting at PricewaterhouseCoopers (“PwC”) (1995 - 2001)

Education

•   BA, Accounting, Miami University

Skills and Qualifications

•   Global Business Experience, Technology and Banking/Financial Services Experience acquired over her more than 20-year career in the fintech industry, with a focus in corporate finance, payments and banking

•   Mergers and Acquisitions Expertise and Experience gained while serving as CFO, Payments Processing, of Fifth Third Bancorp, which spun out and became Vantiv, which in turn acquired Worldpay Group plc, where she was CFO when it was acquired by FIS

•   Relevant CEO Experience being acquired in her current role leading FIS

•   Enterprise Risk Management/Information Security, Government and Regulatory and Financial Expertise obtained while serving in the role of CFO at Fifth Third Bancorp, Vanitiv, and Worldpay

•   Ms. Ferris also brings Sustainability, Human Capital Management and Public Company Board Experience to the Board

Other Public Company Boards

•   Lululemon Athletica Inc. (2019 – 2022)

2023    Proxy Statement    22

JEFFREY A. GOLDSTEIN

Independent Chairman

Director since: 2020

Age: 67

Committee Chair:

Executive

Committee Member:

Compensation, Corporate Governance, Nominating and Sustainability

Other Current Public

Company Boards: 1

•   Senior Advisor, Canapi Ventures (2019– present)

•   Advisor Emeritus (2019 – present), Senior Advisor (2016 – 2019), Managing Director (2011 – 2016 and 2004 – 2009), Hellman & Friedman

•   Chief Executive Officer, SpringHarbor Financial Group LLC (2016 – 2018)

•   Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury (2009 – 2011)

•   Managing Director (1999 – 2004), Chief Financial Officer (2003 – 2004), World Bank

•   Co-Chairman, BT Wolfensohn and partner at predecessor organizations (1984 – 1999) and a member of the Bankers Trust Company Management Committee (1996 – 1999)

Education

•   BA, Economics, Vassar College

•   MA, M.Phil, PhD, Economics, Yale University

Skills and Qualifications

•   Global Business Experience, Mergers and Acquisitions, Banking/Financial Services Experience, Enterprise Risk Management/Information Security and Financial Expertise acquired over his almost 40-year career in the banking and financial services industries, during which time he served as a financial adviser to banks and other financial institutions and industrial corporations in Asia, Australia, Europe, Latin America and North America while with BT Wolfensohn, oversaw the World Bank’s work with its client countries in strengthening financial and capital market systems and the Bank’s financial operations while serving as its Managing Director and CFO, advised on policies and regulations while serving as Under Secretary of the Treasury, analyzed and advised on investments while with the private equity firm Hellman & Friedman, and currently advises Canapi, a fintech venture capital firm

•   Government and Regulatory Expertise obtained while serving as Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury, where he advised on policy issues related to the U.S. banking and financial systems, regulatory reform, and financial stability

•   Public Company Board Experience gained while serving on the boards of numerous public companies, including Bank of New York Mellon, LPL Financial, Arch Capital and Westfield Corporation

•   Mr. Goldstein also brings Human Capital Management expertise and experience to the Board

Other Public Company Boards

•   Bank of New York Mellon (2014 – present)

•   Westfield Corporation (2016 – 2018)

•   LPL Financial (2005 – 2009, 2011 – 2013)

•   Arch Capital (2006 – 2007)

23 FIS GLOBAL

LISA A. HOOK Independent Director Director since: 2019 Age: 65 Committee Chair: Risk and Technology Committee Member: Audit, Executive Other Current Public Company Boards: 3

•   President and Chief Executive Officer (2010 – 2018), Chief Operating Officer (2008 – 2010), NeuStar, Inc.

•   President and Chief Executive Officer, Sunrocket, Inc. (2006 – 2007)

•   Held several executive-level posts including President, AOL Anywhere and President, Broadband, Premium and Developer Services, America Online, Inc. (2001 – 2004)

•   Served in executive and special advisory roles, Time Warner, Inc. (1989 – 1995)

•   Legal Advisor to the Chairman, Federal Communications Commission (“FCC”) (1987 – 1989)

•   Senior Attorney, Viacom International, Inc. (1985 – 1987)

Education

•   BA, Public Policy, Duke University

•   JD, Dickinson School of Law at Pennsylvania State University

Skills and Qualifications

•   Relevant CEO Experience, Human Capital Management, Technology, Enterprise Risk Management/Information Security and Global Business Experience acquired over her extensive career leading global technology companies such as NeuStar, an information services and data analytics provider; Sunrocket, a voice over IP service provider; and America Online (now known as AOL), a web services company

•   Government and Regulatory Expertise honed as Advisor to the Chairman of the FCC and further developed as COO of Time Warner Communications, where she oversaw the company’s policy efforts with regards to new wireless licensing and FCC auctions

•   Public Company Board Experience gained while serving on boards of numerous public companies such as Philip Morris, Nokia, Ritchie Bros. Auctioneers, Unisys and Worldpay

•   Ms. Hook also brings Mergers and Acquisitions, Sustainability and Financial Expertise to the Board

Other Public Company Boards

•   Philip Morris International Inc. (2018 – present)

•   Nokia Corporation (2022 – present)

•   Ritchie Bros. Auctioneers Incorporated (2021 – present)

•   Partners Group Holdings (2020 – 2021)

•   Unisys Corporation (2019 – 2021)

•   Worldpay, Inc. (2015 – 2019, until its acquisition by FIS)

•   NeuStar, Inc. (2010 – 2019)

2023    Proxy Statement    24

KENNETH T. LAMNECK Independent Director Director since: 2022 Age: 68 Committee Chair: None Committee Member: Audit, Compensation Other Current Public Company Boards: 1

•   Executive Vice President (2022 – present), President and Chief Executive Officer (2010 – 2021), Insight Enterprises, Inc.

•   President, the Americas, Tech Data Corporation (2004 –2009)

•   Held several executive management positions at Arrow Electronics Inc. (1988 – 2004)

•   Following five years of service in the United States Army, began his civilian career at IBM as an engineer

Education

•   BS, United States Military Academy at West Point

•   MBA, University of Texas at El Paso

Skills and Qualifications

•   Relevant CEO Experience, Human Capital Management, Technology, Enterprise Risk Management/Information Security, and Global Business Experience acquired as Chief Executive Officer of Insight Enterprises, Inc., a global technology provider, and as a former executive of several technology companies, including Tech Data, a wholesale distributor of technology products, and Arrow Electronics

•   Public Company Board Experience gained while serving on the boards of Benchmark Electronics and Insight Enterprises

•   Mr. Lamneck also brings Mergers and Acquisitions, Sustainability and Financial Expertise to the Board

Other Public Company Boards

•   Benchmark Electronics, Inc. (2013 – present)

•   Insight Enterprises, Inc. (2010 – 2021)

25 FIS GLOBAL

GARY L. LAUER

Independent Director

Director since: 2019

Age: 70

Committee Chair:

Compensation

Committee Member:

Corporate Governance, Nominating and Sustainability, Executive

Other Current Public

Company Boards: None

•   Executive Director and a Co-founder, Eminent Series Group (2017 – present)

•   University of Southern California Board of Leaders (2009 – present)

•   Chairman and Chief Executive Officer, eHealth, Inc. (1999 – 2016)

•   Chairman and Chief Executive Officer, MetaCreations Corporation (1998 – 1999)

•   Held senior executive positions, including Executive Vice President and President, World Trade Corp, Silicon Graphics, Inc. (1987 – 1997)

•   Began his career at IBM

Education

•   BS, University of Southern California

Skills and Qualifications

•   Relevant CEO Experience, Global Business Experience, Human Capital Management and Government and Regulatory Expertise gained as the Chief Executive Officer and Chairman of eHealth for more than sixteen years

•   Technology Experience and Expertise developed as a former senior executive of several technology companies including MetaCreations and Silicon Graphics, where he was part of the senior executive team that helped build it into a leading computing manufacturer

•   Public Company Board Experience gained while serving on the board of Worldpay and eHealth

•   Mr. Lauer also brings Mergers and Acquisitions and Financial Expertise to the Board

Other Public Company Boards

•   Worldpay, Inc. (2012 – 2019, until its acquisition by FIS)

•   eHealth, Inc. (1999 – 2016)

2023    Proxy Statement    26

LOUISE M. PARENT

Independent Director

Director since: 2017

Age: 72

Committee Chair:

None

Committee Member:

Audit, Corporate Governance, Nominating and Sustainability

Other Current Public

Company Boards: 1

•   Of Counsel, Cleary Gottlieb Steen & Hamilton LLP (2014 – 2021)

•   Executive Vice President and General Counsel, American Express Company (1993 – 2013); also served on the Operating Committee and global management team and as a director of American Express Travel Related Services Company, its principal operating subsidiary, and American Express Centurion Bank, a U.S. banking subsidiary

Education

•   BA, Smith College

•   JD, Georgetown University

Skills and Qualifications

•   Banking/Financial Services Experience gained during her over 25 years of experience in the payments and financial services industries, mostly at American Express

•   Government and Regulatory Expertise, Enterprise Risk Management/Information Security and Human Capital Management acquired during her tenure with American Express, where she worked extensively with the Audit, Compensation, and Nomination and Governance committees in her role as General Counsel, which resulted in her deep expertise in legal, compliance and corporate governance matters

•   Global Business Experience and Mergers and Acquisitions gained while General Counsel at American Express, where her responsibilities included leading a number of M&A transactions and overseeing the legal function responsible for executing M&A transactions globally

•   Public Company Board Experience developed serving on other boards such as Zoetis and Deutsche Bank

Other Public Company Boards

•   Zoetis, Inc. (2013 – present)

•   Deutsche Bank AG (2014 – 2018)

27 FIS GLOBAL

BRIAN T. SHEA Independent Director Director since: 2018 Age: 62 Committee Chair: Audit Committee Member: Risk and Technology, Executive Other Current Public Company Boards: 1

•   Vice Chairman and Chief Executive Officer of Investment Services (2014 – 2017), President of Investment Services (2013 – 2014), BNY Mellon

•   Chairman and Chief Executive Officer (2010 – 2013), President and COO (2001 – 2010); held a variety of executive roles starting in 1983, Pershing, LLC, a BNY Mellon company

Education

•   BS, Business Management, St. John’s University

•   MBA, Finance, Pace University

Skills and Qualifications

•   Relevant CEO Experience, Global Business Experience, Banking/Financial Services Experience, Government and Regulatory Expertise, Enterprise Risk Management/ Information Security, Human Capital Management, Technology and Financial Expertise acquired over his more than 30 years of experience in the securities, investment services and banking industries, which included being CEO of Investment Services at BNY Mellon and CEO at Pershing, a member of the Board of Governors of the Financial Industry Regulatory Authority (FINRA), the Board of Depository Trust and Clearing Corporation (DTCC), and the Insured Retirement Institute, chairman of the National Adjudicatory Council of FINRA and chairman Membership Committee of the Securities Industry and Financial Markets Authority, resulting in his development of expertise in global enterprise operations, financial technology, financial regulations, corporate development and corporate governance

•   Mergers and Acquisitions Experience gained while co-leading the sale and integration of Pershing from CSFB to the Bank of New York (now BNY Mellon) and led the Pershing team to quadruple the profitability of the business following the merger

•   Public Company Board Experience obtained while serving on the boards of Ameriprise and Wisdom Tree Investments

•   Mr. Shea also brings experience in Sustainability to the Board

Other Public Company Boards

•   Ameriprise Financial, Inc. (2019 – present)

•   WisdomTree Investments, Inc. (2018 – 2019)

2023    Proxy Statement    28

JAMES B. STALLINGS, JR. Independent Director Director Since: 2013 Age: 67 Committee Chair: None Committee Member: Compensation, Risk and Technology Other Current Public Company Boards: 1

•   Chief Executive Officer and Managing Partner, PS27 Ventures, LLC (2013 – present)

•   Served in a variety of roles, including General Manager of Global Markets, Systems and Technology (2009 – 2013) and General Manager, Enterprise Systems, Systems and Technology Group (2002 – 2009 and 1984 – 1996), IBM Corporation

•   Founder, Chairman and Chief Executive Officer, E House (2000 – 2002)

•   Served as a Captain in the U.S. Marine Corps

•   Trustee of the Folded Flag Foundation, which provides scholarships to descendants of fallen warriors in the U.S. Military

Education

•   BS, U.S. Naval Academy

Skills and Qualifications

•   Banking/Financial Services Experience, Mergers and Acquisitions, Enterprise Risk Management/ Information Security and Financial Expertise obtained in his current role as Chief Executive Officer and Managing Partner of PS27 Ventures, where he has been directly involved in starting dozens of new ventures in FinTech, HealthTech, and SaaS

•   Technology Experience and Expertise acquired over his more than 25 years of experience in the information technology industry, including leadership roles in innovation, such as founding and running E House, a consumer technology company, his extensive career at IBM, and his current role leading PS27 Ventures, a private investment fund focused on technology companies

•   Human Capital Management and Global Business Experience developed over his long career, especially during his role as General Manager of Global Markets at IBM, where he led a 9,000-member sales team spanning 172 countries

•   Public Company Board Experience gained while serving on multiple boards, including UGI Corporation and Cannae Holdings

•   Mr. Stallings also brings experience in Sustainability to the Board

Other Public Company Boards

•   Cannae Holdings, Inc. (2018 – present)

•   UGI Corporation (2015 – 2023)

29 FIS GLOBAL

The FIS Board is diverse, with six of thirteen directors being either gender or ethnically diverse. More broadly, the collective skills, talents, experiences and perspectives of the Board are also diverse. We have executives who have worked in the fields of banking, technology, payments and financial services, among others. We have several current or former CEOs, but also have directors who have had executive responsibilities globally in operations, finance, sales and legal functions. The director tenure on the FIS Board spans from several months to 10 years. This combined experience allows the directors to bring diversity of thought, background and experience to bear on the matters addressed by the Board.

THE COLLECTIVE SKILLS AND EXPERIENCE OF OUR BOARD SUPPORTS THE STRATEGY OF OUR COMPANY.

FIS is a global leader in financial services technology, with a focus on banking and payments, capital markets and merchant solutions. With a deep and broad set of solutions, FIS serves its global client base by providing the software and solutions that advance the way the world pays, banks and invests. The foundation of both the Company’s success and long-term growth strategy includes the following pillars.

Build, Buy, or Partner to Add Solutions to Win New Clients and Cross-sell to Existing Clients. We continue to invest in organic growth through internal software development as well as through acquisitions and equity investments that complement and extend our existing solutions and capabilities, providing us with additional solutions to cross sell to existing clients and to capture the interest of new clients. We also partner from time to time with other entities to provide comprehensive offerings to our clients and prospects.

Support Our Clients Through Innovation. Changing market dynamics, particularly in the areas of digital delivery, information security, and regulation, are transforming the way our clients operate, which is driving incremental demand for our integrated solutions built around our intellectual property. As clients and prospects evaluate technology, business process changes and vendor risks, our depth of service capabilities enable us to become involved earlier in their planning and design process and assist them as they manage these changes.

Drive Efficiency and Scalability. We strive to improve the efficiency of our operations through investments in new technologies, processes and infrastructure modernization. We also leverage a one-to-many operating model to drive high incremental margins on revenue growth, while also providing cost-effective solutions for our clients.

Expand Distribution. Through our global sales force and strategic commercial partnerships, we drive growth through client additions and through the expansion of existing client relationships in support of our clients’ growth ambitions. Our clients across our strategic global markets reach across the size spectrum from large enterprises and financial institutions, including global or multi-national clients, to small businesses and community or regional financial institutions.

Allocate Our Capital and Resources Strategically. As we make decisions with respect to building, buying or partnering to drive innovation in support of our clients, we prioritize the allocation of capital and other resources to the opportunities providing the highest client benefit and growth potential. We also continually review our portfolio of assets and businesses to assess their fit with our strategy and will from time to time decide to wind down or divest businesses or assets to redeploy capital to our areas of strategic focus. We believe that keeping our team and our capital strategically focused benefits our existing clients and our ability to win new clients.

2023    Proxy Statement    30

The collective skills and experience of our director nominees are broad and support each of the pillars of our long-term growth strategy. The following chart summarizes those skills under several criteria critical to the success of FIS. Virtually all of our directors have expertise in these categories; however, we have only indicated those directors in this chart whose experience in each category is deemed to be significant.

Adrean Alemany Benjamin D Silva Ferris Goldstein Hook Lamneck Lauer Parent Shea Stallings Knowledge, Skills, Experience Public Company Board Experience Global Business Experience Mergers and Acquisitions Current or Former Relevant CEO Experience Banking or Financial Services Experience Government and Regulatory Financial Expertise Enterprise Risk Management/Information Security Technology Sustainability Human Capital Management Gender Female Male Racial/Ethnic Diversity Asian Black/African American Hispanic/Latinx Native American or Alaskan Native Native Hawaiian/Pacific Islander White/Caucasian Two or More Races or Ethnicities Board Tenure Years * 9 * 1 * 3 4 1 4 6 5 10

*	Lee Adrean and Mark D. Benjamin were each appointed to the Board of Directors on January 20, 2023. Stephanie L. Ferris was appointed to the Board of Directors on October 18, 2022.

31 FIS GLOBAL

Note:    As previously announced, Jeffrey Stiefler is not standing for re-election in accordance with the Company’s mandatory retirement age policy and will retire from the Board at the end of his term on May 24, 2023. On January 19, 2023, Keith W. Hughes notified the Company of his resignation from the Board. As previously disclosed, Mr. Hughes had been scheduled to retire from the Board and not stand for re-election at the 2023 annual meeting of shareholders in accordance with the Company’s mandatory retirement age policy.

DIRECTOR INDEPENDENCE

Section 303A.02 of the New York Stock Exchange (“NYSE”) Listing Standards, as approved by the Securities and Exchange Commission (the “SEC”), sets the standard by which directors of publicly traded companies listed with the NYSE shall be deemed independent. Pursuant to Section 303A.02, the Board has determined that all current FIS directors, other than Ms. Ferris due to her employment with the Company, are independent.

BOARD OVERSIGHT AND GOVERNANCE

Our Board is responsible for overseeing the business and affairs of our Company. In carrying out this responsibility, the Board oversees the long-term strategy of our Company and advises our senior management to help drive long-term value creation for our shareholders. Our Board is highly engaged and receives regular updates on a wide variety of matters affecting our Company, including, without limitation, CEO and management succession planning, enterprise risk management, the Company’s ESG Program, cybersecurity and crisis management, strategic planning, human capital management and inclusion and diversity, and the annual review of our CEO’s performance.

Our Board met sixteen (16) times in 2022. Each director then in office attended at least 94% of the meetings of the Board and of the Committees of which he or she was a member.

We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2023 annual meeting. In 2022, all of our directors then in office attended the 2022 annual meeting of shareholders.

CEO PERFORMANCE

Our Compensation Committee, including our Independent Chairman, leads an annual evaluation of the CEO’s performance. The evaluation process includes executive sessions of the independent directors to discuss the CEO’s performance and ongoing discussions between our Independent Chairman and the CEO throughout the year.

MANAGEMENT SUCCESSION PLANNING

Our Board oversees the succession plan for our CEO and President, CFO and certain other executive officers, both in an emergency situation and in the ordinary course of business, which includes a review of succession scenarios, planned transitions and timelines and a review of potential candidates. In 2022, the Board participated in multiple meetings dedicated exclusively to management succession planning. In addition, the Board receives periodic updates on the succession plans for our senior management team throughout the year.

2023    Proxy Statement    32

RISK OVERSIGHT

The Board, acting directly and through its committees, is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. Management is responsible for the day-to-day assessment, identification, monitoring and decision-making regarding the risks we face. Our Board and each committee are primarily responsible for risk oversight in the areas described below, with the Risk and Technology Committee providing primary oversight for the Enterprise Risk Management function. Throughout the year, the Board and each committee reviews and discusses specific risk topics, and the Board receives quarterly Enterprise Risk reports regarding the most significant risks facing the Company, including security, financial, legal, operational and strategic risk. These reports include an in-depth analysis of each risk category, including an assessment of the likelihood and magnitude of the risk, the risk trends and forward-looking commentary on potential emerging risks. In addition, each committee of the Board provides periodic reports to the full Board regarding its areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the Company.

The Board is closely monitoring and is actively involved in the risk oversight associated with the financial markets. As one of the leading institutions serving the financial services community, management has a robust Enterprise Risk Management function designed to support our business plans despite the current volatile macroeconomic environment.

Board/committee	Primary areas of risk oversight

BOARD	Risks and exposures associated with our business strategy, financial performance, policy matters, acquisitions and divestitures, succession planning, crisis management and other current matters that may present material risk to our financial performance, plans, prospects or reputation, as well as risks and exposures associated with our operational infrastructure, particularly security and reliability.

AUDIT COMMITTEE	Risks and exposures associated with financial matters, privacy matters, tax, accounting, disclosure, internal control over financial reporting, internal audit, legal and regulatory compliance, compliance with our code of business conduct and ethics, capital availability and liquidity matters.

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY COMMITTEE	Risks and exposures associated with director succession planning, environmental, social and corporate governance, climate risk, overall Board and committee effectiveness and composition and compliance with our Corporate Governance Guidelines.

COMPENSATION COMMITTEE	Risks and exposures associated with retention and succession, executive compensation programs and arrangements and certain broad-based compensation vehicles.

RISK AND TECHNOLOGY COMMITTEE	Risks and exposures associated with the Enterprise Risk Management function, production and competition (including innovation and disruptive technology risk), cybersecurity, information security, technology, business continuity, fraud, operations and infrastructure, brand and reputation risk, geopolitical and country risk, credit risk and regulatory reports or inquiries related to enterprise risks.

33 FIS GLOBAL

On a quarterly basis, our internal team evaluates and defines the Company’s risk exposure using a consistent set of key performance indicators and the prospective trends of those indicators based on the above risk categories (security, financial, legal, operational and strategic risk), as well as conducts a review of the internal and external context of threat frequency. Our assessment is then reported to an internal Executive Risk and Technology Committee, and a subset of the materials provided to the Executive Risk and Technology Committee are presented to the Board’s Risk and Technology Committee. It is our Company practice that the Chairman of the Board attend and actively participate in any meetings of the Risk and Technology Committee, and we believe our Independent Chairman’s experience in the areas of corporate finance, government and financial regulation provides meaningful guidance to the Board in its role of risk oversight. In addition, the Company’s Chief Compliance Officer, who reports to the Company’s Chief Legal and Corporate Affairs Officer, presents quarterly to the Audit Committee on the Company’s compliance activities.

CYBERSECURITY AND INFORMATION SECURITY RISK

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk.

In 2022, the Board participated in an annual cybersecurity risk training exercise, which is led by a leading outside cybersecurity expert. In addition, the Board participated in an annual cybersecurity threat and landscape review and table-top ransomware exercise with its outside advisors, which also included the execution of the Company’s crisis management plan.

The Risk and Technology Committee oversees the Company’s cybersecurity and information security risk programs, as well as management’s actions to identify, assess, mitigate and remediate material cyber risk issues. The Risk and Technology Committee receives regular quarterly reports from the Chief Risk Officer and Chief Information Security Officer on the Company’s cybersecurity and information security programs, and periodic updates throughout the year. The Risk and Technology Committee also meets with third-party advisors and experts, as appropriate, to evaluate the Company’s cybersecurity and information security programs. The Company’s risk environment is re-assessed quarterly or more frequently in the case of potential emerging risks, and any significant emerging risks that are identified are subsequently transitioned and incorporated into the Company’s existing risk assessment program.

FIS undergoes 134 external audits against the SSAE 18 standard (e.g., SOC 1 (Internal Controls over Financial Reporting), SOC 2 (Trust Services Criteria, such as Security, Availability, Processing Integrity, and Confidentiality)). Additionally, we engage external Qualified Security Assessors to perform 97 assessments against the Payment Card Industry Data Security Standards (including PIN Security, Payment Application Data Security Standard, Software Security Framework, Point to Point Encryption, 3DS Security, and Card Production Security). From an ISO standpoint, we are externally certified for the ISO-27001 Information Security Management System standard at 47 global locations, assessed under ISO-31000 for our Risk Management controls, and an ISO-22301 audit is completed annually for our Business Continuity program. We also meet the criteria for UK Cyber Essentials information security requirements and are externally certified at five UK locations.

2023    Proxy Statement    34

DATA PROTECTION & PRIVACY

“Think Secure. Be Secure.” represents the underlying theme of our comprehensive cybersecurity and data protection programs. In general, global attacks on corporate and government information technology systems continue to grow in frequency, complexity and sophistication. Such attacks have become a point of focus for many individuals, businesses and governmental entities. We remain vigilant and focused on making strategic investments in information security to protect our clients and our information systems. We also participate in industry and governmental initiatives to improve information security for our clients.

FIS is committed to being a trusted steward of customer and consumer information, and as such is dedicated to compliance with all applicable data protection and privacy laws wherever we do business. All FIS employees and contractors are required to complete annual Information Security and Privacy Awareness Training, which includes specific education on personal data protection, compliance, and risk management topics.

DIRECTOR CONTINUING EDUCATION

In 2020, the Corporate Governance, Nominating and Sustainability Committee formalized and adopted guidelines to promote director continuing education. These guidelines encourage directors to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance, the industry in which FIS participates, and best practices relevant to their contribution to the Board generally as well as to their responsibilities in their specific committee assignments. Directors share with their fellow Board members on a quarterly basis any insights, observations, or conclusions that may have been derived from relevant director education programs. In addition, the Company provides educational opportunities for directors during regularly scheduled Board meetings and provides access to third-party educational programs. Finally, the Company provides periodic updates to the Board on key governance topics and provides a summary of governance “hot topics” at each quarterly Board meeting.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance, Nominating and Sustainability Committee reviewed and approved our amended and restated Corporate Governance Guidelines in January 2023. Our Corporate Governance Guidelines are intended to provide, along with the charters of the committees of our Board, a framework for the functioning of our Board and its committees and to establish a common set of expectations as to how our Board should perform its functions. The Corporate Governance Guidelines address, among other things, the composition of our Board, the selection of directors, the functioning of our Board, the committees of our Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest.

In January 2023, the Corporate Governance, Nominating and Sustainability Committee revised the Corporate Governance Guidelines to provide that the Board shall appoint an independent member of the Board to serve as Independent Chairman when the roles of Chairman and Chief Executive Officer are not filled by the same person. The Corporate Governance Guidelines were also revised to reflect the appointment of an Independent Chairman and set forth the Independent Chairman’s roles and responsibilities.

35 FIS GLOBAL

To enhance Board refreshment, our Board also approved in 2019 the adoption of a mandatory retirement age of 75 for directors, which is reflected in the Corporate Governance Guidelines.

In January 2021, our Corporate Governance, Nominating and Sustainability Committee approved additional revisions to the Corporate Governance Guidelines to limit director overboarding for those directors who are full-time employees of other companies to no more than one public company board in addition to the Company’s board. In October 2021, in order to further limit overboarding and avoid any potential conflicts, the Board again revised the Corporate Governance Guidelines to require that directors seek approval prior to accepting an offer to serve on another for-profit company board of directors or audit committee, whether public or private The Corporate Governance, Nominating and Sustainability Committee has determined that all directors currently serving on the Board are fully compliant with the overboarding provisions of the Corporate Governance Guidelines, and are able to dedicate the requisite time to their Board responsibilities.

The Corporate Governance Guidelines also provide that a majority of the members of our Board must be independent directors who our Board has determined have no material relationship with us and who otherwise meet the independence criteria established by the NYSE, and any other applicable independence standards. The Corporate Governance, Nominating and Sustainability Committee reviews these guidelines and other aspects of our governance at least annually.

A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” on page 125.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board adopted an amended and restated Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all our directors, officers and employees. The purpose of the Code of Conduct is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Any waiver or amendment to the Code of Conduct with respect to the CEO, any Executive Officer or any Senior Financial Officer must be approved by the Audit Committee of the Board and will be promptly disclosed to the extent required under applicable law, rule or regulation.

The Board, through the Corporate Governance, Nominating and Sustainability Committee, adopted a Code of Business Conduct and Ethics for Directors (“Director Code of Conduct”). This Director Code of Conduct provides guidelines for the Directors in performing their functions on the Board, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Our Directors review and certify compliance with this Director Code of Conduct annually.

The Code of Conduct and the Director Code of Conduct are available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy of the Code of Conduct or the Director Code of Conduct by writing to the Corporate Secretary at the address set forth under “Available Information” on page 125.

2023    Proxy Statement    36

THE COMPANY, THE BOARD OF DIRECTORS, OR ONE OF THE COMMITTEES OF THE BOARD HAVE TAKEN THE FOLLOWING GOVERNANCE ACTIONS:

2023 governance actions:

•	Appointed two new independent Directors to the Board;

•	Amended the Corporate Governance Guidelines to reflect the prior appointment of an Independent Chairman and set forth the Independent Chairman’s duties, roles and responsibilities; and

•	Revised the Company’s Policy on Insider Trading to conform to amendments to SEC Rule 10b5-1.

2022 governance actions:

•	Implemented an Independent Board Chairman structure which separated the roles of Chairman of the Board and Chief Executive Officer;

•	As part of our continued Board refreshment, appointed three new Directors who are currently serving on the Board;

•	Refreshed committee chair and membership assignments;

•

Adopted the FIS 2022 Omnibus Incentive Plan, which superseded and replaced the FIS 2008 Omnibus Incentive Plan (and continues to include the double-trigger change-in-control acceleration provision described below);

•	Formalized a Director Code of Business Conduct and Ethics which requires annual certification of compliance;

•	Engaged KPMG to provide a limited assurance review of ESG metrics;

•	Published the Company’s Third Global Sustainability Report; and

•	Updated the Company’s Policy on Insider Trading to shorten the quarterly trading windows during which restricted insiders may trade in FIS securities.

2021 governance actions:

•

Amended the FIS 2008 Omnibus Incentive Plan to adopt a double trigger change-in-control acceleration provision for new equity awards made in 2021 and beyond that are assumed or replaced with a substantially equivalent award in connection with a change-in-control, instead of single trigger accelerated vesting;

•	Amended the Corporate Governance Guidelines:

•

In order to limit overboarding and avoid any potential conflicts of interest, require directors to seek approval from the Chairman of the Board and the Chair of the Corporate Governance, Nominating and Sustainability Committee prior to accepting an offer to serve on another for-profit company board of directors or audit committee, whether public or private;

•	To further expand the duties of the Lead Independent Director;

•	Amended the Corporate Governance, Nominating and Sustainability Committee charter to:

•	Add “Sustainability” to the name of the committee to emphasize the Company’s commitment to sustainability;

•	Further expand oversight responsibilities regarding the Company’s environmental, social and governance program;

•	With oversight by the Corporate Governance, Nominating and Sustainability Committee, formalized the shareholder engagement process as an annual program;

37 FIS GLOBAL

•	Formalized a continuing director education program;

•	Published the Company’s Second Global Sustainability Report;

•	Updated and refined the annual Board and committee assessment process; and

•	Revised the executive officer stock ownership guidelines to provide more stringent stock ownership and stock holding requirements.

Prior governance actions:

•	Revised the Executive Committee Charter to include emergency governance provisions in the event of an acute emergency;

•	Amended the Corporate Governance Guidelines to adopt a mandatory retirement age of 75 to enhance Board refreshment;

•	Amended our Articles of Incorporation to eliminate all supermajority voting requirements and to provide for the annual election of all directors;

•

Amended our Bylaws to create a Proxy Access right for shareholders and to revise the method of voting for the election of directors from a plurality of votes cast to a majority of votes cast at any meeting for the election of directors;

•	Adopted a Majority Voting Policy with director resignation for directors who fail to receive a majority of the votes cast in an election of directors that is not a contested election;

•	Increased the ratio of performance-based compensation to total compensation; and

•

Required that any dividends or dividend equivalents on restricted stock, RSUs and other awards, including performance-based awards, be subject to the same underlying vesting requirements applicable to the awards— that is, no payment of dividends or dividend equivalents unless and until the award vests.

BOARD REFRESHMENT

The Corporate Governance, Nominating and Sustainability Committee oversees and plans for director succession and refreshment to maintain a diversity of thought, background and experience that supports the Company’s long-term strategy. Through our succession and refreshment plans, the Corporate Governance, Nominating and Sustainability Committee has an ongoing opportunity to:

•	Evaluate the depth and diversity of experience of our Board;

•	Expand and replace key skills and experience that support our long-term strategy;

•	Continue to seek Board diversity; and

•	Maintain a balanced mix of director tenures.

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OUR BOARD AND COMMITTEE EVALUATION PROCESS

The Corporate Governance, Nominating and Sustainability Committee oversees the annual evaluation of the Board and of each committee. In 2022, the annual written evaluation was facilitated by an outside consultant with significant corporate governance experience. In this process, each director completed a tailored self-evaluation form, providing anonymous input regarding the leadership, performance and effectiveness of the Board and each committee on which the director serves, as further described below. The Chairman of the Board and the chair of each committee received the results of the annual written evaluation. Each committee chair reviewed that committee’s results with that committee.

In addition, the Chair of the Corporate Governance, Nominating and Sustainability Committee interviewed each director to discuss the leadership, performance and effectiveness of the Board and each committee on which the director serves and gathered suggestions for improving the Board’s effectiveness. The Chair of the Corporate Governance, Nominating and Sustainability Committee reviewed and discussed the results and feedback from both the Board and committee written evaluation forms and interviews with each director. This process has been successful in evaluating the effectiveness of our Board and committees and identifying areas to improve our Board.

In addition, the Corporate Governance, Nominating and Sustainability Committee periodically assesses the collective skills and experiences of our Board, comparing a Board skills matrix to the Company’s long-term strategy and the anticipated tenure of each director to identify potential areas of need on the Board in both the short term and long term. The product of this assessment in 2022 can be found under Shareholder Proposal No. 1 in this Proxy Statement. The committee makes recommendations to our Board regarding its size, composition and structure based on this assessment. In determining whether to nominate an incumbent director for re-election, the Corporate Governance, Nominating and Sustainability Committee evaluates each incumbent director and director candidate in light of the committee’s assessment of the talents, skills and other characteristics needed to enhance the effectiveness of the Board. This process is both annual and continuous, with the Independent Chairman of the Board and the Chair of the Corporate Governance, Nominating and Sustainability Committee addressing concerns, as they may arise, with regard to director performance or capacity.

Separately, the Chair of the Corporate Governance, Nominating and Sustainability Committee, the Independent Chairman, Chief Legal Officer, and Corporate Secretary each routinely communicate with our Board members and receive current feedback regarding Board and committee effectiveness. This continuous feedback, along with the evaluation process and assessment discussed above, helps ensure the continued effectiveness of the Board.

SEARCHES FOR DIRECTOR CANDIDATES

The Corporate Governance, Nominating and Sustainability Committee develops and recommends to the Board criteria for the selection of qualified directors. When a need for a new director to fill a new Board seat or vacancy arises, the Corporate Governance, Nominating and Sustainability Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including engaging director search firms or considering candidates recommended by shareholders, as described below. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by all of the Committee members, other members of the Board and select members of executive management. In addition, a background and reference check is conducted. The Committee makes a recommendation to our Board based on its review, the results of interviews with the candidate and all other available

39 FIS GLOBAL

information. The Board makes the final decision on whether to invite the candidate to join our Board, with such invitation being extended by the Independent Chairman of the Board.

Lee Adrean and Mark Benjamin, who are both standing for election at the 2023 Annual Meeting of Shareholders, were identified as candidates to join the Board by non-management directors and shareholders.

BOARD DIVERSITY

The Corporate Governance, Nominating and Sustainability Committee periodically reviews the skills and experiences of our current Board to determine whether the addition of directors with particular experience and skills would make our Board more effective. In conducting its evaluation of potential Board candidates, the Committee and the Board consider many factors, with no single factor being determinative or required. Rather, the Committee and the Board weigh all relevant factors to determine whether the candidate will effectively interact with and contribute to the Board in a collaborative and collegial manner. Specific qualifications considered include: professional and work history; educational background and degrees earned; financial acumen and qualifications as a “financial expert” under the SEC standards; scope of business experience, including size and complexity of organizations run by the candidate, P&L responsibility and international business experience; breadth of experience in the financial technology, financial services, or related industries; Board diversity; ability to satisfy NYSE independence standards; and availability and willingness to commit the necessary time to Board service. In addition, the Committee will look for candidates who have demonstrated throughout their careers the highest personal and professional ethics, integrity, and values. Candidates must possess the experience and perspective to interact effectively with the Board on any number of commercial, financial, or strategic matters. Moreover, these candidates should demonstrate an ability to do all of this with a consultative and engaging approach that encourages active listening and constructive dialogue.

The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. The Board is committed to actively seeking out highly qualified women and underrepresented minority candidates for each search the Board undertakes. In identifying, evaluating and recommending director nominee candidates, the Corporate Governance, Nominating and Sustainability Committee will consider diversity of gender and ethnicity within the Board, the criteria set forth above, and such other factors as the Committee deems appropriate. The Board makes the importance of gender and underrepresented minority candidates known to any recruiting firm it engages.

MANDATORY RETIREMENT AGE POLICY

To enhance Board refreshment, in 2019 our Board approved the adoption of a mandatory retirement age of 75 for directors, which is reflected in the Corporate Governance Guidelines.

Mr. Hughes and Mr. Stiefler reached the mandatory retirement age following the 2021 annual meeting of shareholders, which means that they might not have stood for re-election at the 2022 annual meeting of shareholders. However, due to the continuing impact and challenges of the COVID-19 pandemic and the low average tenure of the other directors on our Board, the Board granted a one-time, one-year exception to the mandatory retirement age requirement for Mr. Hughes and Mr. Stiefler, which allowed them to stand for re-election at the 2022 annual meeting of shareholders. Mr. Hughes

2023    Proxy Statement    40

voluntarily retired from the Board on January 19, 2023, and Mr. Stiefler will retire from the Board as of the annual meeting of shareholders in 2023.

In July 2022, Mr. Hughes and Mr. Stiefler stepped down from their respective roles of Chair of the Compensation Committee and Lead Independent Director.

SHAREHOLDER RECOMMENDATIONS FOR BOARD MEMBERSHIP

The Board of Directors has adopted a policy with respect to the consideration of director candidates recommended by shareholders. A candidate submission from a shareholder will be considered at any time if the following information is submitted to the Corporate Secretary of the Company:

•	The recommending shareholder’s name and address, together with the number of shares, length of period held and proof of ownership;

•	Name, age and address of candidate;

•	Detailed resume of candidate, including education, occupation, employment and other current commitments;

•	Description of arrangements or understandings between the recommending shareholder and the candidate;

•	Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications articulated by the Board;

•	A signed statement from the candidate, confirming willingness to serve and lack of conflict of interest with the Company; and

•

If the recommending shareholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination.

The Corporate Secretary will promptly forward complying nominee recommendation submissions to the Chair of the Corporate Governance, Nominating and Sustainability Committee. The Corporate Governance, Nominating and Sustainability Committee will apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources.

In addition, nominations of individuals for election to our Board at any meeting of shareholders at which directors are to be elected may be made by any of our shareholders entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 1.12 or Section 2.12 of our Bylaws. Section 2.12, adopted by our Board in January 2017, sets the Proxy Access rights of our shareholders. It provides that a shareholder, or a group of up to twenty (20) shareholders, who have held at least 3% of the total outstanding shares of the Company continuously for three years or more may nominate and include in our proxy materials up to the greater of two (2) directors or twenty percent (20%) of the current Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Section 2.12. For information regarding the deadlines for submitting nomination notices pursuant to Section 1.12 or Section 2.12 of our Bylaws, see “Shareholder Nominations for Board Membership and Other Proposals” on page 124 of this proxy statement.

41 FIS GLOBAL

BOARD LEADERSHIP STRUCTURE

Effective December 16, 2022, the Board determined to implement an independent Board Chair structure and appointed Jeffrey A. Goldstein, formerly the Lead Independent Director, to serve as Independent Chairman. Ms. Ferris is our Chief Executive Officer and President.

While evaluating our leadership structure, the Board considered appointing an Executive Chairman of the Board as well as other alternatives. However, the Board ultimately determined that having separate individuals serve in the roles of Independent Chairman of the Board and of Chief Executive Officer is in the best interests of the Company and its shareholders at this time. The Independent Board Chair structure allows Mr. Goldstein to provide independent Board leadership and oversight to the Board to define its structure, membership and activities in the fulfillment of its responsibilities. In addition, the structure allows Mr. Goldstein to represent the Board in communications with, and act as a point of contact for, the Company’s shareholders. As our CEO, Ms. Ferris is responsible for setting the Company’s strategic direction and day-to-day leadership and performance of our Company, but the Independent Chairman may recommend that the Board review and consider certain matters, as needed. We believe this structure will assist in ensuring that the Board makes objective decisions and establishes a balance between the interests of management and the Company’s shareholders and other stakeholders. The Board periodically reviews its leadership structure and its appropriateness given the needs of the Board and the Company at such time.

The Board has developed a robust set of responsibilities for the Independent Chairman, including:

•	Chairing all regular and special meetings, and executive sessions of the Board;

•	Providing leadership and direction to the Board as to how the Board operates;

•

In coordination with the Chief Executive Officer and, as appropriate, the committee chairs, scheduling Board and committee meetings and executive sessions, developing and approving agendas, and defining the scope and timeliness of information provided to the Board;

•	Coordinating feedback to the Chief Executive Officer regarding issues discussed in executive sessions;

•	Facilitating communications between directors, committee chairs, the Chief Executive Officer and other senior management;

•	Providing advice and counsel to the Chief Executive Officer and other senior management;

•	Acting as a spokesperson for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management;

•	Assisting the Corporate Governance, Nominating and Sustainability Committee in the nomination of new Board members;

•	Assisting the Compensation Committee with the annual performance evaluation of the Chief Executive Officer;

•	Serving as the Chair of the Executive Committee of the Board; and

•	Presiding at all annual and special meetings of shareholders.

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DIRECTOR INDEPENDENCE

On January 26, 2023, the Board determined that the then-current non-employee members of the Board (Lee Adrean, Ellen R. Alemany, Mark D. Benjamin, Vijay G. D’Silva, Jeffrey A. Goldstein, Lisa A. Hook, Kenneth T. Lamneck, Gary L. Lauer, Louise M. Parent, Brian T. Shea, James B. Stallings, Jr., and Jeffrey E. Stiefler) are independent under the criteria established by the NYSE and our Corporate Governance Guidelines. In addition, Keith W. Hughes and Mark A. Ernst, who each served as a director for all or part of 2022, were deemed independent. Our former Chief Executive Officer, Gary A. Norcross, who also served on the Board in 2022, was deemed not independent.

In addition to the Board-level standards for director independence, each member of the Audit Committee and each member of the Compensation Committee meets the heightened independence standards required for such committee members under the NYSE’s listing standards.

COMMITTEES OF THE BOARD

The charters of all committees are available on the Investor Relations page of our website at www.fisglobal.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” on page 125.

43 FIS GLOBAL

COMMITTEE COMPOSITION (AS OF MARCH 31, 2023)

NAME	AUDIT	COMPENSATION	CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY	RISK AND TECHNOLOGY	EXECUTIVE

Lee Adrean*	Member

Ellen R. Alemany	Member		Chair		Member

Mark D. Benjamin*		Member

Vijay D’Silva*			Member	Member

Stephanie L. Ferris					Member

Jeffrey A. Goldstein (Independent Chairman)		Member	Member		Chair

Lisa A. Hook	Member			Chair	Member

Kenneth T. Lamneck*	Member	Member

Gary L. Lauer		Chair	Member		Member

Louise M. Parent	Member		Member

Brian T. Shea	Chair			Member	Member

James B. Stallings, Jr.		Member		Member

Jeffrey E. Stiefler		Member	Member

Number of Meetings in Fiscal 2022	9	6	6	4	0

* On January 20, 2023, Mr. Adrean was appointed to the Audit Committee and Mr. Benjamin was appointed to the Compensation Committee. On January 26, 2023, Mr. D’Silva was appointed to the Corporate Governance, Nominating and Sustainability Committee, and Mr. Lamneck was appointed to the Compensation Committee.

AUDIT COMMITTEE

AUDIT

Chair	Members (As of March 31, 2023)	2022 Meetings	2022 Attendance

Brian T. Shea	Lee Adrean* Ellen R. Alemany Lisa A. Hook Kenneth T. Lamneck Louise M. Parent	9	100%

* Mr. Adrean was appointed to the Audit Committee on January 20, 2023.

The Board has determined that each of the Audit Committee members is financially literate and independent as required by the rules of the SEC and the NYSE, and that each member, other than Ms. Parent, is an Audit Committee Financial Expert, as defined by the rules of the SEC.

The primary functions of the Audit Committee, as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com) are:

•

The appointment, retention, compensation, and oversight of the work of the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or permitted related work;

2023    Proxy Statement    44

•	Reviewing the annual audited financial statements, the quarterly financial statements, and any internal control matters requiring attention, before the filing of the Company’s Form 10-K and Form 10-Q;

•	Reviewing significant accounting policies and practices;

•	Oversight of the internal audit function, including audit plans, audit results, organization, responsibilities, budgets and staffing;

•

Reviewing the quality, adequacy and effectiveness of the Company’s internal controls over financial reporting and any significant deficiencies or material weaknesses in internal controls over financial reporting;

•	Oversight of the Company’s compliance with legal, tax and regulatory requirements and the associated legal and compliance risks;

•	Reviewing any legal matters that may have a material impact on the Company;

•

Ensuring that management has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law, whether through the Company’s help line or otherwise; and

•

Reviewing requests for and determining whether to grant or deny waivers of the Company’s Code of Business Conduct and Ethics applicable to senior financial and executive officers, monitoring the Company’s activities to enforce compliance with the Code of Business Conduct and Ethics, and approving all transactions to which the Company is a party and in which any director and/or executive officer has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company).

COMPENSATION COMMITTEE

COMPENSATION

Chair	Members (As of March 31, 2023)	2022 Meetings	2022 Attendance

Gary L. Lauer	Mark D. Benjamin* Jeffrey A. Goldstein Kenneth T. Lamneck* James B. Stallings, Jr. Jeffrey E. Stiefler	6	100%

* Mr. Benjamin was appointed to the Compensation Committee on January 20, 2023. Mr. Lamneck was appointed to the Compensation Committee on January 26, 2023. Mr. Stiefler is not standing for re-election in accordance with the Company’s mandatory retirement age policy and will retire from the Board at the end of his term on May 24, 2023.

The Board has determined that each of the Compensation Committee members is independent under the heightened independence standards required by the NYSE for Compensation Committee members.

The primary functions of the Compensation Committee, as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com) are:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on such evaluation;

45 FIS GLOBAL

•	Setting salaries and approving employment agreements, equity and incentive compensation awards and compensation policies for all executive officers;

•	Reviewing equity compensation awards made to executives by the CEO pursuant to a delegation of authority by the Board of Directors;

•	Approving any new or revised compensation and benefit plans applicable to executive officers;

•	Establishing and monitoring compliance with any stock ownership and holding guidelines of the Company that are applicable to executive officers or directors;

•

Reviewing the Company’s incentive compensation practices, policies and programs for executive officers and other employees to determine whether such practices, policies and programs create undesired or unintentional risks and whether any such risks are reasonably likely to have a material adverse effect on the Company;

•

Recommending action to the Board to create, authorize, approve, amend and/or terminate any new or existing compensation and benefit plans that apply to the non-employee members of the Board of Directors; and

•	Reviewing and approving on an annual basis the Compensation Discussion and Analysis sections for inclusion in the Company’s Annual Proxy Statement.

For more information regarding the responsibilities of the Compensation Committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis” beginning on page 62.

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY COMMITTEE

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY

Chair	Members (As of March 31, 2023)	2022 Meetings	2022 Attendance

Ellen R. Alemany	Vijay D’Silva* Jeffrey A. Goldstein Gary L. Lauer Louise M. Parent Jeffrey E. Stiefler	6	100%

* Mr. D’Silva was appointed to the Corporate Governance, Nominating and Sustainability Committee on January 26, 2023. Mr. Stiefler is not standing for re-election in accordance with the Company’s mandatory retirement age policy and will retire from the Board at the end of his term on May 24, 2023.

The Board has determined that each of the Corporate Governance, Nominating and Sustainability Committee members is independent as required by the NYSE.

The primary functions of the Corporate Governance, Nominating and Sustainability Committee as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com) are:

•	Identify and recommend to the Board qualified individuals to be nominated for election as directors;

•	Advise and assist the Board with respect to corporate governance matters;

2023    Proxy Statement    46

•	Oversee the annual evaluation of the performance of the Board and committees; and

•

Provide oversight with respect to the Company’s environmental, corporate social responsibility and corporate governance and global sustainability programs, including reviewing and evaluating ESG plans and practices, and reviewing the annual global sustainability report.

RISK AND TECHNOLOGY COMMITTEE

RISK AND TECHNOLOGY

Chair	Members (As of March 31, 2023)	2022 Meetings	2022 Attendance

Lisa A. Hook	Vijay D’Silva Brian T. Shea James B. Stallings, Jr.	4	100%

While the Board is ultimately responsible for risk oversight at our Company, our Board has delegated oversight of the Company’s risk management process to the Risk and Technology Committee. Its role in the Company’s risk oversight process includes overseeing the activities of the Company’s Executive Risk and Technology Committee (“ERTC”) and enterprise risk management program. The Company established a Risk, Information Security and Compliance (“RISC”) management group that is responsible for ensuring that all aspects of the enterprise risk management program are implemented. This group provides periodic reporting of the enterprise risk management program, its assessment activities and emerging risks to the ERTC and the Risk and Technology Committee and, in the case of the Company’s Compliance and Ethics programs, to the Audit Committee of the Board. The RISC group is responsible for ensuring the development and deployment of the Company’s risk management program infrastructure, coordinating and conducting risk assessments, prioritizing and reporting risks, developing risk mitigation strategies, and tracking and managing risk mitigation initiatives. The ERTC is responsible for validating and assessing the overall effectiveness of the risk management program and activities performed by senior management to mitigate specific risks. In its oversight role, the Risk and Technology Committee verifies the risk management strategy deployed by the RISC group and the ERTC and reviews and approves the Company’s identified top risks and risk management plan. The Risk and Technology Committee receives periodic risk management effectiveness reporting from management, as well as updates on program changes and emerging risks.

The primary functions of the Risk and Technology Committee as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com), are:

•	Overseeing executive management’s deployment of an Enterprise Risk framework and its risk measurement methodologies, and reviewing the results of risk management reviews and assessments;

•

Reviewing the Company’s policies, procedures and standards for identifying and managing Enterprise Risks and the Company’s compliance with, and performance against, those policies, procedures and standards;

•	Reviewing any material regulatory reports or inquiries of the Company related to the Enterprise Risks and remediation plans related to such Enterprise Risks;

•	Reviewing and overseeing the Company’s data security risk strategy and data security risk policies and controls; and

•	Conducting periodic assessments of the state of the Company’s management culture.

47 FIS GLOBAL

EXECUTIVE COMMITTEE

EXECUTIVE

Chair	Members (As of March 31, 2023)	2022 Meetings	2022 Attendance

Jeffrey A. Goldstein	Ellen R. Alemany Stephanie L. Ferris Lisa A. Hook Gary L. Lauer Brian T. Shea	0	Not applicable

The primary function of the Executive Committee, as identified in its charter, is to act on behalf of the full Board between regularly scheduled Board meetings, or during times of an acute emergency, when time is of the essence. The Executive Committee may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required or where authority is specifically limited by the Board.

In response to the coronavirus or COVID-19 pandemic, in March 2020 the Board revised the Executive Committee Charter to provide for emergency governance provisions regarding notice and quorum requirements in the event of an acute emergency (i.e., any catastrophic event, including, but not limited to an emergency, disaster or pandemic).

SHAREHOLDER AND OTHER STAKEHOLDER ENGAGEMENT

We are committed to ongoing engagement with our shareholders and other stakeholders at least once per year. We believe that our engagement allows executive management and the Board the opportunity to understand the concerns of our shareholders and other stakeholders and make educated and deliberate decisions that are balanced and appropriate for our diverse stakeholder base and in the best interests of FIS.

We maintain proactive engagement effort with a wide range of stakeholders, including shareholders, ESG rating firms, proxy advisory firms, fixed income investors, prospective shareholders, rating agencies and thought leaders, among others.

Throughout the year, members of our Investor Relations team, ESG team, executive compensation team, corporate governance team and executive management team regularly engage with our shareholders and other stakeholders to seek their input, to remain well-informed regarding their perspectives and to help increase their understanding of our business. In particular, through this engagement, we discussed topics of interest to our shareholders and other stakeholders, including our performance, strategy, ESG program, executive compensation and corporate governance. We continue to emphasize discussions around our commitment to ESG matters and our efforts to advance sustainability.

Our executive management team and Board regularly consider feedback from our shareholders and other stakeholders and, as deemed appropriate, incorporate this feedback in the design and implementation of our strategy, programs and practices.

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OUR 2022 SHAREHOLDER ENGAGEMENT PROGRAM

The 2022 shareholder engagement campaign marks the fourth year of active shareholder engagement with respect to compensation, ESG and governance matters.

In response to prior shareholder feedback, our Corporate Governance, Nominating and Sustainability Committee requested that management formalize an annual comprehensive shareholder engagement program. The Corporate Governance, Nominating and Sustainability Committee assumed direct oversight responsibility of the shareholder engagement program.

Following our annual meeting, in the fourth quarter of 2022, we conducted a comprehensive shareholder engagement program where we sought meetings with our top 32 shareholders, representing the holders of approximately 75% of our outstanding shares. Our engagement efforts resulted in meetings with 11 of our largest shareholders, representing approximately 34.2% of our outstanding shares, as well as with proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis & Co. (Glass Lewis). We also met with other shareholders during this time period who reached out to us and indicated an interest to engage.

In order to establish a direct dialogue between our shareholders and our Board, Gary L. Lauer, the Chair of our Compensation Committee and a member of our Corporate Governance, Nominating and Sustainability Committee (with oversight of our ESG Program), participated in all of our engagement meetings, along with our Senior Vice President – Investor Relations, Senior Vice President – Corporate Affairs and Chief Sustainability Officer, Senior Vice President – Total Rewards and Senior Vice President – Senior Deputy General Counsel and Corporate Secretary. Following the completion of our shareholder engagement meetings, the feedback was presented to our executive management team and the Board (including the Compensation Committee and Corporate Governance, Nominating and Sustainability Committee) for their review and consideration.

Our goals for the shareholder engagement program included:

•

Obtaining shareholder insight into our ESG program, corporate governance, executive compensation, and other policies and practices, as well as listening to shareholder questions, concerns and priorities;

•	Describing our changes and enhancements to different programs;

•	Discussing current trends in ESG, corporate governance and executive compensation matters with our top shareholders; and

•	Providing insight into our current programs and practices and enhancing communication with our largest shareholders.

During our shareholder engagement meetings, we received constructive shareholder feedback on our ESG, governance and compensation programs. Our executive management team and the Board carefully considered this feedback and considered a number of enhancements to our programs. These enhancements fit well within our overall ESG, executive compensation and governance programs and we believe directly address the feedback we received during our 2022 shareholder engagement meetings. In addition, many of the changes to our ESG, governance and compensation programs implemented over the last several years have been directly informed by views and insights gathered through our prior engagement efforts and our review of current market practices.

49 FIS GLOBAL

Below is a summary of What We Heard and What We Did.

What We Heard	What We Did

Shareholders inquired about our executive compensation programs and if any changes were being considered for 2023, with a particular focus on aligning long-term incentive awards to shareholder value creation. Shareholders also inquired about the compensation plan for the Company’s Chief Executive Officer.

•  In response to shareholder feedback, in February 2023, the Compensation Committee approved changes to the Company’s long-term incentive program and, beginning in 2023, the PSU long-term incentive metric focuses on relative TSR over a single three-year period and the stock options use a premium-pricing model to emphasize absolute stock price growth. Additionally, and in response to shareholder feedback, all PSU shares will vest at the end of a 3-year performance period. As all equity grants vest over a 3-year performance period, and a significant portion of the grants are performance based, the Committee felt that stock compensation was the best vehicle to ensure alignment with our shareholders.

•  Stephanie Ferris was appointed as the Company’s Chief Executive Officer effective December 16, 2022, succeeding Mr. Norcross. Ms. Ferris’ annual base salary for 2023 is $1,000,000, and her annual bonus target is 200% of base salary, with higher or lower amounts payable depending on performance relative to targeted results.

Shareholders inquired about Board refreshment and the skills and experience that may be needed for potential new directors.

•  The Corporate Governance, Nominating and Sustainability Committee develops and recommends to the Board criteria for the selection of qualified directors. In 2022, the Committee refined the director search process to focus on candidates with skills that align to the Company’s long-term corporate strategy as well as areas of current and future anticipated needs most critical to the Board. In response to shareholder feedback, in 2023, the Board appointed two new independent directors to the Board who bring deep financial expertise, M&A and human capital management experience and will provide effective oversight and leadership of the strategic review process.

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What We Heard	What We Did

Shareholders inquired about the Board’s appointment of an Executive Chairman, the anticipated role of Executive Chairman and the compensation arrangement with the Executive Chairman. Shareholders also suggested that the Board should consider appointing an Independent Chairman instead of an Executive Chairman.

•  Following extensive consideration of various alternatives that were based on shareholder feedback, the Board determined to implement an independent Board Chairman structure instead of appointing Mr. Norcross as Executive Chairman.

•  Mr. Norcross departed the Company as Chief Executive Officer, Chairman of the Board and as a member of the Board effective December 16, 2022. In connection with his departure, the Board declined to award an equity grant that was previously considered for Mr. Norcross in connection with his role as Executive Chairman.

•  Ms. Ferris was appointed Chief Executive Officer of the Company and Jeffrey A. Goldstein was appointed Independent Chairman of the Board, both effective December 16, 2022. Ms. Ferris was also appointed to our Board of Directors effective October 18, 2022.

•  The Board believes that having separate individuals serve in the roles of Chairman of the Board and of Chief Executive Officer is in the best interests of the Company and its shareholders at this time.

Shareholders inquired about the Board’s role and view in driving shareholder value creation. Specific areas of focus centered on the Company’s cost structure, capital allocation and stock price performance.

•  In response to input from shareholders regarding shareholder value creation, the Board considered various alternatives before approving an enterprise transformation program with $1.25 billion of expected cash savings by year end 2024 (prior to the effects of the proposed spin-off) and plans for a tax-free spin-off of its Merchant Solutions business.

Shareholders inquired about how the Company is setting its ESG targets, how the Company will achieve its targets, and the Company’s reaction to recent ESG regulations.

•  In response to shareholder feedback, we maintain our commitment to address material ESG topics and plan to report our progress in the fiscal year 2022 Global Sustainability Report.

•  FIS is committed to complying with laws and regulations that may make them subject to the changing landscape around ESG. The Company is closely monitoring ESG regulations and reporting requirements, has developed a compliance strategy and is implementing various programs to address the increase in ESG regulations.

•  In addition, to enhance transparency around the composition of our workforce and in response to shareholder feedback, we disclosed our Consolidated EEO-1 Report on our website after submission to the U.S. Equal Employment Opportunity Commission.

51 FIS GLOBAL

What We Heard	What We Did

Shareholders inquired about the Company’s ESG program, including how the Company will measure its progress towards diversity and inclusion programs and financial inclusion program goals.

•  During the last five years, FIS further committed dedicated financial and staff resources to our inclusion and diversity efforts. This included the appointment of our first full-time Inclusion and Diversity leader and program staff, investments to expand our inclusion networks and further embedding inclusion and diversity initiatives into how the Company operates.

•  During the past year, in an effort to retain and promote our talent for the future, FIS has focused on making sure that employees have opportunities to advance within the Company. Part of our core philosophy is to make FIS a place where people choose to have a long career. We have robust programs in place for managing performance, gathering feedback, developing leaders and tracking retention through all levels of the Company.

•  In March 2021, FIS announced a new student loan repayment program for U.S.-based college graduates who were hired by FIS beginning in 2021. The FIS student loan program, the first of its kind in the financial services industry, is available for college graduates who were hired through the FIS University program. FIS will pay off the principal student loan debt balance for each FIS University joiner beginning after one year of service, with complete principal debt expected to be paid off after 10 years of service for those participants continuing employment with FIS.

•  We have partnered with government policymakers and our clients across financial institutions, capital markets and merchants to support efforts to overcome barriers to financial inclusion, drive further participation in the financial system and work to increase financial literacy.

•  Over the course of 2020 and 2021, FIS helped facilitate the distribution of U.S. Paycheck Protection Program loans to small- and medium-sized businesses. Through our strategic investment group, we also announced plans to invest $150M over the next three years in promising fintech startups. Since 2020, FIS Impact Ventures exceeded its goal of investing $150M in fintech startups, including the $30M goal towards minority-led fintechs. Additionally, we designed the FIS Financial Literacy Program for our clients to help provide financial education.

Shareholders expressed support for continued shareholder engagement with the Company.

•  In response to shareholder feedback, the Corporate Governance, Nominating and Sustainability Committee asked executive management to conduct an annual shareholder engagement program with shareholders, including the Company’s top 30 shareholders, and report the feedback to the Corporate Governance, Nominating and Sustainability Committee and the full Board.

2023    Proxy Statement    52

The Compensation Committee may make additional changes to our executive compensation program from time to time in furtherance of its commitment to provide a compensation program that is competitive, performance based, risk balanced and aligned with the goals of our shareholders.

CONTACTING THE BOARD

Any shareholder or other interested person who desires to contact any member of our Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Information Services, Inc., 347 Riverside Avenue, Jacksonville, Florida 32202. Communications received are distributed by the Corporate Secretary to the appropriate member or members of our Board.

DIRECTOR COMPENSATION

DIRECTOR FEES

As of January 1, 2022, our standard compensatory arrangement with our non-employee directors included the following:

Director fees	Director	Independent Chairman

Annual Board Retainer	$100,000	$130,000

Annual Equity Award	$215,000	$265,000

Annual committee fees	Members	Chair

Audit Committee	$30,000	$65,000

Risk and Technology Committee	$25,000	$55,000

Compensation Committee	$15,000	$30,000

Corporate Governance, Nominating and Sustainability Committee	$15,000	$30,000

On June 1, 2022, we increased the Compensation Committee and the Corporate Governance, Nominating and Sustainability Committee annual retainer fees to $55,000 for the Chair and $25,000 for members. Jeffrey A. Goldstein was appointed Independent Chairman effective December 16, 2022. For 2023, we increased his annual retainer fee to $175,000 and his annual equity award to $315,000.

On May 25, 2022, following the director election at our annual shareholders meeting, we granted each then-serving non-employee director 2,139 RSUs, except Mr. Stiefler who received 2,637 RSUs for his role as the Lead Independent Director of the Board at the time. Directors who join the Board during the year receive a pro-rated RSU grant for their service on the Board.

Grants will vest in full upon the one-year anniversary of the date of grant subject to continued service on our Board and vested awards are generally settled shortly following vesting, unless the director elected to defer the settlement of the equity grant under the Board equity deferral program until a termination of service on our Board.

53 FIS GLOBAL

We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

Each non-employee member of our Board is eligible to participate in our Deferred Compensation Plan, which permits Board members to defer their Board and Committee fees, and our Board equity deferral program, which permits Board members to defer the settlement of their annual equity grants until termination of service on our Board.

Mr. Hughes participated in our legacy Certegy Deferred Compensation Plan for non-employee directors. Under the plan, participants could defer and be deemed to invest up to 100% of their director fees in either a phantom stock fund representing our common stock or in an interest-bearing account. Dividend equivalents on the phantom shares held in the non-employee director plan are reinvested in additional phantom shares. All deferred fees are held in our general funds and are paid in cash. Mr. Hughes deferred fees through December 31, 2006 and elected to invest those fees in the Company’s phantom stock fund under the plan.

In general, deferred amounts are not paid until after the director terminates service on our Board, at which time the director will be paid either in a lump sum or in annual payments over not more than ten years, as elected by the director.

Mr. Goldstein and Mr. Stiefler participate in the Company’s Deferred Compensation Plan for non-employee directors. Mr. Hughes previously participated in the Company’s Deferred Compensation Plan for non-employee directors. Under the plan, participants may defer and be deemed to invest up to 100% of their director fees. All deferred fees are held in our general funds and are paid in cash. Mr. Goldstein and Mr. Stiefler deferred all of their respective director fees payable to them for 2022.

2023    Proxy Statement    54

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2022. As employee directors, neither Ms. Ferris nor Mr. Norcross earned compensation as a director in connection with service on our Board, and both Ms. Ferris’ and Mr. Norcross’ compensation is disclosed in the 2022 Summary Compensation Table on page 93:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Option awards ($)(4)	All other Compensation ($)(5)	Total ($)

Ellen R. Alemany	174,583	214,991	—	5,046	394,620

Vijay D’Silva	125,000	264,945	—	—	389,945

Mark A. Ernst(6)	—	75,034	—	—	75,034

Jeffrey A. Goldstein	161,250	214,991	—	—	376,241

Lisa A. Hook	185,000	214,991	—	—	399,991

Keith W. Hughes (7)	157,083	214,991	—	5,660	377,734

Kenneth T. Lamneck	130,000	264,945	—	—	394,945

Gary L. Lauer	154,167	214,991	—	—	369,158

Louise M. Parent	171,250	214,991	—	5,046	391,287

Brian T. Shea	165,000	214,991	—	2,657	382,648

James B. Stallings, Jr.	145,833	214,991	—	5,046	365,870

Jeffrey E. Stiefler	159,167	265,045	—	—	424,212

(1)	Represents portions of annual Board and committee retainers which directors elected to receive in cash or deferred under the Company’s Deferred Compensation Plan.

(2)

Includes the grant date fair value of stock awards granted during 2022 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17 to our consolidated financial statements for the fiscal year ended December 31, 2022, included in our Annual Report on the Form 10-K filed with the SEC on February 27, 2023.

(3)

The aggregate number of shares (i) subject to unvested RSUs or (ii) deferred under the Board equity deferral program, in each case as of December 31, 2022, for each non-employee director who served during 2022 was: 2,139 for Ms. Alemany, 2,665 for Mr. D’Silva, 4,690 for Mr. Goldstein, 5,150 for Ms. Hook, 3,693 for Mr. Hughes, 2,665 for Mr. Lamneck, 5,150 for Mr. Lauer, 3,693 for Ms. Parent, 5,150 for Mr. Shea, 2,139 for Mr. Stallings Jr. and 6,348 for Mr. Stiefler.

(4)	The aggregate number of shares subject to stock option awards outstanding on December 31, 2022 for each non-employee director who served during 2022 was: 7,463 for Mr. Hughes and 5,023 for Ms. Parent.

(5)	Represents dividend payments with respect to RSUs, which directors received in cash once the RSUs vest.

(6)	Mr. Ernst’s stock awards were forfeited upon his resignation from the Board on January 13, 2023.
(7)

Mr. Hughes notified the Company of his resignation on January 19, 2023. Mr. Hughes had been scheduled to retire from the Board and not stand for re-election at the Company’s upcoming annual meeting of shareholders in accordance with the Company’s mandatory retirement age policies. Mr. Hughes advised the Company that his decision to resign as of January 19, 2023 was due to personal reasons and was not related to any disagreement with the Company.

Under our stock ownership guidelines, members of the Board of Directors have a minimum aggregate stock ownership target of 5x their annual cash retainer. Each of our then-serving non-employee directors met the stock ownership guidelines as of December 31, 2022, or were in the four year transition period to satisfy the stock ownership guidelines.

55 FIS GLOBAL

Proposal No. 2: Advisory Vote on Executive Compensation The Board recommends that the shareholders vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

Advisory Vote on Executive Compensation We hold a non-binding advisory "say on pay" vote every year, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which received approval from 64.5% of the shares voted at our 2022 shareholders' meeting. As part of our commitment to continuous governance improvement, we seek input from our shareholders and proxy advisory firms regarding our executive compensation program, governance practices and ESG program. Similar to our prior engagement work, in 2022 we conducted a comprehensive shareholder engagement program where we sought meetings with our top 30 shareholders and proxy advisory firms, ISS and Glass Lewis, to elicit input regarding our executive compensation programs and practices. Our "listening tour" provided shareholders an opportunity to offer feedback on these programs and practices. See Shareholder and Other Stakeholder Engagement on page 51 for an overview of our 2022 shareholder engagement program, the feedback we received from shareholders and the actions taken in response to such feedback. Our approach and process to executive compensation is intended to provide a strong link between pay and Company performance, a sound design of our executive compensation program, and strong executive compensation practices and governance. As discussed in the "Compensation Discussion and Analysis" section of this proxy statement, the Board and the Compensation Committee of the Board ("Compensation Committee") believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation opportunities. A majority of our executive compensation is comprised of performance-based incentive programs that are designed to reward our named executive officers on both an annual and long-term basis only if they attain certain specified goals. The Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners, LLC ("Meridian"), to review, among other things, the competitive market and best practices. We believe that our current executive compensation program directly links the compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. See 2022 Total Compensation on page 77. Accordingly, we ask our shareholders to vote in favor of the following resolution at the annual meeting: "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis Compensation section, the 2022 Summary Compensation Table and the other related tables and disclosures."

Proposal No. 3: Frequency of Advisory Vote on Executive Compensation The Board recommends that the shareholders vote for a frequency period of every "ONE YEAR" (an annual vote) for future advisory votes on the compensation paid to our named executive officers.

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our shareholders to indicate whether future advisory votes to approve the compensation paid to our named executive officers should be held every one, two or three years. This advisory vote on executive compensation is commonly referred to as a "say-on-pay vote." The Board currently believes that our shareholders should have the opportunity to vote on the compensation of our named executive officers annually. The Board believes that it should receive advisory input from our shareholders each year. Further, the Board believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year. Accordingly, we ask our shareholders to vote for every "one year" as the frequency of future say-on-pay votes. Shareholders may vote to hold a say-on-pay vote every one, two or three years, or they may abstain from voting. The voting frequency option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. Further, our Board expects to reevaluate from time to time the optimal frequency for such votes and may in the future change the frequency with which such votes are held.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. There are no family relationships among the executive officers, directors or nominees for director.

Name	Position with FIS	Age*

Stephanie L. Ferris	Chief Executive Officer and President	49

Erik D. Hoag	Corporate Executive Vice President, Chief Financial Officer	50

Ido Gileadi	Corporate Executive Vice President, Chief Operating Officer	60

Caroline Tsai	Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer	53

Thomas K. Warren	Corporate Senior Vice President, Chief Accounting Officer	51

L. Denise Williams	Corporate Executive Vice President, Chief People Officer	62

* as of March 31, 2023

IDO GILEADI

has served as Corporate Executive Vice President and Chief Operating Officer of FIS since October 2020. Prior to that Mr. Gileadi served as Chief Information Officer since joining FIS in 2014. Before that, he led the North American business and India Operations as a partner with Capco. Mr. Gileadi was the Chief Information Officer for BCE Emergis where he held several leadership positions.

ERIK D. HOAG

has served as Corporate Executive Vice President and Chief Financial Officer since November 4, 2022. Prior to this position, Mr. Hoag was Deputy Chief Financial Officer since May 2022. From 2008-2022, he has held a variety of management positions of increasing responsibility within the Company’s Finance organization. Prior to joining FIS, Mr. Hoag held multiple leadership roles in the finance sector at Bank of America, SunTrust, and HSBC.

CAROLINE TSAI

has served as Corporate Executive Vice President and Chief Legal & Corporate Affairs Officer since May 26, 2022, after serving as Corporate Executive Vice President and Chief Legal Officer since February 7, 2022. Prior to joining FIS, Ms. Tsai was the Chief Legal Officer and Corporate Secretary at The Western Union Company, a global money movement and payments company, from 2019 to February 2022. Prior to this position, Ms. Tsai served as Executive Vice President,

2023    Proxy Statement    60

General Counsel and Secretary at Western Union from 2017 to 2019. Ms. Tsai served as Deputy General Counsel & Chief Regulatory Officer at BMO Financial Group from 2015 to 2017 and Chief Legal Officer, U.S. Personal & Commercial Banking at BMO Harris Bank from 2014 to 2015. Ms. Tsai served as Senior Vice President & Associate General Counsel from 2012 to 2013 and Senior Vice President & Assistant General Counsel from 2005 to 2011 at Bank of America Corporation. Ms. Tsai began her legal career as an associate with the law firm Jones Day.

THOMAS K. WARREN

has served as Corporate Senior Vice President and Chief Accounting Officer since June 1, 2021. Prior to this position, he served as the Corporate Controller at FIS since 2016. Prior to joining FIS, Mr. Warren was the Director of Accounting & Compliance at Mondelez International beginning in 2012, and prior to that, he was their Vice President, Corporate Accounting, since 2011. Previously, he was the Chief Financial Officer at Aventino Technology Solutions since 2009 and was Assistant Corporate Controller at General Electric starting in 2006. Mr. Warren is a certified public accountant.

L. DENISE WILLIAMS

has served as Corporate Executive Vice President and Chief People Officer since joining FIS in April 2016. Prior to joining FIS, she spent 15 years with the IBM Corporation in several senior-level human resources roles, rising to the position of Vice President, Human Resources-North America Sales and Distribution. From 1987 to 2001, Ms. Williams held a variety of management positions in human resources with Coopers & Lybrand, First Data Corporation and Alliance Bernstein.

61 FIS GLOBAL

COMPENSATION DISCUSSION AND ANALYSIS The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of managements expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

In this Compensation Discussion and Analysis, we provide an overview of our named executive officers’ 2022 compensation, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions were based. In 2022, our named executive officers (“NEOs”) were:

Stephanie L. Ferris, Chief Executive Officer and President

Erik D. Hoag, Corporate Executive Vice President, Chief Financial Officer

Ido Gileadi, Corporate Executive Vice President, Chief Operating Officer

Caroline Tsai, Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer

L. Denise Williams, Corporate Executive Vice President, Chief People Officer

Gary A. Norcross, Former Chairman and Chief Executive Officer

James W. Woodall, Former Corporate Executive Vice President, Chief Financial Officer

In 2022, the following leadership changes affected our NEOs:

•

Stephanie L. Ferris was promoted to the Company’s President effective February 8, 2022, and appointed Chief Executive Officer effective December 16, 2022, succeeding Mr. Norcross. Ms. Ferris was also appointed to our Board of Directors effective October 18, 2022.

•

Gary A. Norcross departed FIS as Chairman, a member of the Board of Directors, and as Chief Executive Officer effective December 16, 2022. Mr. Norcross served as FIS’ Chief Executive Officer since 2015 and provided over 34 years of dedicated service and contributions to FIS.

•	Erik D. Hoag was promoted to Corporate Executive Vice President, Chief Financial Officer effective November 4, 2022.

•	James W. Woodall transitioned from the Chief Financial Officer role to an advisory role, effective November 4, 2022.

•

Caroline Tsai joined FIS on February 7, 2022, as the Company’s Corporate Executive Vice President, Chief Legal Officer. On May 26, 2022, Ms. Tsai was promoted to Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer, which includes all legal, compliance, government affairs and ESG.

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EXECUTIVE SUMMARY

Launched transformation strategy to reposition FIS for growth. We recognize that there is a lot of work that we need to do to meet shareholder expectations. In November 2022, we launched our enterprise transformation program to take decisive actions to improve our operational performance by driving efficiency, effectiveness and profitable growth across the entire enterprise, which is expected to drive over $1.25 billion of cash savings by year end 2024.

We are actively pursuing strategic growth opportunities for FIS. Following a comprehensive assessment of our strategy, operations and structure completed by the Board of Directors, in February 2023, we announced plans for a tax-free spin-off of our Merchant Solutions business that will create two independent public companies FIS and Worldpay. The Board will continue with its comprehensive assessment of the Company’s strategy, businesses, operations and structure with the goal of positioning the Company to drive stronger results, increase shareholder value and enhance client services.

Completed thoughtful CEO succession. At the end of 2022, the Board accelerated the Chief Executive Officer transition, appointing Stephanie L. Ferris as the new Chief Executive Officer and as a member of the Board. The appointment of Ms. Ferris represents the culmination of our Board’s active engagement in a thoughtful and comprehensive succession planning process. A 28-year industry veteran with significant expertise in payments, financial technology businesses and driving transformation, we believe Ms. Ferris is an ideal leader to advance FIS forward.

2022 annual incentive program provided no payout. Despite being eligible for a payout of 27% based solely on the Adjusted Revenue performance goal, the Company failed to reach the minimum performance goals for Adjusted EBITDA and Adjusted EPS metrics under our annual incentive plan. As a result, the Compensation Committee applied negative discretion and elected to provide no payout under the annual incentive plan to our named executive officers.

PSUs were earned below target. Consistent with the link between pay and performance, the performance awards were earned below the target vesting opportunity.

•

PSUs for the 2020-2022 performance period were earned at 31% of target, with the 2021 and 2022 tranches vesting at 0%. Considering our stock price performance over the same performance period, the shares earned and associated dividend equivalents had an aggregate value at the end of the performance period equal to 19% of the initial target grant value.

•	The Company’s 2022 performance also resulted in accruals significantly below target:

•	33% of target for the 2022 performance year of the outstanding 2021-2023 performance period and

•	72% of target for the 2022 performance year of the outstanding 2022-2024 performance period.

63 FIS GLOBAL

The design of the 2023 incentive program reflects changes undertaken by the Compensation Committee in response to the 2022 ‘say-on-pay’ vote and shareholder feedback. Under the leadership of Gary L. Lauer, appointed as Chair of the Compensation Committee in July 2022, the Compensation Committee has undertaken a significant shareholder engagement effort in late 2022. In response to shareholder feedback, the Compensation Committee approved the following incentive program design changes for stock-based awards to be granted in fiscal 2023:

•	2023 PSUs granted in 2023 with a performance period of 2023-2025 will be subject to a relative TSR metric compared against the S&P 500 index over the three-year vesting period.

•	Starting with 2023 equity awards, all PSUs will have a single three-year performance period rather than our prior practice of individual annual performance periods.

•

For 2023 equity awards, we also introduced non-qualified stock options that will incorporate a premium-priced model with an exercise price that is set at a premium to the closing stock price on the date of grant to support our transformation effort and shareholder value creation efforts.

•

Performance-based equity instruments will represent at least 65% of long-term incentive plan grant date value for all named executive officers other than Ms. Ferris, whose 2023 long term incentives were allocated 72% to performance-based awards.

The evolved executive compensation program reflects feedback from our shareholders and is designed to closely align the compensation of our executive management team with our shareholders. We operate with a sense of urgency and are confident that we are moving FIS to the appropriate path to help restore and create shareholder value with our incentive programs incentivizing actions to create long-term shareholder value.

2023    Proxy Statement    64

LEADERSHIP TRANSITION

Effective December 16, 2022, to accelerate the CEO transition, Ms. Ferris was appointed Chief Executive Officer succeeding Mr. Norcross, who departed FIS as Chairman, a member of the Board of Directors, and as Chief Executive Officer. The compensation for Mr. Ferris’ new roles was determined after a review of market practices and was established to adhere to the Company’s long-standing pay-for-performance philosophy. Ms. Ferris’ target compensation for her new role is as follows:

2023 Compensation Element	Salary ($)	Target Annual Incentive (% of base salary)	Target Total Cash ($)	Long-Term Incentive ($)	Target Total Compensation ($)
Annual Target Pay	1,000,000	200%	3,000,000	12,000,000(1)	15,000,000

(1)

In addition to her 2023 target long-term incentive, in recognition of the significance of the Company’s enterprise transformation program and plans for a tax-free spin-off of its Merchant Solutions business, the Compensation Committee approved a long-term incentive of $3 million to be granted with the 2023 annual long-term incentive awards that will be comprised entirely of performance-based awards.

Target annual and long-term incentives can be earned subject to subsequent performance against pre-set performance goals and service requirements. For our NEOs, long-term incentives are allocated 65% to performance-based awards and 35% to time-based awards other than Ms. Ferris, whose 2023 long term incentives were allocated 72% to performance-based awards and 28% to time-based awards.

On December 15, 2022, the Company announced that Mr. Norcross would depart as Chief Executive Officer of the Company, as Chairman of the Board, as a member of the Board and as a member of the Executive Committee of the Board, effective December 16, 2022. The Board had determined to implement an independent Board Chairman structure instead of appointing Mr. Norcross as Executive Chairman on January 1, 2023, as contemplated by his amended and restated employment agreement with the Company, dated October 17, 2022. As a result, Mr. Norcross would have been entitled to resign his employment with the Company for good reason under his employment agreement. In order to ensure a smooth transition, the Company and Mr. Norcross entered into a separation agreement pursuant to which Mr. Norcross agreed to resign from all of his positions with the Company and its affiliates, effective December 16, 2022, to re-affirm his existing restrictive covenants with the Company that survive his termination of employment and commit to certain new restrictive covenants, to provide post-separation cooperation (including transition support) and to execute a release of claims in favor of the Company and its affiliates. In consideration of the foregoing, Mr. Norcross received separation benefits consistent with those contemplated by his existing employment agreement upon a resignation for good reason, as described in our proxy statement for the 2022 Annual Meeting of Shareholders filed on April 15, 2022 (the “2022 Proxy Statement”), as well as continued administrative support until December 31, 2024 and, in response to certain security concerns, continued security monitoring and security until December 31, 2023. As part of his separation agreement, following the Board’s decision to adopt an independent Board Chair leadership structure and accelerate the CEO succession process, Mr. Norcross waived any claims to the $10 million restricted stock unit award that was to be granted to him in 2022 in connection with his previously announced transition to Executive Chairman.

65 FIS GLOBAL

Effective November 4, 2022, Mr. Hoag was appointed Chief Financial Officer and his fiscal 2023 target compensation was set as follows to reflect his new role:

2023 Compensation Element	Salary ($)	Target Annual Incentive % of base salary)	Target Total Cash ($)	Long-Term Incentive ($)	Target Total Compensation ($)
Annual Target Pay	600,000	125%	1,350,000	3,000,000	4,350,000

On August 1, 2022, Mr. Woodall, our former Chief Financial Officer, entered into a transition agreement pursuant to which Mr. Woodall ceased serving as Chief Financial Officer with the Company effective November 4, 2022. The Company planned to announce the appointment of a new Chief Financial Officer effective as of November 4, 2022. As a result, Mr. Woodall would have been entitled to resign his employment with the Company for good reason under his employment agreement. In order to ensure a smooth transition, the Company and Mr. Woodall entered into a transition agreement pursuant to which Mr. Woodall will remain an employee of the Company through the transitionary period ending March 31, 2025. Mr. Woodall will receive cash separation benefits consistent with a resignation for good reason, as described in the 2022 Proxy Statement. Mr. Woodall’s equity awards will be treated pursuant to the terms of the Qualified Equity Retirement Program. In consideration for the advisory services provided during the transition period, Mr. Woodall will receive an annual salary of $250,000 and will be eligible to participate in FIS benefit plans available to other part-time employees, but will not be entitled to any equity awards or performance-based annual cash incentives.

In consideration for individual performance in 2022, including support of executive transitions, increased responsibility, the Future Forward transformation initiative and our CEO’s input, the Compensation Committee awarded each of Ms. Tsai and Ms. Williams with one-time discretionary cash payments for 2022 of $800,000. The bonuses were deemed necessary to recognize above-and-beyond efforts of these named executive officers during the period of significant leadership team transitions and are not representative of our regular compensation practices. Ms. Tsai assumed the responsibility for FIS’ compliance function, which significantly increased her oversight responsibilities and was in addition to her oversight of the legal and corporate affairs teams. Ms. Williams provided critical leadership throughout the launch of the Future Forward strategy and the period of significant executive transitions, supporting change in management and cohesiveness of the executive and broader teams throughout the organization.

None of our other named executive officers, including former executive officers, received a discretionary bonus in 2022.

In connection with the recruitment of Ms. Tsai, the Compensation Committee approved a one-time cash bonus of $1,700,000, which represented a make-whole compensation for the 2022 annual bonus and a portion of her equity vesting income she forfeited with her prior employer to join FIS. The Compensation Committee, in consultation with its independent compensation consultant, determined the amount and form of this sign-on award based on a number of factors, including the structure, design, vesting schedule and value of forfeited awards. We believe this award was reasonable and necessary to incentivize Ms. Tsai to accept her employment offer with FIS. If Ms. Tsai were to voluntarily terminate her employment with the Company during the first 12-month period, the sign-on award was subject to pro-rata repayment based on her actual length of service.

2023    Proxy Statement    66

SHAREHOLDER ENGAGEMENT AND 2022 SAY-ON-PAY VOTE

At our 2022 annual meeting, the advisory say-on-pay proposal received 64.5% support of votes cast. The Compensation Committee and the full Board took this vote outcome seriously, expanding the shareholder outreach effort to understand shareholder concerns behind the lower support of the say-on-pay proposal compared to the prior year of 92.2% support and to develop appropriate responsive actions.

SHAREHOLDER OUTREACH

Following our annual meeting, in the fourth quarter of 2022, we conducted a comprehensive shareholder engagement program where we sought meetings with our top 32 institutional shareholders, representing the holders of approximately 75% of our outstanding shares. Our engagement efforts resulted in meetings with 11 of our largest institutional shareholders representing approximately 34.2% of our outstanding shares, and the proxy advisory firms, ISS and Glass Lewis. We also met with other shareholders during the fourth quarter of 2022 and first quarter of 2023 who reached out to us and indicated an interest to engage.

FIS PARTICIPANTS

The meetings were led by Gary L. Lauer, appointed as Chair of the Compensation Committee in July 2022 as part of the regular committee rotation process. Mr. Lauer also serves as a member of our Corporate Governance, Nominating and Sustainability Committee. The engagement team also included FIS representatives from the legal, investor relations, sustainability and total rewards teams, none of which were named executive officers.

KEY TOPICS DISCUSSED WITH SHAREHOLDERS

In these engagement meetings, we discussed a range of topics, including our executive compensation program, CEO succession and board refreshment, corporate governance and our ESG programs. We gained valuable perspectives from our shareholders, which were conveyed to the full Board of Directors and relevant committees and informed meeting agenda items through the second half of 2022 and early 2023, as well as decisive actions adopted by the Board (as described in the table on page 51 of this proxy statement).

67 FIS GLOBAL

Shareholders we met with had diverse views on various aspects of our executive compensation program. The majority of shareholders were generally supportive of our incentive program design, but expressed a strong preference for performance metrics and program outcomes that directly align with the key long-term value drivers and shareholder value creation. Many shareholders were also focused on the new CEO target compensation approved for fiscal year 2023, including the target compensation level, which was set below the former CEO’s compensation level to support greater pay and performance alignment.

One common concern area raised by our shareholders in connection with the 2022 say-on-pay vote was the use of annual performance periods under the existing long-term incentive program. With the shareholder viewpoints in mind, the Compensation Committee redesigned our long-term performance program to incorporate a three-year performance period for PSUs granted in 2023.

Shareholders were focused on the CEO transition plan that was announced in the second half of 2022. Many shareholders appreciated the Board’s thoughtful CEO succession process but raised concerns about the exclusively time-based equity award contemplated for Mr. Norcross in connection with his expected transition to the Executive Chairman role in 2023. In response to shareholder concerns, as part of his separation agreement, following the Board’s decision to adopt an independent Board Chair leadership structure and accelerate the CEO succession process, the Board achieved an agreement with Mr. Norcross to waive any claims to the $10 million restricted stock unit award that was to be granted to him in 2022.

Below is a summary of the common themes we heard during the engagement effort and the response of the Compensation Committee to the shareholder perspectives shared with us.

Topic	Shareholder Feedback	Our Responsive Actions and Perspective

Shareholder perspectives related to the 2022 say-on-pay vote considerations

Long-term performance metrics	Some shareholders wanted to see a greater use of a TSR metric in the executive compensation program to incentivize shareholder value creation efforts

Action:

•  For the 2023 long-term performance cycle, the Compensation Committee approved new metrics that include relative TSR as a designated metric, instead of the relative TSR modifier approach used in prior years

•  Increased relative TSR performance required to receive a target payout to the 55th percentile and a maximum payout at the 90th percentile to require above-market performance.

•  Imposed a cap on performance PSUs to limit payout to target level in the event of an absolute negative TSR performance.

•  For 2023, introduced premium-priced non-qualified stock options as a component of the long-term incentive program to support greater focus on shareholder value creation.

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Topic	Shareholder Feedback	Our Responsive Actions and Perspective

Vesting period for the long-term PSUs	A majority of shareholders expressed preference for earned PSUs, if any, to vest at the end of the three-year performance period to foster better alignment with shareholder interests

Action:

•  Beginning with the 2023 awards, the PSUs will vest based on achieved results over a single three-year performance period that replaced three annual performance periods used previously for PSUs.

ESG metrics integration	Several shareholders inquired whether the Company intends to incorporate ESG metrics into the executive compensation program

Perspective:

•  The Compensation Committee evaluates the incentive program design on a regular basis to assess alignment with our growth strategy and to maintain an executive compensation program competitive with the market. For the 2023 incentive program design, the Compensation Committee put greater emphasis on our profitability metrics and stock price performance to support our transformation efforts. We will continue to consider appropriate ESG metrics for the incentive program design in the future.

Shareholder perspectives related to the 2022 compensation decisions

Compensation stipulated to support former CEO transition to the Executive Chairman role	Some shareholders expressed concern about the special time-based equity award contemplated to support transition of Mr. Norcross to the Executive Chairman role

Action:

•  With shareholder viewpoints in mind, the Board accelerated the CEO transition that was scheduled to take effect January 1, 2023, eliminating the contemplated Executive Chairman role and appointing an independent Board Chairman, which also resulted in the subsequent cancellation of our former CEO’s right to receive a one-time special equity award valued at $10 million.

We believe that as a result of these actions implemented by the Compensation Committee and the Board in response to our shareholders’ views, we have further strengthened the pay and performance alignment of our executive compensation program. We trust that our extensive ongoing dialogue with our shareholders, along with the implemented responsive actions described above convey the seriousness and urgency with which the Compensation Committee considered and responded to the perspectives of our shareholders.

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Each year, the Compensation Committee evaluates our program in light of the strategic direction of the Company, market conditions, shareholder views (including the results of our annual say-on-pay vote) and governance considerations, and makes changes deemed appropriate for our business. We will continue to take into account shareholder feedback, input from our independent compensation consultant, and the outcome of future say-on-pay votes when assessing our executive compensation program and policies as discussed in this CD&A.

COMPENSATION PHILOSOPHY

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intended to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Our compensation programs are designed to attract and retain high-performing executives and key employees, as there is significant competition in our industry for talent. We seek to accomplish these objectives by providing our executives with total target compensation that is competitive relative to the compensation paid to similarly situated executives at similarly sized companies. We believe that this is critical to our efforts to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our objectives: delivering value to our clients, investing in and retaining our employees, supporting the communities in which we work, dealing fairly and ethically with our suppliers, and generating long-term value for shareholders.

COMPENSATION OBJECTIVES

OUR COMPENSATION PROGRAMS SUPPORT OUR CORPORATE STRATEGY AND BUSINESS OBJECTIVES

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives and thereby create value for our shareholders. We seek to achieve this goal by:

•	tying a significant majority of our named executive officers’ compensation to our corporate financial performance and the creation of shareholder value;

•

structuring our performance-based programs to focus our named executive officers on attaining key goals that are designed to be aligned with and support our strategic business objectives, which in turn drive shareholder value;

•	directly aligning the interests of our executive officers and shareholders by requiring that our executive officers own meaningful amounts of FIS stock;

•	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual achievements; and

•	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build long-term shareholder value.

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ESTABLISHING EXECUTIVE COMPENSATION LEVELS

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills deemed necessary to build long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our Compensation Committee sets total compensation at levels it determines to be competitive in our market.

  When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our Compensation Committee considers a number of important qualitative and quantitative factors, including:

•	The named executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

•	Our financial performance;

•	The named executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long- term equity incentive awards;

•	The business environment and our business objectives and strategy;

•	The need to retain and motivate our named executive officers;

•	Corporate governance, shareholder input and regulatory factors related to executive compensation; and

•	Marketplace compensation levels and practices.

The compensation decisions are not formulaic, and the members of our Compensation Committee did not assign precise weights to the factors listed above. The Compensation Committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

USE OF PEER GROUP DATA

To support its review of our executive compensation and benefit programs for 2022, the Compensation Committee engaged Meridian, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. Meridian gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, as well as overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. The marketplace compensation data is an important element in the decisions of our Compensation Committee, but our Compensation Committee ultimately made decisions based on all of the factors described above rather than just relying on peer data.

In 2022, Meridian assisted our Compensation Committee in analyzing the marketplace compensation information for the following group of 18 companies, which we refer to as our “peer group.” The FIS peer group was selected based on an average revenue range comparable to the projected 2022 revenue for FIS, industry focus (generally the software & services industry based on Global Industry Classification Standard (“GICS”) Code), nature and complexity of operations,

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including international focus and companies that compete with us for business and/or executive talent. The 2022 peer group was determined by our Compensation Committee in November 2021 and consisted of the companies set forth below. This was the same peer group that was used to evaluate 2021 compensation decisions.

2022 PEER GROUP (DETERMINED AS OF NOVEMBER 2021)

Company Name	Ticker	GICS	Revenue (MM)(1)(2)	Market Cap (MM)(2)	Employees (2)

Adobe, Inc.	ADBE	Application Software	14,389	248,660	22,516

American Express Company	AXP	Consumer Finance	38,933	117,051	63,700

Automatic Data Processing, Inc.	ADP	Data Processing & Outsourced Services	15,005	79,795	56,000

Block, Inc. (formerly Square, Inc.)	SQ	Data Processing & Outsourced Services	15,931	108,339	5,477

Broadridge Financial Solutions, Inc.	BR	Data Processing & Outsourced Services	4,994	18,236	13,704

Cognizant Technology Solutions Corporation	CTSH	IT Consulting & Other Services	17,413	39,711	289,500

Discover Financial Services	DFS	Consumer Finance	13,317	32,015	17,600

DXC Technology Co.	DXC	IT Consulting & Other Services	17,368	8,194	134,000

Fiserv, Inc.	FISV	Data Processing & Outsourced Services	15,424	75,751	44,000

Global Payments Inc.	GPN	Data Processing & Outsourced Services	7,975	57,381	24,000

Intuit Inc.	INTU	Application Software	9,613	117,791	13,500

Mastercard Incorporated	MA	Data Processing & Outsourced Services	16,640	355,746	21,000

Nasdaq, Inc.	NDAQ	Financial Exchanges & Data	5,940	26,682	4,830

PayPal Holdings, Inc.	PYPL	Data Processing & Outsourced Services	23,846	305,841	26,500

Salesforce, Inc.	CRM	Application Software	23,539	226,573	56,606

SS&C Technologies, Inc.	SSNC	Application Software	4,849	18,283	24,600

Visa Inc.	V	Data Processing & Outsourced Services	22,647	474,161	19,500

Vmware, Inc.	VMW	Systems Software	12,290	63,336	34,000

SUMMARY STATISTICS

75th Percentile			17,402	199,378	56,000

50th Percentile			15,215	77,773	24,600

25th Percentile			10,282	33,939	17,600

Fidelity National Information Services, Inc.	FIS	Data Processing & Outsourced Services	13,212	87,805	62,000

(1)	Revenue values reflect fiscal year end data available as of analysis (which was October 2021).

(2)

All information provided is as of October 2021 when the Compensation Committee provides its annual review and approval of the peer group to be used for the following fiscal year, and does not reflect any subsequent mergers, acquisitions or divestitures.

The marketplace data information in this discussion is not deemed filed or part of the Compensation Discussion and Analysis for certification purposes.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

Our Compensation Committee is responsible for reviewing, approving and monitoring the compensation programs for our named executive officers, as well as our other executive officers. Our Compensation Committee is also responsible for administering our stock incentive plans and approving individual grants and awards for our executive officers.

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To further the objectives of our compensation programs, our Compensation Committee engaged Meridian in 2022 to conduct an ongoing review over the course of the year of our compensation programs for our named executive officers, other Section 16(b) executive officers and our Board of Directors. Meridian provided our Compensation Committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions.

The Compensation Committee may also give specific assignments to Meridian from time to time and may ask for Meridian’s assistance when it is considering a special or one-time compensation arrangement. In addition, members of our Compensation Committee have discussions with Meridian between meetings as specific questions arise. Meridian was selected by our Compensation Committee and reports directly to the committee.

Ms. Ferris and Mr. Norcross provided input and made recommendations to the Compensation Committee regarding executive compensation levels for executive officers. In addition, Ms. Williams, Chief People Officer, coordinated with the Compensation Committee’s Chair and Meridian in preparing the Compensation Committee’s meeting agendas and materials. Although our Compensation Committee considered the recommendations of Ms. Ferris and Mr. Norcross with regard to our executive officers, our Compensation Committee exercises its discretion when making compensation decisions and may modify the recommendations. Neither Ms. Ferris nor Mr. Norcross made recommendations to our Compensation Committee with respect to their own compensation.

While our Compensation Committee carefully considers the information provided by, and the recommendations of, Meridian and the individuals who participate in the compensation process, the Compensation Committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

INDEPENDENCE OF THE COMPENSATION CONSULTANT

The Compensation Committee approves Meridian’s fee structure and terms of engagement.

Meridian only provided compensation advisory services to the Compensation Committee in 2022 and did not provide any other services unrelated to executive or director compensation.

The Compensation Committee has considered and assessed relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultant that provided services in 2022. Based on this review, the Compensation Committee determined that there are no conflicts of interest raised by the work performed by Meridian.

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COMPENSATION ELEMENTS

COMPONENTS OF 2022 TOTAL COMPENSATION AND PAY MIX

We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also maintain employee benefit plans for our employees and executive officers. Some executive officers, including our named executive officers, may also receive limited additional benefits. The compensation earned by our other named executive officers in 2022 consisted of the following:

Compensation component	Purpose of the compensation component

Base salary	Salary provides a level of assured, regularly paid, cash compensation that is designed to be competitive and reasonable.

Annual cash incentive	Performance-based annual cash incentives designed to motivate our named executive officers to achieve or exceed our in-year plan and help to attract and retain key executives.

Performance stock units (“PSUs”)	Performance stock units help tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Time-based restricted stock units (“RSUs”) (other than Mr. Norcross)	Time-based restricted stock units help to tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Time-based stock options (other than Mr. Norcross)	Time-based stock options help to tie our named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation. We believe stock options also enhance the link between pay for performance since the executive only realizes value from stock options if the Company’s stock price increases above the value of a share of our common stock on the date of grant.

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Approximately 82% of Ms. Ferris’ 2022 target compensation and 78% (on average) of our continuing named executive officers’ 2022 target compensation was based on performance-based cash and performance-based equity incentives that are tied to our financial performance, stock price growth and TSR.

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2022 TOTAL COMPENSATION

The allocation of our named executive officers’ compensation among the various compensation elements has generally been consistent from year to year. The allocation each year, however, is not formulaic. Instead, it reflects our Compensation Committee’s business judgment regarding the best allocation of compensation based on a number of objective and subjective factors, including marketplace data provided by our Compensation Committee’s independent compensation consultant; an assessment of each executive’s level of responsibility; the individual skills, experience and contribution of each executive; and the ability of each executive to impact company-wide performance and create long-term shareholder value.

The following chart shows the allocation of 2022 total target compensation among the various compensation components for our continuing named executive officers and realizable values at the end of 2022.

2022 NORMALIZED TARGET COMPENSATION VS. REALIZABLE COMPENSATION VALUE(1)

(1)

Normalized Target Compensation includes 2022 base salary earned, the 2022 target annual incentive compensation and 2022 target value of the annual equity awards, in each case as approved by the Compensation Committee. Normalized target compensation excludes the impact of one-time bonus payments and compensation described in the All Other Compensation column of the 2022 Summary Compensation Table and the related footnote. The 2022 Realizable Compensation Value reflects the actual bonus earned under the 2022 annual incentive plan, the actual value of RSUs, stock options and PSUs granted and earned in 2022 (with respect to the first tranche that was eligible to be earned) and the target value of PSUs for performance years (with respect to the second and third tranches that are eligible to be earned), in each case based on a stock price of $67.85 at December 30, 2022.

(2)	Ms. Ferris’ Normalized target compensation reflects a blended annual cash incentive for 2022 to reflect her change in role.

(3)	Includes Average Normalized Target Compensation and Realizable Compensation Values for our continuing named executive officers (Mr. Hoag, Mr. Gileadi, Ms. Tsai and Ms. Williams).

COMPENSATION PROCESS

BASE SALARY

Although the emphasis of our compensation program is on performance-based, at-risk pay, we provide our named executive officers with base salaries that are intended to provide a level of regularly paid, cash compensation that is competitive and reasonable. Our Compensation Committee reviews salary levels annually as part of our performance

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review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our Compensation Committee considers the peer group and market compensation data provided by the committee’s independent compensation consultant, as well as qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

Ms. Ferris, Mr. Hoag and Ms. Williams received an increase in their base salaries in 2022 due to the expansion of their roles and market adjustments.

Named executive officer	2021 Base	2022 Base salary	Increase

Stephanie L. Ferris(1)	$700,000	$800,000	14.3%

Erik D. Hoag(2)	$400,000	$500,000	25%

Ido Gileadi	$625,000	$625,000	0%

Caroline Tsai(3)	N/A	$575,000	N/A

L. Denise Williams	$500,000	$575,000	15%

Gary A. Norcross(4)	$1,200,000	$1,200,000	0%

James W. Woodall(5)	$700,000	$700,000	0%

(1)	Upon her promotion to Chief Executive Officer and President on December 16, 2022, Ms. Ferris’ salary was increased to $1,000,000.

(2)	Upon his promotion to Corporate Executive Vice President and Chief Financial Officer on November 4, 2022, Mr. Hoag’s salary was increased to $600,000 effective November 1, 2022.

(3)	Ms. Tsai joined the Company in February 2022, and her salary represents annualized value assuming the target base salary had been implemented on January 1, 2022.

(4)

Mr. Norcross departed the Company as Chairman, a member of the Board of Directors, and as Chief Executive Officer effective December 16, 2022, but is listed pursuant to the rules of the SEC related to named executive officers.

(5)

Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022, and transitioned to an advisory role, but is listed pursuant to the rules of the SEC related to named executive officers. During the transition period, Mr. Woodall will receive a salary of $250,000 but will not be entitled to any equity awards or performance-based annual cash incentives.

ANNUAL CASH INCENTIVE

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are established in the first quarter of the performance year. The annual cash incentive program plays an important role in our approach to total compensation. It is designed to motivate participants to improve the Company’s performance for a fiscal year, and it requires that we achieve pre-established annual financial performance goals based on audited financial results before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives is important to executing our business strategy, strengthening our products and solutions, improving customer satisfaction, gaining new customers and delivering long-term value to shareholders. In addition, the annual cash incentive program is designed to help to attract and retain a highly qualified management team and to maintain a market-competitive compensation program.

In the first quarter of each fiscal year, our Compensation Committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and

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threshold performance. When establishing target annual cash incentive opportunities for each named executive officer, our Compensation Committee considers the peer group and market compensation data provided by the committee’s independent compensation consultant. In addition, the Compensation Committee sets target annual cash incentive opportunities at a level intended to be significant enough to focus our named executive officers on attaining key goals that are aligned with and support our strategic business objectives, which in turn drive growth in shareholder value.

No annual incentive payments are due to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level of 200% of the executive officer’s target bonus. In addition, the financial performance measures under the plan are derived from our annual audited financial statements included in our Form 10-K. Annual incentive plan payments are only made after completion of the audit and approval by our Compensation Committee. Finally, in order to allow the Committee flexibility to consider other factors it deems relevant, the Committee retains discretion to exercise negative discretion to reduce payouts under the annual incentive plan as it deems appropriate.

Named executive officer	2021 Target performance-based annual cash incentive(1)	2022 Target performance-based annual cash incentive(1)	Increase

Stephanie L. Ferris(2)	150%	150%	0%

Erik D. Hoag(3)	100%	100%	0%

Ido Gileadi	130%	130%	0%

Caroline Tsai(4)	N/A	120%	N/A

L. Denise Williams	120%	120%	0%

Gary A. Norcross(5)	250%	250%	0%

James W. Woodall(6)	160%	160%	0%

(1)	Target bonuses in these columns are expressed as a percentage of base salary.

(2)	Upon her promotion to Chief Executive Officer and President on December 16, 2022, Ms. Ferris’ annual cash incentive was increased to 200% effective December 16, 2022.

(3)	Upon his promotion to Corporate Executive Vice President and Chief Financial Officer on November 4, 2022, Mr. Hoag’s target performance-based annual cash incentive was increased to 125% effective November 1, 2022.

(4)	Ms. Tsai joined the Company in February 2022.

(5)	Mr. Norcross departed the Company as Chairman, a member of the Board of Directors, and as Chief Executive Officer effective December 16, 2022, but is listed pursuant the rules of the SEC related to named executive officers.

(6)	Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022, and transitioned to an advisory role, but is listed pursuant to the rules of the SEC related to named executive officers. During the transition period, Mr. Woodall will not be entitled to any equity awards or performance-based annual cash incentives.

ANNUAL CASH INCENTIVE—2022 PERFORMANCE GOALS AND RESULTS

As was the case in previous years, the three performance measures chosen by the Compensation Committee for awarding 2022 annual cash incentive payments were Adjusted Revenue, Adjusted EBITDA, and Adjusted EPS. We believe these three performance measures are among the most important measures in evaluating the financial performance of

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our business, and they can have a significant impact on our share price and the investment community’s future expectations. All three performance measures were set at the beginning of 2022 as part of our annual budget process and were based on annual guidance communicated to the investment community, with Adjusted EPS guidance considering estimated common stock repurchases. The performance measures are designed with significant rigor with a goal to drive outstanding operational performance by our management team and employees. Consequently, the annual incentive performance targets are designed to be synchronized with shareholder expectations, desired increase in our stock price, our annual budget, our investor guidance, our business plan, our long-term financial plan and our strategic objectives.

We believe that the performance measures used for our annual incentives, together with the equity-based incentives and stock ownership levels by our named executive officers, provide a high level of objectivity and transparency and a good balance that focuses our named executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to delivering sustainable, long-term value. When establishing the performance measures and goals for the 2022 annual incentive awards, executive management and our Compensation Committee considered the following key factors:

•	Consistency among the 2022 performance targets and the 2022 business plan;

•	The 2022 performance targets, as compared to the 2021 performance targets and 2021 actual performance;

•	Alignment of the 2022 performance targets with our guidance to investors;

•	Impact of macro-economic factors on performance targets;

•	With respect to Adjusted EPS, common stock repurchases estimated for 2022; and

•	The significant challenge presented to reach the target goals and the extraordinary achievement required to earn a maximum payout.

In the following table, we explain how we calculate the performance measures and why we use them.

Performance measure	How calculated	Reason for use

Adjusted Revenue	Based on GAAP revenue as reported in the Annual Report on Form 10-K, adjusted for the impact of non-budgeted acquisitions and divestitures and foreign currency exchange rates.	Adjusted Revenue is viewed as an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and solutions.

Adjusted EBITDA	GAAP Operating Income, excluding depreciation and amortization expense (EBITDA) and adjusted for certain expense items deemed non-operational as well as for foreign currency exchange rates and acquisitions and divestitures, as applicable.	We believe Adjusted EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into operating profits for shareholders. Adjusted EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by shareholders.

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Performance measure	How calculated	Reason for use

Adjusted EPS

Diluted GAAP EPS attributable to FIS common shareholders, adjusted for the impact of foreign currency exchange rates as well as acquisitions and divestitures, as applicable, and adjusted to exclude the impact of certain costs and other transactions deemed non-operational in nature as well as the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss).

We believe Adjusted EPS and EPS growth aligns with value creation for our shareholders. It is a valuation widely followed by shareholders and analysts.

For 2022, the Compensation Committee assigned the relative weight of Adjusted Revenue, Adjusted EBITDA and Adjusted EPS to 1/3 for each measure, to reflect the importance of each performance metric to the Company and the investment community. As applicable, we adjust our performance metrics to eliminate financial impacts of certain costs and transactions that the Compensation Committee deems non-operational in nature, including purchase accounting adjustments as well as acquisitions, integration and certain other costs and impairment charges (including the non-cash goodwill impairment charge of $17.6 billion related to the Merchant Solutions business). We also adjust the performance metrics to eliminate non-budgeted divestitures and acquisitions and the impact of changes in foreign currency from budgeted rates. The Compensation Committee makes these adjustments because it does not believe our named executive officers’ compensation should be impacted, negatively or positively, by events that do not reflect the underlying operating performance of the business. In 2022, the following adjustments to the GAAP results for revenue, EBITDA and EPS (reflected in millions, except for EPS) were made:

	2022 GAAP Results before Adjustment	Foreign exchange	Acquisition, integration and other costs, impairments, and other charges and adjustments	2022 Adjusted results	2021 Adjusted results (for comparison purposes)

Adjusted Revenue	14,528	288	0	14,816	13,843

Adjusted EBITDA	(12,273)	73	18,468	6,269	6,114

Adjusted EPS	(27.68)	0.06	34.33	6.71	6.56

The Compensation Committee also reviewed and discussed the actual amount of common stock repurchases in 2022 compared to 2022 estimated common stock repurchases. In 2022, actual common stock repurchases were below estimated repurchase amounts; however, the Compensation Committee determined that no further adjustment was needed to the actual results for each performance metric since the net impact from common stock repurchases and other deviations from estimates made at the beginning of the year (positive and negative) were not material.

No annual incentive payments are due to a named executive officer if the pre-established, threshold performance levels are not met. In addition, the Compensation Committee retained full discretion to reduce or withhold the 2022 annual incentives for all officers, regardless of the results for Adjusted Revenue, Adjusted EBITDA and Adjusted EPS. If the target

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level performance goals are attained, our named executive officers are eligible to earn an annual incentive equal to their annual incentive target opportunity. If only the threshold performance goal is attained, 50% of the target opportunity is eligible to be earned, and if the maximum performance goal is attained or exceeded, 200% of the target opportunity is eligible to be earned. For performance between the threshold and maximum level goals, the percentage of the target award earned is interpolated. Payments are capped at the maximum performance payout level.

In setting the performance goals for 2022, the Compensation Committee considered the Company’s actual financial performance in 2021, as well as the Company’s annual budget for 2022.

The table below lists the performance goals and results for 2022 as adjusted by the Compensation Committee’s decision to exercise negative discretion.

		Performance goal (adjusted revenue and adjusted EBITDA in millions)

	Weight	Threshold	Target	Maximum	Adjusted results	Payout factor

Adjusted Revenue	1/3	$14,636	$14,935	$15,084	$14,816	80%

Adjusted EBITDA	1/3	$6,489	$6,655	$6,722	$6,269	0%

Adjusted EPS	1/3	$6.99	$7.28	$7.43	$6.71	0%

Combined Payout Factor	—	—	—	—	—	27%

Negative Discretion	—	—	—	—	—	(27%)

Final Payout Amount	—	—	—	—	—	0%

The Compensation Committee determined the annual incentive performance results based on the Company’s overall corporate achievement as described above following the filing of the Company’s audited financial statements in our Annual Report on Form 10-K. The Company failed to reach the threshold performance goals for Adjusted EBITDA and Adjusted EPS and Adjusted Revenue was between the threshold and target performance goal, which resulted in an aggregate formulaic payout opportunity of 27%. However, due to Company performance and below-market stock price performance and TSR in 2022, and consistent with the philosophy to link between pay and performance, the Compensation Committee exercised negative discretion and our named executive officers did not receive a payout under our 2022 annual incentive plan.

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LONG-TERM EQUITY INCENTIVES

In 2022 the Company continued using an annual equity grant mix for executive officers that included a mix of PSUs, RSUs and stock options; provided, however, Mr. Norcross’ equity award in 2022 consisted solely of PSUs, with no time-based RSUs or time-based stock options granted in 2022. The equity grants all contain a three-year vesting period. The stock options and RSUs are time-based and made up 25% and 20% of the total grant, respectively. The PSUs accounted for 55% of the total grant (and 100% for Mr. Norcross’ equity award in 2022) and are both time- and performance-based vesting over a three-year period.

We use this grant framework to align with our peer group and the growing trend in long-term incentive grants of adopting three-year goals for performance-based equity to differentiate the performance vesting measures from the Company’s annual performance-based cash incentive plan and to more efficiently utilize the shares in our shareholder approved equity plan. The Compensation Committee increased the 2022 annual equity award values for the named executive officers as compared to 2021 to reflect increased responsibilities and maintain market-competitive levels of target compensation.

2022 Annual Long Term Incentive Awards(1)

Name	RSU	PSUs	Options	Total LTI Granted

Stephanie L. Ferris	$1,600,000	$7,400,000	$2,000,000	$11,000,000

Erik D. Hoag	$400,000	$2,100,000	$500,000	$3,000,000

Ido Gileadi	$720,000	$3,780,000	$900,000	$5,400,000

Caroline Tsai	$750,000	$2,062,500	$937,500	$3,750,000

L. Denise Williams	$450,000	$2,362,500	$562,500	$3,375,000

Gary A. Norcross	$—	$20,000,000	$—	$20,000,000

James W. Woodall	$1,000,000	$5,250,000	$1,250,000	$7,500,000

(1)	Reflects grant values approved by the Compensation Committee which differs from the ASC 718 values reported in the Executive Compensation tables.

In early 2022, the Company granted executives equity compensation in the form of long-term incentives in a matter largely consistent with past practices. For 2022, however, the Company increased Mr. Norcross’ grant from $17 million to $20 million to reflect the increased focus on pay at risk. Unlike in past years, for 2022, Mr. Norcross received his equity entirely in the form of PSUs which are aligned to our 3-year plan of revenue growth and margin expansion and included a modifier based on relative TSR as compared to the S&P 500 over the entire 3-year performance period. Other executives received modest increases in LTI and all increases were made entirely in the form of additional PSUs. The reason for these larger grants in early 2022 was to motivate our executives to achieve our long-term goals which are directly aligned with shareholder interests. We believe the 2022 grant levels were necessary to retain talent and ensure direct alignment with shareholders through value creation metrics.

We intend for our long-term equity incentives to:

•

Tie named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, further aligning the interests of executive officers with the interests of shareholders;

•

Enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	Retain the named executive officers; and

•	Maintain market-competitive levels of total compensation.

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Further details concerning the equity-based awards granted in 2022 to our named executive officers are provided in the 2022 Grants of Plan-Based Awards table and the 2022 Outstanding Equity Awards at Fiscal Year-End table and the related footnotes.

Beginning in 2021, based on shareholder feedback, the Compensation Committee revised the PSUs to incorporate three-year long-term performance metrics based on organic revenue growth and margin expansion goals that are set at the time of grant, are measured on an annual basis and continue for the three-year period. PSUs that satisfy the performance vesting requirements will remain subject to a time-based cliff vesting requirement on the third anniversary date of the grant. The PSUs are also subject to a TSR performance modifier measured relative to the S&P 500 index. For PSU grants made in 2020, the performance measure is based on an annual comparison of the Company’s TSR relative to the S&P 500 index. The terms of the PSUs are described in further detail below. Dividends are not paid on PSUs or RSUs unless and until the stock vests.

The stock options and RSUs are subject to a time-based vesting requirement, whereby each grant vests on an annual ratable basis over a three-year period from the anniversary date of the grant.

In 2022, the stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. Therefore, the stock options are viewed by us as performance based as they only have value if the Company’s stock price increases above the value on the date of grant. The options have a seven-year term. We do not engage in “backdating” or re-pricing of stock options, as our stock plan prohibits these practices. When we determine grant sizes, we attribute a target value to the options based on the fair value of the options in accordance with GAAP. We do not attempt to time the granting of these annual awards to any internal or external events. Stock options issued under our 2008 Omnibus Incentive Plan (as described below) or 2022 Omnibus Incentive Plan are subject to a double trigger change-in-control acceleration provision in the event they are assumed or replaced with substantially equivalent awards in connection with a change-in-control.

In 2022, we used the Amended and Restated FIS 2008 Omnibus Incentive Plan, which we refer to as the 2008 Omnibus Plan, for long-term incentive awards granted prior to the date of the 2022 Annual Meeting. In 2022, the Company adopted the FIS 2022 Omnibus Incentive Plan, which we refer to as the 2022 Omnibus Plan, which was approved by shareholders at the 2022 annual meeting of shareholders.

83 FIS GLOBAL

PSU grants made in 2022 and 2021

For PSU grants made in 2022 and 2021, the performance vesting element is based on pre-determined three-year targets for annual organic revenue growth and annual margin expansion, along with a TSR modifier that compares the Company’s TSR performance to the S&P 500 index each calendar year (e.g., 2021, 2022 and 2023 (for the awards granted in 2021); 2022, 2023 and 2024 (for the awards granted in 2022)). 50% of the PSUs performance vesting is based on the Company’s annual organic revenue growth and 50% of the PSUs performance vesting is based on the Company’s annual margin expansion.

Performance measure	How calculated	Reason for use

Annual Organic Revenue Growth	The percentage increase of GAAP Revenue as reported in the Company’s current-period Annual Report on Form 10-K, excluding the impact of fluctuations in foreign currency exchange rates and revenues from our non-strategic businesses in our Corporate and Other Segment, compared to a revenue base for the prior period which is adjusted for the impact of acquisitions and divestitures.	Annual Organic Revenue Growth is a key metric that measures how the business is executing in growing its current business and generating new business. This metric is viewed as especially important when combined with margin expansion and is widely followed by shareholders.

Annual Margin Expansion	The percentage increase of Adjusted EBITDA divided by GAAP Revenue, both as reported in the Company’s Annual Report on Form 10-K. Adjusted EBITDA is defined as net earnings (loss) before net interest expense, net other income (expense), income tax provision (benefit), equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational in nature as well as the impact of the non-strategic businesses in our Corporate and Other segment.	Annual Margin Expansion is a key metric used to monitor costs and determine the efficiency and scalability of the business as revenue grows. Combined with Organic Revenue Growth, these factors support growth of the fundamental business in a cost-focused manner. Annual Margin Expansion is widely followed by shareholders.

The growth targets for annual organic revenue growth and annual margin expansion are set as of the grant date for a three-year period and are measured each year based on the Company’s year-end results as described in the Company’s audited financial statements in our Annual Report on Form 10-K. The actual annual organic revenue growth and annual margin expansion measurement results at the end of each year are measured against the three-year growth rate targets determined as of the grant date. The year-end results for actual annual organic revenue growth and annual margin expansion results each year during the three-year period will become the starting point for determining actual annual organic revenue growth and annual margin expansion during the subsequent year.

Based on the annual organic revenue growth and annual margin expansion in each year, 1/3 of the PSUs may satisfy the performance vesting element and be earned between 0% and 200% of the target grant amount in each year, but remain

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subject to a time-based cliff vesting requirement. The performance vesting target goal was 100% with a threshold of 50% and a maximum of 200%.

Earned PSUs are also subject to the following annual TSR modifier:

Relative TSR Percentile Rank:	<25th percentile of S&P 500	=25th percentile to 75th percentile of S&P 500	≥75th percentile of S&P 500

Modifier:	(15%)	No Change	15%

When determining the TSR modifier, the Compensation Committee considered estimated common stock repurchases in the first year, which are included in the Company’s investor guidance that is issued at the beginning of each year.

For performance between the threshold and the maximum level goals, the percentage of the target award that is determined to satisfy the performance vesting element is interpolated. Following the satisfaction of the performance vesting element, the PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

2022 PSUs – ACCRUAL BASED ON 2022 PERFORMANCE

For the PSUs granted in 2022, 1/3 of the award was eligible to be earned based on the achievement of the annual organic revenue growth (50% of the eligible tranche) and annual margin expansion (50% of the eligible tranche) performance metrics. Based on the Company’s financial performance in 2022, (i) 50% of the eligible tranche satisfied the annual organic revenue growth performance vesting element between the threshold and target level, which resulted in vesting of 170% of the target grant amount associated with 2022 performance and (ii) 50% of the eligible tranche failed to satisfy the annual margin expansion threshold performance vesting element, which resulted in 0% vesting of the target grant amount associated with 2022 performance. As a result, the combined weighted performance achievement of the PSUs for the 2022 performance year was 85% of target, which was subject to a relative TSR modifier that further reduced the PSUs earned by 15% to reflect our TSR performance that fell below the 25th percentile relative to the S&P 500 index. As a result, PSUs for the 2022 performance period that represent 1/3 of the total target opportunity for the 2022- 2024 performance period were earned at 72% of target. The earned PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

		Performance goal (adjusted revenue and adjusted EBITDA in millions)

	Weight	Threshold	Target	Maximum	Adjusted results	Payout factor

Annual Organic Revenue Growth	50%	5%	6%	7%	6.7%	170%

Annual Margin Expansion	50%	.0%	.25%	.50%	(1.6%)	0%

Year One Performance Vesting (% of Target)	—	50%	100%	200%	—	85%

Year One Relative TSR Modifier	—	—	—	—	—	(15%)

Year One Performance Shares Earned(1)	—	—	—	—	—	72%

(1)	Shares satisfying the performance vesting requirement, but remain subject to time-based vesting requirement through February 28, 2025.

85 FIS GLOBAL

2021 PSUs – ACCRUAL BASED ON 2022 PERFORMANCE

For the PSUs granted in 2022, 1/3 of the award was eligible to be earned based on the achievement of the annual organic revenue growth (50% of the eligible tranche) and annual margin expansion (50% of the eligible tranche) performance metrics. Based on the Company’s financial performance in 2022, (i) 50% of the eligible tranche satisfied the annual organic revenue growth performance vesting element between the threshold and target level, which resulted in vesting of 78% of the target grant amount associated with 2022 performance and (ii) 50% of the eligible tranche failed to satisfy the annual margin expansion threshold performance vesting element, which resulted in 0% vesting of the target grant amount associated with 2022 performance. As a result, the combined weighted performance achievement of the PSUs for the 2022 performance year was 39% of target, but was subject to a relative TSR modifier that further reduced the PSUs earned by 15% to reflect our TSR performance that fell below the 25th percentile relative to the S&P 500 index. As a result, PSUs for the 2022 performance period that represent 1/3 of the total target opportunity for the 2022-2024 performance period were earned at 33% of target. The earned PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

		Performance goal (adjusted revenue and adjusted EBITDA in millions)

	Weight	Threshold	Target	Maximum	Adjusted results	Payout factor

Annual Organic Revenue Growth	50%	5%	8%	10%	6.7%	78%

Annual Margin Expansion	50%	.25%	.5%	1.0%	(1.6)%	0%

Year Two Performance Vesting (% of Target)	—	50%	100%	200%	—	39%

Year Two Relative TSR Modifier	—	—	—	—	—	(15%)

Year Two Performance Shares Earned(1)	—	—	—	—	—	33%

(1)	Shares satisfying the performance vesting requirement, but remain subject to time-based vesting requirement through March 29, 2024.

2020 PSUs – VESTING BASED ON 2022 PERFORMANCE

For PSU grants made in 2020, the performance vesting element is based on the Company’s relative TSR performance against the S&P 500 index each calendar year over the applicable three-year vesting period (e.g., 2020, 2021, and 2022). When determining the TSR performance metric in the first year, the Compensation Committee considered estimated common stock repurchases for such year. Based on the relative TSR performance in each year, 1/3 of the PSUs may vest between 0% and 150% of the target grant amount in each year, which we believe enhances the connection with shareholder returns. If the threshold performance goal is attained, 50% of the target opportunity is earned, and if the maximum performance goal is attained or exceeded, 150% of the target opportunity is earned. For performance between the threshold and the maximum level goals, the percentage of the target award earned is interpolated.

Relative TSR Percentile Rank:	<25th percentile of S&P 500	=25th percentile of S&P 500	=50th percentile of S&P 500	≥75th Percentile of S&P500
Modifier:	0%	50%	100%	150%

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Based on the Company’s relative TSR performance against the S&P 500’s relative TSR performance as of December 31, 2022, the 2020 PSU grant placed the Company in the <25th percentile of the S&P 500 for 2020 resulting in vesting 0% of the target opportunity for 1/3 of the PSUs scheduled to vest based on 2022 performance. Based on the Company’s relative TSR performance against the S&P 500 index during each year of the three-year performance period, the PSUs for the 2020-2022 performance period earned a cumulative vesting of approximately 31% relative to target.

	Weighting of Target	Relative TSR vs. S&P 500 index	Earned Payout

2020 Performance Year	1/3	46th percentile	93%

2021 Performance Year	1/3	below 25th percentile	0%

2022 Performance Year	1/3	below 25th percentile	0%

TOTAL			31%

Based on our stock price performance over the same performance period the aggregate value of the earned PSUs granted in 2020 at the end of the three-year performance period equaled approximately 19% of the initial target value on the grant date.

2019 ONE-TIME SPECIAL COMPENSATION PROGRAM: WORLDPAY INTEGRATION INCENTIVE PLAN

In July 2019, the Compensation Committee approved a one-time integration incentive plan in anticipation of the closing of the Company’s acquisition of Worldpay. On August 8, 2019, participants in the Worldpay Integration Incentive Plan were granted PSUs, with an opportunity to vest based on the achievement of stated threshold, target and maximum revenue and expense synergy goals.

As of the final measurement date of September 30, 2022, the Company exceeded the maximum level for the revenue and expense synergies; however, the vesting of the PSUs at the maximum level was conditioned upon the Company’s TSR being at or above the 50% percentile compared to the S&P 500 for the performance period. As of the final measurement date, the Company’s TSR was below the 50% percentile compared to the S&P 500. Accordingly, the Compensation Committee did not approve the vesting of the PSUs at the maximum level despite exceeding the maximum performance target for both revenue and cost synergies. The Compensation Committee instead approved the final vesting of 50% of the PSUs at 150% of the target amount for exceeding the maximum revenue synergy goal in accordance with the plan. The Company had previously vested 50% of the PSUs at 50% of the target amount in 2021 for reaching threshold of the revenue synergy goal. There was no further vesting related to the expense synergy goal in 2022, which had previously vested 50% of the PSUs at 200% of the target amount for exceeding the expense synergy goal. Considering the decrease in stock price, the cumulative value of shares earned under the program as of December 31, 2022, represented only 99.5% of the target grant date value.

87 FIS GLOBAL

COMPENSATION GOVERNANCE

Our Compensation Committee regularly reviews our executive compensation programs and makes adjustments that they believe to be in the best interests of the Company and our shareholders. As part of this process, our Compensation Committee reviews compensation trends, listens to stakeholder feedback and considers what is thought to be current best practices by our independent compensation consultant, with the goal of continually improving our approach to executive compensation.

What We Do	What We Do Not Do

Deliver the majority of executives’ total compensation in the form of at-risk, performance-based compensation	Provide guaranteed short- or long-term incentives

Utilize performance-based vesting requirements for the majority of our equity awards in the form of performance stock units	Provide tax gross-ups of payments or perquisites, except in the case of relocation expenses that are generally available to all employees

Require our executives and directors to satisfy rigorous stock ownership guidelines	Provide significant perquisites

Maintain a clawback policy	Maintain any form of supplemental executive retirement plan (SERP)

Prohibit executive officers from engaging in hedging transactions in FIS stock or pledging FIS stock	Reprice or exchange underwater options without shareholder approval

STOCK OWNERSHIP GUIDELINES

We have formal stock ownership guidelines for all corporate executive officers, including our named executive officers, and members of our Board, to require these individuals to hold a multiple of their base salary (or annual retainer in the case of our directors) in our common stock. Our Board approved new stock ownership guidelines with more stringent ownership requirements beginning in 2021 and updated stock ownership guidelines in January 2023. Under the updated stock ownership guidelines only fully vested shares and shares that have been deferred under our Board equity deferral plan, but would have otherwise vested, are counted toward meeting the stock ownership guidelines. Accordingly, RSUs, PSUs and stock options (whether vested or unvested) do not count towards compliance. In addition, executive officers must hold 50% of all equity awards from the date of vesting until such time as the officer’s total equity holdings satisfy the stock ownership guidelines. Each new corporate executive officer and director has four years to meet the guidelines.

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The guidelines are as follows:

Position	Minimum Aggregate Stock Ownership Target

Chief Executive Officer and President	10x base salary

Chief Financial Officer	3x base salary

All Other Corporate Executive Officers	2x base salary

Members of the Board	5x annual cash retainer

Each of our executive officers met the stock ownership guidelines as of December 31, 2022 or were in the four year transition period to satisfy the stock ownership guidelines.

HEDGING AND PLEDGING POLICY

Our Board previously adopted a hedging and pledging policy that prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, or pledging them as collateral for loans. This policy prohibits directors and executive officers from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation, or held directly or indirectly by the executive officer or director. The Board adopted this policy in order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking. No FIS shares held by our current directors and executive officers have been hedged or pledged.

CLAWBACK POLICY

Our Compensation Committee previously adopted a policy to recover cash and equity incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, including an act of fraud or willful misconduct that caused the need for an accounting restatement, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. In addition to this policy, our annual incentive plan gives our Compensation Committee complete discretion to reduce or eliminate annual incentives that have not yet been paid. There were no clawbacks made in 2022.

The Company is in the process of reviewing its clawback policy and will modify the policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

89 FIS GLOBAL

INSIDER TRADING POLICY

Our Board previously adopted an insider trading policy which established quarterly trading windows during which restricted insiders, including Company directors, executive officers and certain employees can trade in FIS securities. In 2022, the Board updated the policy to shorten the quarterly trading windows during which restricted insiders may trade in FIS securities.

EQUITY GRANT PROCEDURES

We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We generally grant annual equity awards to our executives in the first quarter of each year during our open trading window following the release of our prior year results. We generally grant annual equity awards to our non-employee directors following the annual meeting.

401(k) PLAN

We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits (generally $20,500 in 2022). We contribute an amount equal to 50% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation for each participant. Participants may direct the trustee to invest funds in any investment option available under the plan. A participant may receive the value of his or her vested account balance upon termination of employment. FIS stock is not an investment option available under the plan. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions occurs on a pro rata basis over an employee’s first three years of employment with the Company. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

QUALIFIED RETIREMENT EQUITY PROGRAM

Effective January 1, 2021, the Company established a Qualified Retirement Equity Program (the “Program”) to facilitate an orderly succession for long-tenured employees across all levels of the Company, including increased notice periods, and to reduce the ability for qualifying retirees to compete against the Company or solicit FIS employees after termination. The Program is a benefit available to holders of Company equity awards and participants in the ESPP, who in each case, satisfy certain eligibility and notice requirements, which provides for continued vesting of certain qualifying unvested equity awards and continued receipt of the Company ESPP match under the ESPP following a Qualified Retirement (as defined below) from the Company. Upon providing the proper advance written notice of their intent to retire, an eligible participant’s qualifying equity awards will not be forfeited upon a Qualified Retirement, but will continue to vest in accordance with the terms of their respective grant agreements, contingent upon continued compliance with the restrictive covenants in the grant agreements and execution of a release of claims. Similarly, upon providing the proper advance written notice of their intent to retire, eligible participants in the ESPP will continue to vest

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and receive the quarterly Company ESPP match under the ESPP following a Qualified Retirement for all ESPP contributions previously made by the eligible participant in the final 12-month period of the participant’s employment.

A “Qualified Retirement” means an employee who has accumulated a minimum of 65 points based upon age plus years of service (one point per year, measured in whole years). Generally, the minimum age for a Qualified Retirement is 55 years old, and the minimum years of service is five years.

DEFERRED COMPENSATION PLAN

We provide our U.S. based named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a non-qualified deferred compensation plan. Participants may elect to defer up to 65% of their base salary and 75% of bonuses and/or commissions on a pre-tax basis. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the 2022 Nonqualified Deferred Compensation table and accompanying narrative.

EMPLOYEE STOCK PURCHASE PLAN

We currently sponsor the Fidelity National Information Services, Inc. Employee Stock Purchase Plan, through which our employees can purchase shares of our common stock on an after-tax basis through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. In the month following the end of each calendar quarter in 2022, we made a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. Matching contributions are equal to 25% of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. Effective for employee contributions into the ESPP after April 1, 2023, matching contributions will be equal to 20% of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market.

HEALTH AND WELFARE BENEFITS

We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional health, life and disability coverage. The taxable portion of this additional coverage is reflected in the 2022 Summary Compensation Table under the column All Other Compensation and the related footnote.

Our named executive officers generally participate in the same benefit plans as our other employees. All employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans, as well as our 401(k) plan and ESPP.

91 FIS GLOBAL

OTHER BENEFITS

We provide limited special benefits to our named executive officers. In general, the benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executives from certain business risks and potential threats. For safety and efficiency purposes in 2022, certain of our named executive officers received personal use of the corporate air transportation. Further detail regarding executive perquisites in 2022 can be found in the 2022 Summary Compensation Table under the column All Other Compensation and the related footnote.

POST-TERMINATION COMPENSATION AND BENEFITS

We have entered into employment agreements with each of our named executive officers. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in certain termination events. As noted above, in connection with their departures from the Company, each of Mr. Norcross and Mr. Woodall will receive severance benefits pursuant to the terms of their employment agreements. Descriptions of the material terms of all of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

THE COMPENSATION COMMITTEE

Gary L. Lauer, Chair

Mark D. Benjamin

Jeffrey A. Goldstein

Kenneth T. Lamneck

James B. Stallings, Jr.

Jeffrey E. Stiefler

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EXECUTIVE COMPENSATION

The following table sets forth information regarding the cash and non-cash compensation earned by and awarded to our named executive officers in 2022 and, to the extent required by SEC disclosure rules, in 2021 and 2020.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position Fiscal Year Salary ($)(1) Bonus ($) (2) Stock Awards ($)(3) Option Awards ($)(4) Non-Equity Incentive Plan Compensation Earnings ($)(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) All Other Compensation ($)(10) All Other Compensation ($)(10) Total ($) Stephanie L. Ferris(6) Chief Executive Officer and President 2022 783,333 12,922,017 1,999,990 125,524 15,830,864 2021 230,682 5,589,001 1,500,005 543,877 7,876 7,871,441 2020 459,958 3,804,779 1,568,818 22,502,299 28,335,854 Erik D. Hoag(7) Corporate Executive Vice President, Chief Financial Officer 2022 491,667 3,612,984 499,992 27,045 4,631,688 Ido Gileadi Corporate Executive Vice President, Chief Operating Officer 2022 625,000 6,503,525 900,007 15,888 8,044,420 Caroline Tsai Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer 2022 527,083 2,500,000 3,905,643 937,504 149,089 8,019,319 L. Denise Williams Corporate Executive Vice President, Chief People Officer 2022 556,250 800,000 4,064,680 562,494 9,867 5,993,291 Gary A. Norcross(8) Former Chairman and Chief Executive Officer 2022 1,154,545 30,599,876 13,566,953 45,321,374 2021 1,200,000 14,339,482 4,250,002 4,661,805 572,482 25,023,771 2020 1,200,000 12,385,502 3,749,992 569,515 17,905,009 James W. Woodall(9) Former Corporate Executive Vice President, Chief Financial Officer 2022630,114 9,032,410 1,249,991 5,128,294 16,040,809 2021 700,000 5,162,275 1,529,992 1,740,407 236,294 9,368,968 2020 700,000 4,541,432 1,375,005 221,959 6,838,396

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP or non-qualified deferred compensation plans.

(2)

Amounts in the Bonus column reflect the discretionary bonuses paid to the respective named executive officers due to the assumption of increased responsibilities associated with management transitions, strategic initiative and, in the case of Ms. Tsai, includes a one-time replacement sign-on cash bonus of $1,700,000 for compensation forfeited at her prior employer and which was subject to pro-rata repayment if she separated from the Company within one-year of her start date.

(3)

Amounts represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2023. Stock awards in 2022 consisted of annual performance stock units and time-based restricted stock units. Aggregate grant date fair value for performance stock units is based on 153% of target performance, which was the probable outcome of the performance conditions as of the grant date. The aggregate grant date fair value of the performance stock grants assuming the maximum performance level would be: $17,020,077 for Ms. Ferris; $4,829,970 for Mr. Hoag; $8,694,213 for Mr. Gileadi; $4,743,692 for Ms. Tsai; $5,433,919 for Ms. Williams; $45,999,804 for Mr. Norcross and $12,074,878 for Mr. Woodall.

93 FIS GLOBAL

(4)

Amounts represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2023.

(5)

Although the annual incentive plan funded at 27%, due to Company’s operational performance the Compensation Committee exercised negative discretion and reduced the funding of the 2022 annual incentive plan. As a result, our named executive officers did not receive a payout for their 2022 annual cash incentive.

(6)

Ms. Ferris was promoted to Chief Executive Officer and President on December 16, 2022. The $22,502,299 in the All Other Compensation column for 2020 primarily represents the value of Ms. Ferris’ exercise of her “good reason” termination right under her employment agreement based on the Worldpay Executive Severance Plan, which was preserved in her employment agreement during the applicable change of control period under that plan.

(7)	Mr. Hoag was promoted to Corporate Executive Vice President and Chief Financial Officer on November 4, 2022.

(8)

Mr. Norcross departed the Company as Chairman, a member of the Board of Directors, and as Chief Executive Officer effective December 16, 2022, but is listed pursuant to the rules of the SEC related to named executive officers.

(9)

Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022, and transitioned to an advisory role, but is listed pursuant to the rules of the SEC related to named executive officers. During the transition period, Mr. Woodall will receive an annual salary of $250,000 but will not be entitled to any equity awards or performance based annual cash incentives.

(10)	The following table contains a breakdown of the compensation and benefits included in the All Other Compensation column above:

	Stephanie L. Ferris $	Erik D. Hoag $	Ido Gileadi $	Caroline Tsai $	L. Denise Williams $	Gary A. Norcross $	James W. Woodall $

401(k) Matching Contributions	9,150	9,150	9,150	8,505	9,150	8,250	9,150

ESPP Matching Contributions	—	15,000	3,581	—	—	33,750	26,250

Life Insurance Premiums	—	—	—	—	—	6,409	—

Supplemental Disability	—	—	—	—	—	23,094	9,049

Executive Health Care(1)	—	—	—	—	—	105,281	—

Relocation Benefit(2)	63,842	—	—	137,575	—	—	—

Spousal Travel to Corporate Event	2,129	2,129	—	—	—	—	—

Personal Corporate Airplane Use(3)	25,403	766	3,157	3,009	717	68,879	39,016

Cash Severance Benefits(4)	—	—	—	—	—	13,175,010	5,044,829

Administrative Support(5)	—	—	—	—	—	6,091	—

Security Services(6)	—	—	—	—	—	41,341	—

Legal Fees(7)	25,000	—	—	—	—	98,848	—

Total	125,524	27,045	15,888	149,089	9,867	13,566,953	5,128,294

(1)	Amounts represent the incremental costs of premium and health reimbursements of health care plans.

(2)

Amounts represent expenses related to the relocation to our Company’s headquarters for Ms. Ferris and Ms. Tsai pursuant to the terms of their respective employment agreements and the Company’s relocation policy. Amounts are subject to repayment in full should the recipient voluntarily terminate prior to the 12-month anniversary of their relocation, and declines by 25% per quarter during the second year following their relocation.

(3)	Amounts represent the aggregate incremental cost based upon the average hourly variable costs of operating the airplane during 2022.

(4)

Amount for Mr. Norcross represents the costs of cash severance of $12,600,000, 36 months of COBRA and life insurance of $482,702 and accrued vacation payout of $92,308 pursuant to the terms of his employment agreement. The amount for Mr. Woodall represents the cost of cash severance of $4,880,814 and 36 months of COBRA and life insurance of $164,015 pursuant to the terms of his employment agreement.

(5)

Amount represents the 2022 cost of administrative support for Mr. Norcross post-termination. Pursuant to the terms of his separation agreement, Mr. Norcross will be entitled to reimbursement for administrative support through 2024.

(6)

Amount reflects the incremental cost for personal security calculated based on billing for services and equipment from third parties. Pursuant to the terms of his separation agreement, Mr. Norcross will be entitled to reimbursement for Security Services through 2023.

(7)	Amounts represent the reimbursement of legal fees in connection with negotiating and drafting employment and separation agreements.

2023    Proxy Statement    94

2022 GRANTS OF PLAN-BASED AWARDS

(a)name (b) grant date/plan (c) Threshold ($) (d) target ($) (e) maximum ($) (f) threshold (g) target (#) (h) manimum (i) all other stock awardes: numbers of shares of stock or units (#)(3) (j) al other opetion awards: number of securities underlying options (#)(4) (k) exercise or base price of option awards ($/sh) (l) grant date fair value of stock and option awards ($)(5) Stephanie L. Ferris 2/28/2022 16,512 77,707 178,726 11,322,058 2/28/2022 16,801 1,599,959 2/28/2022 96,061 95.23 1,999,990 Annual Incentive 200,000 1,200,000 2,400,000 Erik D. Hoag 2/28/2022 4,686 22,052 50,719 3,213,018 2/28/2022 4,200 399,966 2/28/2022 24,015 95.23 499,992 Annual Incentive 83,333 500,000 1,000,000 Ido Gileadi 2/28/2022 8,435 135,417 4,602,115,000, 5,271,115,000,44,629,500,000 11,715,,186,667 39,694 91,297 5,783,491 2/28/2022 7,561 720,034 2/28/2022 43,228 95.23 900,007 Annual Incentive 406,250 812,500 1,625,000 Caroline Tsai 2/28/2022 9,205 21,658 49,813 3,155,612 2/28/2022 7,876 750,031 2/28/2022 45,029 95.23 937,504 Annual Incentive 345,000 690,000 1,380,000 L. Denise Williams 2/28/2022 10,544 24,809 57,061 3,614,718 2/28/2022 4,725 449,962 2/28/2022 27,017 95.23 562,494 Annual Incentive 345,000 690,000 1,380,000 Gary A. Norcross 2/28/2022 89,257 210,017 483,039 30,599,876 Annual Incentive 1,500,000 3,000,000 6,000,000 James W. Woodall 2/28/2022 23,430 55,129 126,797 8,032,400 2/28/2022 10,501 1,000,010 2/28/2022 60,038 95.23 1,249,991 Annual Incentive 560,000 1,120,000 2,240,000

(1)

With respect to the annual incentives, the amounts shown in column (c) reflect the minimum payment level, which is 50% of the target amount shown in column (d) further weighted one-third based on plan metrics, and the amounts shown in column (e) represent the maximum payout, which is 200% of the amount in column (d). The actual non-equity incentive bonuses target for Ms. Ferris and Mr. Hoag for 2022 were prorated based on the time they were serving as Chief Executive Officer and President and Chief Financial Officer, respectively.

(2)

The amounts shown in column (f) reflect the threshold number of performance stock units as adjusted with a -15% TSR Modifier, which is 21.25% of the target amount shown in column (g), which is the amount granted to each named executive officer under the 2008 Omnibus Plan on February 28, 2022 (based on a grant date fair value equal to 153% of the closing stock price of $95.23 per share). The amounts shown in column (h) represent the maximum payout, which is 230% of the amount in column (g) as adjusted with a +15% TSR Modifier. Under the February 28, 2022, PSU awards earned shares vest in full after three years based on the Company’s annual organic revenue growth and annual margin expansion as modified by the Company relative TSR performance against the S&P 500 each calendar year.

(3)

The amounts shown in column (i) reflect the number of time-based restricted stock units granted to each named executive officer under the 2008 Omnibus Plan on February 28, 2022 (grant date fair value is $95.23 per share). The shares vest ratably over three years.

95 FIS GLOBAL

(4)

The amounts shown in column (j) reflect the number of time-based stock options granted to each named executive officer under the 2008 Omnibus Plan on February 28, 2022 (grant date fair value is $20.82 per option). The shares vest ratably over three years.

(5)

The amounts shown in column (l) represent the aggregate of the grant date fair value of each award computed in accordance with FASB ASC Topic 718 assuming no forfeitures and are based upon the following per share grant date fair values: February 28, 2022 performance stock units ($95.23), February 28, 2022 time-based restricted stock units ($95.23), February 22, 2022 stock option awards ($20.82). For the awards which are subject to performance-based conditions as described in the footnotes above, the amounts shown in column (l) reflect estimates of the probable outcome of the performance conditions judged as of the time of grant.

NARRATIVE DISCUSSION FOR SUMMARY COMPENSATION TABLE

AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with a limited number of our senior executives, including our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section. The following descriptions are based on the terms of the agreements as of December 31, 2022.

Stephanie L. Ferris

We entered into a three-year employment agreement with Ms. Ferris, dated October 17, 2022 to serve as our President and Chief Executive Officer with an expected effective date of January 1, 2023, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Ms. Ferris’ annual base salary for 2023 is $1,000,000 and her annual bonus target is 200% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. Ms. Ferris’ annual base salary for 2022 was $800,000 and her annual bonus target was 150% of base salary. Ms. Ferris is entitled to receive annual equity grants (if made to executive officers of the Company in the ordinary course of business and approved by the Compensation Committee) with a minimum fair value of $12,000,000. In addition to cash and equity compensation, Ms. Ferris and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Ferris’ prior employment agreement with the Company also provided for relocation assistance, including a $30,000 allowance for miscellaneous incidental relocation expenses, reimbursement of temporary living expenses up to $20,000, reimbursements of customary closing expenses for a new home purchase, and reimbursements for certain other shipping and storage expenses. However, if Ms. Ferris voluntarily terminates her employment other than for good reason or is terminated by the Company for cause prior to January 1, 2024, Ms. Ferris must repay a certain percentage (ranging from 25 to 100% depending on the date of termination) of all relocation assistance payments, allowances and reimbursements. In addition, Ms. Ferris’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

Erik D. Hoag

We entered into a two-year employment agreement with Mr. Hoag, effective June 1, 2015, to serve as our Senior Vice President and Segment Chief Financial Officer, with a provision for automatic annual extensions after the initial two-year term unless either party provides timely notice that the term should not be extended. Mr. Hoag’s annual base salary for 2022 was $500,000 and his annual bonus target was 100% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. On November 4, 2022, Mr. Hoag was promoted to Executive Vice

2023    Proxy Statement    96

President and Chief Financial Officer of FIS, at which time his annual base salary was increased to $600,000 and his annual bonus target was increased to 125% of base salary. In addition to cash and equity compensation, Mr. Hoag and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Hoag’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Ido Gileadi

We entered into a two-year employment agreement with Mr. Gileadi, effective December 16, 2013, to serve as our Executive Vice President and Chief Information Officer, with a provision for automatic annual extensions after the initial two-year term unless either party provides timely notice that the term should not be extended. On October 7, 2020, Mr. Gileadi was promoted to Executive Vice President and Chief Operating Officer of FIS. Mr. Gileadi’s annual base salary for 2022 was $625,000 and his annual bonus target was 130% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Gileadi and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Gileadi’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Caroline Tsai

We entered into a three-year employment agreement with Ms. Tsai, effective February 7, 2022, to serve as our Executive Vice President and Chief Legal Officer, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Ms. Tsai’s annual base salary for 2022 was $575,000 and her annual bonus target was 120% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. Ms. Tsai also received a hiring bonus of $1,700,000 in 2022. In addition to cash and equity compensation, Ms. Tsai and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Tsai’s employment agreement also provides for relocation assistance, including a $15,000 allowance for miscellaneous incidental relocation expenses, reimbursement of temporary living expenses up to $30,000, reimbursements of customary closing expenses for a new home purchase, and reimbursements for certain other shipping and storage expenses. Ms. Tsai’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

L. Denise Williams

We entered into a three-year employment agreement with Ms. Williams, effective February 1, 2018, to serve as our Executive Vice President and Chief People Officer, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Ms. Williams’ annual base salary for 2022 was $575,000 and her annual bonus target was 120% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Ms. Williams and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Williams’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

97 FIS GLOBAL

Gary A. Norcross

We entered into a separation agreement with Mr. Norcross on December 14, 2022, pursuant to which Mr. Norcross ceased serving as Chief Executive Officer of the Company, as Chairman of the Board and as a member of the Board effective December 16, 2022. Pursuant to the terms of the separation agreement, Mr. Norcross is entitled to receive certain separation benefits consistent with the separation benefits under his existing employment agreement for a termination due to good reason in light of the elimination of the Executive Chairman role at the Company.

James W. Woodall

We entered into a transition agreement with Mr. Woodall on August 1, 2022, pursuant to which Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022, and transitioned to a non-executive, part-time advisory role with the title of Chief Financial Officer Emeritus through March 31, 2025. While providing these services, his annual base salary will be $250,000 from November 4, 2022 through March 31, 2025. Under the transition agreement, Mr. Woodall will not be entitled to receive any bonus or future equity grants, but will be eligible to participate in the 401(k) and the retirement program. Pursuant to the terms of the transition agreement, Mr. Woodall is entitled to receive certain separation benefits consistent with the separation benefits under his existing employment agreement for a termination due to good reason.

ANNUAL INCENTIVE AWARDS, BONUS PROGRAMS AND LONG-TERM EQUITY INCENTIVE AWARDS

In 2022, our named executive officers received annual cash incentives. In addition, our named executive officers received grants of performance stock units, time-based restricted stock units and time-based stock options in 2022. More information about the annual cash and long-term equity incentives can be found in the Compensation Discussion and Analysis section.

OTHER PLANS AND BENEFITS

More information about these programs can be found in the Compensation Discussion and Analysis section. We also provide our named executive officers with limited special benefits and perquisites, as discussed in the Compensation Discussion and Analysis section and in the 2022 Summary Compensation Table under the column All Other Compensation and the related footnote.

2023    Proxy Statement    98

The following table sets forth information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2022:

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option AwardsStock Awards (a) NameGrant Date Number of Securities Underlying Unexercised Options (#) ExercisableNumber of Securities Underlying Unexercised Options (#)(1) Unexercisable Option Exercise Price ($) Option Expiration DateNumber of Shares or Units of Stock That Have Not Vested (2) Market Value of Shares or Units of Stock That Have Vested ($)(3) Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(10) Stephanie L. Ferris 09/03/2021 58,230 125.3909/03/2028 27,4038,773(6) $2,454,542 02/28/2022 96,061 95.2302/28/2029 27,928 30,803(7)$3,984,898 02/28/2022 7,586 21,003(7) $1,939,764Erik D. Hoag 03/29/2016 5,658 62.9203/29/2023 03/29/2017 11,783 80.0303/29/2024 03/29/20187,022 96.30 03/29/2025 03/29/2019 5,862 113.1003/29/2026 $1,859,294 $1,894,915 2,089,984 1,425,054 $18,862 $18,862 $564,919 $125,183 $473,729 $171, 593 $45,188 $32, 839 $715,478 $166,911 $825,739 $308, 853 $888,292 $41,456 $4,139 $417,345 $128,711 $532,894 $192,965 $1,209,630 17,828 3,821 52,505 $17,502 $259,255 $3,562,464 $1,187,511 45,392 522,513 475,018 259,255 60,522 940,537 855,046 979,686 151,238 46,681 587,852 534,454$514,710 (8)(9) 59,248 03/29/20203,9511,976120.1003/29/2027278 -(5) $18,862 03/29/2020 3,951 1,976120.1003/29/2027 278 -(5) $18,862 03/29/2020 8,326 $564,919 03/29/2021 1,498 2,997 143.97 03/29/20281,845 669(6)$170,575 02/28/2022 24,01595.23 02/28/2029 6,9827,701(7)$996,242 02/28/2022 2,529 7,001(7) $646,611 Ido Gileadi03/29/20186,24396.3003/29/2025 03/29/201910,422113.1003/29/2026 03/29/20209,4834,742120.1003/29/2027666-(5)$45,188 03/29/20201,976120.1003/29/202711/02/20206,4123,207123.9711/02/2027484-(5)$32,839 03/29/20218,56117,124143.9703/29/202810,5453,821(6)$974,733 03/29/20211,9973,996143.9703/29/20282,460892(6)$227,433 02/28/202243,22895.2302/28/202912,56813,862(7)$1,793,276 02/28/20224,55212,602(7)$1,163,899 Caroline Tsai02/28/202245,02995.2302/28/202913,09214,439(7)$1,867,978 L. Denise Williams03/29/201720,36680.0303/29/2024 03/29/201812,48496.3003/29/2025 03/29/201911,725113.1003/29/2026 03/29/20208,6924,347120.1003/29/2027611-(5)$41,45603/29/2020869435120.1003/29/202761-(5)$4,139 03/29/20214,9949,989143.9703/29/20286,1512,229(6)$568,583 03/29/20211,5413,082143.9703/29/20281,897-688(6)$175,392 02/28/2022-27,01795.2302/28/20297,854-8,664(7)$1,120,746 02/28/2022----2,844-7,877(7)$727,420 Gary A. Norcross03/29/2016408,052-62.9203/29/2023---- 03/29/2017471,328-80.0303/29/2024---- 03/29/2018202,871-96.3003/29/2025---- 03/29/2019169,359-113.1012/16/2025---- 03/29/2020165,955-120.1012/16/2025-28,056-$1,903,600 03/29/202011,854-120.1012/16/2025-2,004-$135,971 03/29/2021119,863-143.9712/16/2025-76,648-$5,200,567 03/29/202125,685-143.9712/16/2025-16,785-$1,138,86202/28/2022-----153,596-$10,421,489 02/28/2022-----51,198-$3,473,784

99 FIS GLOBAL

James W. Woodall03/29/2016146,899-62.9203/29/2023---- 03/29/2017137,471-80.0303/29/2024---- 03/29/201870,225-96.3003/29/2025---- 03/29/201958,624-113.1003/29/2026---- 03/29/202039,51319,757120.1003/29/2027-2,672-$181,295 $143,842 $32,229 $709,304 432,069 96,822 1,306,248 1,187,51103/29/20203,9511,976120.1003/29/2027-267-$18,116 03/29/202114,26928,539143.9703/29/20282,12014,8766,368(6)$1,585,247 03/29/20213,1966,393143.9703/29/20284753,3321,427(6)$355,127 02/28/2022-60,03895.2302/28/202910,4546,73919,252(7)$2,472,793 02/28/2022----6,322-17,502(7)$1,616,458

(1)

The stock options granted on March 29, 2020, November 2, 2020, March 29, 2021 and February 28, 2022 vest ratably over a three-year period on each anniversary date of the grant. The stock options granted to Ms. Ferris on September 3, 2021 vest in full after three years.

(2)

The restricted stock units granted on March 29, 2020, November 2, 2020, March 29, 2021, and February 28, 2022 vest ratably over a three-year period on each anniversary date of the grant. The restricted stock award units granted to Mr. Hoag on March 29, 2020 and to Ms. Ferris on September 3, 2021 vest in full after three years. With respect to grants on March 29, 2021 (September 3, 2021 for Ms. Ferris), this number includes both the restricted stock units and 170% of the target number performance stock units for the first one-year performance period which ended December 31, 2021 and 33.29% of the target number performance stock units for the second one-year performance period which ended December 31, 2022. With respect to grants on February 28, 2022, this number includes both the restricted stock units and 72.25% of the target number performance stock units for the first one-year performance period which ended December 31, 2022. The performance stock units remain subject to a time-based vesting requirement and will vest in full on the third anniversary date of the grant.

(3)

Reflects 100% of target performance stock units granted on March 29, 2021 and February 28, 2022 that vested upon Mr. Norcross’ separation from the Company on December 16, 2022 and distributed in February 2023.

(4)

Mr. Woodall’s number includes restricted stock units granted on February 28, 2022 that vested upon his transition in November 2022 and distributed in February 2023, 33.29% of the target number performance stock unit granted on March 29, 2021 for the second one-year performance period which ended December 31, 2022 and 72.25% of the target performance stock units granted on February 28, 2022 for the first one-year performance period which ended December 31, 2022. The performance stock units will distribute in full on the third grant date anniversary.

(5)

Market value of unvested time-based restricted stock units or earned unvested performance stock units based on a closing price of $67.85 for a stock of our common stock on the New York Stock Exchange on December 30, 2022.

(6)

The performance stock units granted on March 29, 2020 and November 2, 2020 vest based on the Company’s relative TSR performance against the S&P 500 each calendar year (e.g., 2020, 2021 and 2022). The performance stock units granted on March 29, 2021 vest in full after three years based on the Company’s annual organic revenue growth and annual margin expansion as modified by the company relative TSR performance against the S&P 500 each calendar year (e.g., 2021, 2022 and 2023). The performance stock units granted on February 28, 2022 vest in full after three years based on the Company’s annual organic revenue growth and annual margin expansion as modified by the company relative TSR performance against the S&P 500 each calendar year (e.g., 2022, 2023 and 2024).

(7)

Based on the relative TSR performance through the third one-year performance period which ended December 31, 2022. This represents 0% of the target number of performance stock units granted on March 29, 2020 and November 2, 2020.

(8)	Represents 100% of target performance stock units for the performance year 2023 granted on March 29, 2021 (September 3, 2021 for Ms. Ferris).

(9)	Represents 100% of target performance stock units for the performance years 2023 and 2024 granted on February 28, 2022.

(10)	Market value of unvested restricted stock units is based on a closing price of $67.85 for a share of our common stock on the New York Stock Exchange on December 30, 2022.

2023    Proxy Statement    100

The following table sets forth information concerning each exercise of stock options, stock appreciation rights and similar instruments and each vesting of stock, including restricted stock, restricted stock units, performance stock units and similar instruments, during the fiscal year ended December 31, 2022, for each of the named executive officers on an aggregated basis:

2022 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Stephanie L. Ferris	—	—	—	—

Erik D. Hoag	—	—	7,331	563,025

Ido Gileadi	—	—	20,415	1,409,037

Caroline Tsai	—	—	—	—

L. Denise Williams	—	—	16,010	1,081,055

Gary A. Norcross(1)	279,403	6,836,361	318,784	22,483,343

James W. Woodall(1)	98,613	2,349,676	70,507	5,009,537

(1)

Included in the Stock Awards column are 245,429 RSUs and PSUs for Mr. Norcross and 28,970 RSUs and PSUs for Mr. Woodall with the realized valued of $16,988,595 and $2,097,718, respectively, using the closing price of the underlying shares of our common stock on the applicable vesting date. Settlement of these vested RSUs and PSUs is deferred pursuant to the terms of the applicable award agreement until March 29, 2023, February 28, 2024, March 29, 2024 and February 28, 2025, as applicable. The Value Realized on Vesting with respects to these RSUs and PSUs are included as Executive Contributions in the Nonqualified Deferred Compensation table below.

The following table sets forth information with respect to the named executive officers’ accounts under our nonqualified deferred compensation plans as of December 31, 2022:

101 FIS GLOBAL

2022 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last FYE ($)

Stephanie L. Ferris	Vested Stock Awards	—	—	(1,715,622)	(10,381,284)	—

Erik D. Hoag	—	—	—	—	—	—

Ido Gileadi	—	—	—	—	—	—

Caroline Tsai	—	—	—	—	—	—

L. Denise Williams	Deferred Comp Plan	75,000	—	(32,332)	—	203,402

Gary A. Norcross	Deferred Comp Plan	—	—	(34,858)	—	169,203

Gary A. Norcross	Vested Stock Awards	16,988,595	—	(324,184)	(608,998)	16,055,413

James W. Woodall	Vested Stock Awards	2,097,718	—	(127,160)	(78,492)	1,892,066

(1)

Amount for Ms. Williams reflects her contributions to the Company’s Deferred Compensation Plan. The amount reported for Messrs. Norcross and Woodall reflect the vested but deferred RSUs and PSUs in the Value Realized on Vesting column in the Option Exercises and Stock Vested table above. As detailed in the Option Exercises and Stock Vested table, settlement of these vested RSUs and PSUs are deferred pursuant to the terms of the applicable award agreement until March 29, 2023, February 28, 2024, March 29, 2024 and February 28, 2025, as applicable.

(2)

The amount for Ms. Ferris reflects the change in value of shares of our common stock subject to the previously vested stock awards calculated based on the change in the closing price from January 1, 2022 to distribution. The amount for Ms. Williams reflects the change in executive holdings in 2022 under the Company’s Deferred Compensation Plan. The amount for Mr. Norcross reflects the change in executive holdings in 2022 under the Company’s Deferred Compensation Plan and the change in value of shares of our common stock subject to the RSUs and PSUs calculated based on the change in the closing price from the vesting date to December 31, 2022. The amount for Mr. Woodall reflects the change in value of shares of our common stock subject to the RSUs and PSUs calculated based on the change in the closing price from the vesting date to December 31, 2022.

(3)

The amount for Ms. Ferris represents the value of previously vested stock awards distributed in 2022. The amounts for Messrs. Norcross and Woodall represent the value of shares withheld for FICA taxes.

THE DEFERRED COMPENSATION PLAN

Our U.S. named executive officers are eligible to participate in the Company’s Deferred Compensation Plan, which is a nonqualified elective deferred compensation plan. For 2022, the named executive officers could elect to defer up to 65% of their base salary and 75% for bonuses and/or commissions on a pre-tax basis. Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant and may be changed on any business day.

An individual may elect, in accordance with the terms of the Company’s Deferred Compensation Plan, either a lump-sum withdrawal or installment payments over 5, 10 or 15 years to be paid upon retirement, which generally means separation

2023    Proxy Statement    102

of employment after reaching age sixty. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. If elected, an individual will receive a lump-sum payment upon a separation from service during the twenty-four month period following a change in control. An individual may also elect to receive a lump sum payment upon a change in control. Account balances at the time of first valuation following termination less than the limit under Section 402(g) of the Internal Revenue Code, which was $20,500 in 2022, will be distributed in a lump sum. Participants can elect to receive in-service distributions if they establish a special account under the plan and specify a future date on which that benefit is to be paid. These payments would equal the value of the account as of the January 31 following the plan year designated by the participant, and would be paid within two and one-half months following the end of that plan year. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until all benefits under the plan have been paid.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section are what would be due under our named executive officers’ employment agreements and our compensation and benefit plans and agreements if employment had terminated or a change in control had occurred on December 31, 2022. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment or change in control and the value of accelerated vesting of stock-based awards would depend on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our U.S. salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. These plans are discussed in the Compensation Discussion and Analysis section and the Nonqualified Deferred Compensation table and accompanying narratives. Mr. Gileadi and Ms. Williams are eligible and would have received benefits under the Qualified Retirement Equity Program in the event of retirement during 2022 with an estimated value of $4,378,171 and $2,724,979, respectively.

POTENTIAL PAYMENTS UNDER EMPLOYMENT AGREEMENTS

As discussed previously, we have entered into employment agreements with each of our named executive officers. The employment agreements contain provisions for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits our named executive officers would receive in connection with various employment termination scenarios under their agreements in effect on December 31, 2022, other than (1) Mr. Norcross, who entered into a separation agreement with the Company on December 14, 2022, pursuant to which

103 FIS GLOBAL

Mr. Norcross resigned under the good reason provisions of his employment agreement effective December 16, 2022 and (2) Mr. Woodall, who entered into a transition agreement with the Company on August 1, 2022, pursuant to which Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022 and transitioned to a non-executive part-time advisory role through March 31, 2025. For Mr. Norcross, we have described only the payments and benefits in connection with the actual termination of his employment. For Mr. Woodall, we have described only the payments and benefits set forth in his transition agreement.

Except for Mr. Norcross and Mr. Woodall, if a named executive officer’s employment is terminated for any reason, we will pay any earned but unpaid base salary, any expense reimbursement payments owed, any accrued but unused vacation pay, and any earned but unpaid annual bonus payments relating to the prior year (with subjective goals being treated as achieved at no less than target in the case of Ms. Ferris), which we refer to as “accrued obligations.” In the case of Ms. Ferris, Ms. Tsai and Ms. Williams, any accrued but unused vacation pay also constitute accrued obligations that we will pay if they are terminated for any reason.

Except for Mr. Norcross and Mr. Woodall, if a named executive officer’s employment is terminated by us for any reason other than for cause or due to the executive’s death or disability, or if the executive terminates his or her employment for good reason, then the executive is entitled to receive:

•

In the case of all named executive officers, a prorated annual bonus based on the date of termination and the actual bonus that would have been earned in the year of termination had the executive still been employed; provided that, for Ms. Ferris, any subjective bonus criteria will be treated as being achieved at no less than target;

•

In the case of Mses. Ferris, Tsai and Williams and Mr. Hoag, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) target annual bonus opportunity in the year in which the termination of employment occurs; provided that, with respect to Ms. Ferris, if such termination or resignation occurs in connection with a change of control, such lump sum payment shall equal 300% of such sum;

•	In the case of Mr. Gileadi, a lump sum payment equal to the sum of his (1) annual base salary and (2) target annual bonus opportunity in the year in which the termination of employment occurs;

•

In the case of Ms. Ferris, (1) with respect to grants made before the end of 2025, vesting and/or payment of all equity awards on the dates specified in the applicable grant agreements and, with respect to any performance-vested awards, subject to the satisfaction of the applicable performance criteria and (2) with respect to grants made after 2025, vesting and/or payment of all equity awards solely to the extent provided in the applicable award agreements governing such awards, provided that, in the event of a termination or resignation in connection with a change of control, all equity awards granted shall become immediately and fully vested as of the later of the date of termination or the date of the change of control;

•

In the case of Messrs. Hoag and Gileadi and Mses. Tsai and Williams, vesting and/or payment of all equity awards in accordance with the terms of and on the dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon the executive’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement;

2023    Proxy Statement    104

•

In the case of Mses. Ferris, Tsai and Williams and Mr. Hoag, COBRA or equivalent coverage (so long as the executive pays the premiums) for a period of eighteen months or, if earlier, until the executive becomes eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of twenty-four monthly COBRA premium payments in the case of Ms. Ferris and eighteen monthly COBRA premium payments in the case of Mr. Hoag, Ms. Tsai and Ms. Williams; and

•

In the case of Ms. Ferris, if Ms. Ferris receives a notice from us of our intention not to extend her employment term, Ms. Ferris may elect to terminate her employment at any time following the four-month anniversary of such notice and upon such termination, shall receive the same benefits described above as if such termination were a termination by us without cause.

If employment terminates due to death or disability, in the case of all named executive officers the following would be provided, except as noted below:

•	Any accrued obligations;

•	A prorated annual bonus based on the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined;

•	The unpaid portion of the executive’s annual base salary for the remainder of the employment term;

•

In the case of Mses. Ferris, Tsai and Williams, vesting and/or payment of all equity awards on the dates specified in the applicable grant agreements and, with respect to any performance-vested awards, subject to the satisfaction of the applicable performance criteria and in the case of Mses. Tsai and Williams, subject to and contingent upon the executive’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement; and

•

In the case of Mr. Woodall, he is only entitled to receive an amount equal to his gross monthly compensation during the transition period ($20,834) that would have been paid for a period of three months (and is not entitled to the payments and benefits described above).

If Ms. Ferris’ employment is terminated prior to September 2, 2023 due to death or disability, Ms. Ferris is not entitled to receive any accrued obligations or the unpaid portion of her annual base salary for the remainder of the employment term, and the prorated annual bonus component described above is calculated based on the actual bonus that would have been earned in the year of termination had Ms. Ferris still been employed (with any subjective bonus criteria being treated as achieved at no less than target).

Under each of the employment agreements, “cause” generally means the executive’s:

•	Persistent (and in the case of Mses. Ferris and Williams, knowing) failure to perform duties consistent with a commercially reasonable standard of care;

•	Willful neglect of duties;

•	Conviction of, or pleading nolo contendere to, criminal (or, for certain executives, other illegal) activities involving dishonesty or moral turpitude;

•	Material breach of the employment agreement, or material breach of our business policies, accounting practices or standards of ethics;

•	Impeding or failing to materially cooperate (in the case of Mses. Ferris and Williams, intentionally) with an investigation authorized by our Board; or

105 FIS GLOBAL

•

In the case of Mses. Ferris, Tsai and Williams, in all scenarios above other than conviction of a criminal or illegal activity, in order to qualify as a termination for cause, we must provide notice of the termination within 90 days of the initial existence of the “cause” event, and the executive has 30 days to cure the event.

The employment agreements generally define “good reason” as:

•	A material diminution in the executive’s annual base salary or annual bonus opportunity;

•	Our material breach of any of our obligations under the employment agreement;

•

In the case of Ms. Ferris, (1) a material reduction in the executive’s duties, responsibilities, authority or reporting lines (including (x) any requirement by us that the executive report to anyone other than the Board, (y) the executive ceasing to be Chief Executive Officer of a public company or (z) if we do not renominate the executive to the Board) and (2) any person other than Mr. Norcross becomes Executive Chairman of the Company;

•	In the case of Ms. Williams, a material reduction in the executive’s duties, responsibilities, or authority as they exist on the effective date of her employment agreement;

•	In the case of Mses. Ferris and Williams and Messrs. Hoag and Gileadi, a relocation of the executive’s principal place of employment outside of the Jacksonville, Florida metropolitan area;

•	In the case of Mr. Hoag and Ms. Williams, a demotion in the executive’s title to any level below Senior Vice President for Mr. Hoag and Executive Vice President for Ms. Williams; and

•

In the case of Mses. Ferris, Tsai and Williams, our giving notice of our intent not to renew their respective employment agreement within two years following a change in control for Ms. Ferris and one year of a change in control for Mses. Tsai and Williams (as defined in the 2022 Omnibus Plan).

To qualify as a “good reason” termination, the executive must provide notice of the termination within 90 days of the initial existence of the “good reason” event. We have 30 days to cure the event.

Each executive’s employment agreement provides that, if payments or benefits to be provided to the executive in connection with his or her termination of employment would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to reduce any payments or benefits to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. The agreements do not provide for any excise tax gross-up payments.

NORCROSS SEPARATION AGREEMENT

Pursuant to Mr. Norcross separation agreement, he is entitled to the following separation benefits:

•

any accrued obligations (as defined above), as well as accrued, vested benefits under any employee benefit plan in which the executive participated and any vested rights under outstanding equity awards in accordance with the terms thereof;

•	actual annual bonus for the full 2022 year as determined by the Compensation Committee based on actual performance (which was $0 for 2022);

2023    Proxy Statement    106

•	a lump sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) target annual bonus opportunity as of immediately prior to the separation date ($12,692,308);

•

full vesting of all equity awards to be exercisable/settled (and performance goals to be treated) in accordance with the applicable award agreements (estimated value of $23,333,024 based on the Company’s closing stock price on December 16, 2022 of $69.22);

•	the right to convert any life insurance into an individual policy, plus a lump sum cash payment equal to thirty-six months of life insurance premiums (estimated value of $114,004);

•

COBRA or equivalent coverage until the earlier of (1) eighteen months after the separation date and (2) the date the executive becomes eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments (estimated value of $368,698);

•	customary administrative support services through December 31, 2024 (estimated value of $150,000 per year);

•	security monitoring and security through December 31, 2023 (estimated value of $50,000); and

•

reimbursement of the executive’s legal fees in connection with the drafting, negotiation and implementation of the employment and separation agreements and related documentation not to exceed $100,000.

WOODALL TRANSITION AGREEMENT

Pursuant to Mr. Woodall’s transition agreement, if Mr. Woodall’s employment is terminated for any reason following November 4, 2022, we will pay any earned but unpaid salary through the date of termination, and all outstanding stock options that are then vested, or that vest thereafter in accordance with the transition agreement, will remain exercisable until the expiration date set forth in the applicable grant agreements, subject to his execution of a release of the Company and his continued compliance with the restrictive covenants in the applicable grant agreements and his employment agreement. In addition, subject to his execution of a release of the Company and his continued compliance with the transition agreement, Mr. Woodall is entitled to receive the following payments and benefits that would have otherwise been due to him in connection with a good reason termination under his employment agreement:

•

a lump sum payment of $4,880,814, payable on May 15, 2023, which is equal to 200% of the sum of Mr. Woodall’s (1) annual base salary in effect immediately prior to his transition date and (2) highest annual bonus paid to Mr. Woodall within the three years preceding his transition date or, if higher, the target bonus opportunity in 2022;

•	a lump sum payment of $164,015, payable on May 15, 2023, which is equal to the sum of (1) thirty-six monthly COBRA premiums and (2) thirty-six monthly life insurance premiums;

•

a pro-rated annual bonus based upon the actual annual bonus that would have been earned by Mr. Woodall for fiscal year 2022 (contingent upon the Company achieving the financial targets set by the Compensation Committee for fiscal year 2022 under the Company’s annual bonus plan, which was $0 for 2022);

•

vesting and/or payment of all equity awards in accordance with the terms of and on the dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given period), subject to and contingent upon Mr. Woodall’s continued compliance with the restrictive covenants in the applicable grant agreements and the employment agreement (estimated value of $6,442,763 based on the closing stock price on December 30, 2022 of $67.85 per share); and

•

COBRA or equivalent coverage (so long as the executive pays the premiums) for a period of eighteen months or, if earlier, until Mr. Woodall becomes eligible for comparable benefits from another employer.

107 FIS GLOBAL

The employment agreements provide us and our shareholders with important protections and rights, including the following:

Exception/Protections

Severance benefits under the agreements are conditioned upon the executive’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

Except with respect to Mr. Norcross, during the executive’s employment with us and in the one-year period following termination of employment, the executive is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, except in the case of Mr. Woodall such post-termination restrictions do not apply if his employment is terminated by us without cause;

In the case of Mr. Norcross, he is bound by the restrictive covenants concerning noncompetition and non-solicitation of customers, prospective customers and employees contemplated by his equity award agreements for a period of one year following the date of separation; and

During employment and at all times thereafter the executive shall maintain the confidentiality of our confidential information and trade secrets.

POTENTIAL PAYMENTS UNDER STOCK PLANS

In addition to the post-termination rights and obligations provided in the employment agreements, our 2008 Omnibus Plan provides for the potential acceleration of vesting and, if applicable, payment of equity awards in connection with a change in control. Under the 2008 Omnibus Plan, for equity awards granted prior to October 22, 2020, outstanding options become immediately exercisable and any restrictions imposed on restricted stock and restricted stock units, including vesting restrictions, lapse upon a change in control. PSUs will be deemed earned at the target level upon a change in control with respect to the open performance periods. In 2020, we amended the 2008 Omnibus Plan to adopt a double trigger change-in-control acceleration provision for new equity awards that are assumed or replaced with a substantially equivalent award in connection with a change-in-control, instead of single trigger accelerated vesting.

For purposes of the 2008 Omnibus Plan, the term “change in control” means the occurrence of any of the following events:

•

An acquisition by an individual, entity or group of 25% or more of our voting power, excluding certain acquisitions including pursuant to a transaction where conditions described in clause (i), (ii) and (iii) in the bullet below are satisfied;

•

Consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, which we refer to as a “business combination” of FIS, unless, immediately following such business combination, (i) the persons who were the beneficial owners of our voting stock immediately prior to the business combination beneficially own more than 50% of our then outstanding shares, (ii) no person, entity or group beneficially owns 25% or more of the then outstanding shares of common stock of the entity resulting from that business combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from the business combination were members of our incumbent board;

2023    Proxy Statement    108

•

During any period of two consecutive years, the individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; or

•	Our shareholders approve a plan or proposal for the liquidation or dissolution of FIS.

ESTIMATED PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT

The severance amounts do not include a prorated 2022 annual incentive, since such named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred. Any cash severance payments would be paid in a lump sum following the termination of employment.

For a termination of employment by us without cause or a termination by the executive for good reason as of December 31, 2022, the following payments would be made under these named executive officers’ employment agreements:

Name	Stephanie L. Ferris(1)	Erik D. Hoag	Ido Gileadi	Caroline Tsai	L. Denise Williams

Payment	$6,051,665	$2,741,078	$1,437,500	$2,571,078	$2,541,622

(1)	Ms. Ferris is entitled to a payment of $9,051,665 following a termination or resignation in connection with a change of control.

Upon a termination of these executives’ employment due to death or disability, the following payments would have been made:

Name	Stephanie L. Ferris	Erik D. Hoag	Ido Gileadi	Caroline Tsai	L. Denise Williams

Payment	—	$1,000,000	$1,411,458	$1,898,974	$737,917

ESTIMATED EQUITY VALUES

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table, the named executive officers had outstanding unvested stock options (“Stock Options”), performance stock units, and restricted stock unit awards (collectively, the “Stock Awards”) as of December 31, 2022.

The following estimates are based on a stock price of $67.85 per share, which was the closing price of our common stock on December 30, 2022. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock unit amounts were determined by multiplying the number of shares that would vest by $67.85.

The estimated value of the Stock Options held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executives for good reason, a termination due to death or disability, or a change in control would be as follows:

Name	Stephanie L. Ferris	Erik D. Hoag	Ido Gileadi	Caroline Tsai	L. Denise Williams

Payment	—	—	—	—	—

(1)

As of December 30, 2022, the Company’s price per share was $67.85, which is below the exercise price of all unvested options. Therefore, there is no current value reflected for the vesting of these Stock Options.

109 FIS GLOBAL

The estimated value of Stock Awards held by the named executive officers that would vest upon or in connection with termination by the Company of each executive’s employment without cause or by the executives for good reason, a termination due to death or disability, or a change in control would be as follows:

Name	Stephanie L. Ferris	Erik D. Hoag	Ido Gileadi	Caroline Tsai	L. Denise Williams

Payment	$8,021,009	$2,509,139	$4,378,171	$1,919,736	$2,724,979

COMPENSATION RISK ASSESSMENT

As part of the annual compensation risk assessment, the Company reviewed the various design elements of the Company’s 2022 compensation programs to determine whether any of its aspects encourage excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation, as well as consideration of the items of our compensation policies and practices that affect all employees. Meridian assisted with this assessment. Such evaluation concluded that the Company’s 2022 compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified the median employee using our employee population as of October 1, 2022. To identify the median employee, we applied our consistently applied compensation measure across the identified populations. Our consistently applied compensation measure is the compensation provided to employees that is considered taxable wages in the country in which the employee is employed, and this definition was applied consistently within each country for the fiscal year 2022. We then calculated the median employee’s compensation for the fiscal year 2022 in the same manner as the named executive officers in the 2022 Summary Compensation Table.

For fiscal year 2022, our median employee compensation was $62,591. Mr. Norcross was our chief executive officer as of the median employee identification date of October 1, 2022, and his total compensation was $45,321,374 as reported in the Total column of the 2022 Summary Compensation Table inclusive of one-time awards received under our regular annual compensation program and one-time severance benefits provided in connection with his termination with the Company. Accordingly, the ratio of the annual total compensation of our former CEO to that of our median employee is approximately 724:1. Excluding payments that were made as part of his separation agreement, our former CEO’s compensation was $32,146,264 and the pay ratio would be 514:1

On December 31, 2022, Ms. Ferris was our chief executive officer and Ms. Ferris’ total compensation as reported in the Total column of the 2022 Summary Compensation Table was $15,830,864. To provide additional context and not as a substitute for the pay ratio described above, the ratio of the annual total compensation of our CEO to that of our median employee is approximately 253:1.

Our CEO pay ratio is influenced by the countries in which we have employees. Of our employee population on the measurement date, a substantial portion of our employees are in locations where wages are significantly lower than other locations in which we operate.

2023    Proxy Statement    110

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the following table sets forth information regarding the Company’s performance and the “compensation actually paid” (or CAP) to our
NEOs
as calculated in accordance with SEC disclosure rules. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with its financial and operational performance, refer to the Compensation Discussion and Analysis section.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(b)(1) (1)	Summary Compensation Table Total for PEO(b)(2) (2)	Compensation Actually Paid to PEO(c)(1) (3)	Compensation Actually Paid to PEO(c)(2) (4)	Average Summary Compensation Table Total for Non-PEO NEOs(d)	Average Compensation Actually Paid to Non-PEO NEOs(e) (8)	Total Shareholder Return(f) (9)	Peer Group Total Shareholder Return(g) (10)	Net Income (in millions(h) (11)	Adjusted Revenue (in millions) (i) (12)

2022 (5)	$45,321,374	$15,830,864	$19,650,428	$4,772,653	$8,545,905	$3,155,213	$63.55	$75.90	($16,720)	$14,816

2021 (6)	$25,023,771	n/a	($110,502)	n/a	$10,257,289	$2,697,248	$78.10	$105.72	$417	$13,843

2020 (7)	$17,905,009	n/a	$16,684,741	n/a	$16,506,772	$14,866,206	$102.76	$127.93	$158	$12,591
(1) Reflects compensation amounts reported in the 2022 Summary Compensation Table for Mr. Norcross our CEO until December 16, 2022.
(2) Reflects compensation amounts reported in the 2022 Summary Compensation Table for Ms. Ferris our current CEO effective December 16, 2022.
(3) “Compensation Actually Paid” to Mr. Norcross in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b)(1) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.
(4) “Compensation Actually Paid” to Ms. Ferris in 2022, reflects the amount set forth in column (b)(2) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.

Year	2020	2021	2022	2022

PEO	Gary A. Norcross	Gary A. Norcross	Gary A. Norcross	Stephanie F. Ferris

Summary Compensation Table (SCT) Total ($)	17,905,009	25,023,771	45,321,374	15,830,864

Deduct: Amounts Reported under the “Stock Awards” Column in the SCT ($)	(12,385,502)	(14,339,482)	(30,599,876)	(12,922,017)

Deduct: Amounts Reported under the “Option Awards” Column in the SCT ($)	(3,749,992)	(4,250,002)	—	(1,999,990)

Increase: Fair Value of Awards Granted during the year that remain Outstanding and Unvested as of year-end ($)	19,776,819	13,333,489	—	7,191,400

Increase: Fair Value of Awards Granted during the year that Vested during the year ($)	—	—	14,537,377	—

Increase/deduct: Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of year-end ($)	1,083,491	(13,943,099)	—	(1,765,254)

Increase/deduct: Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year ($)	(5,609,821)	439,855	(9,231,661)	—

Deduct: Fair Value of Awards Granted Prior to year that were Forfeited during year ($)	(335,263)	(6,375,034)	(376,786)	(1,562,349)

Compensation Actually Paid ($)	16,684,741	(110,502)	19,650,428	4,772,653
Categories
with no values are excluded from the table above, which include: deduction for change in the actuarial present values, increase for service cost for pension plans, increase for prior service cost for pension plans, increase based upon incremental fair value of awards modified during the covered year, and increase based on dividends or other earnings paid during year prior to the vesting date of an award.
The fair value of the stock options was determined using the Black-Scholes option pricing model. Adjustments have been made using stock option fair values as of each measurement date using the stock price, term, volatility, dividend yield, and risk-free rate as of the measurement date. The fair value of performance stock units with market condition was determined using the Monte Carlo model, and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. The fair value of the performance stock units without market condition was determined using the stock price at each measurement date and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. For the fair value of time-vested restricted stock units grant date fair values are based on stock price as of each measurement date. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.

111 FIS GLOBAL

(5) 2022 reflects the average compensation information for Ms. Tsai, Ms. Williams, Messrs. Gileadi, Hoag and Woodall.
(6) 2021 reflects the average compensation information for Ms. Ferris, Messrs. Boyd, Lowthers, Ramji and Woodall.
(7) 2020 reflects the average compensation information for Ms. Ferris, Messrs. Boyd, Heimbouch, Lowthers, Ramji, and Woodall.
(8) “Average Compensation Actually Paid” to the
Non-PEO
NEOs listed above in each of 2022, 2021 and 2020 reflects the average amount set forth in column (d) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.

Year	2020 Average	2021 Average	2022 Average

Non-PEO NEOs	(5)	(6)	(7)

SCT Total ($)	16,506,772	10,257,289	8,545,905

Deduct: Amounts Reported under the “Stock Awards” Column in the SCT ($)	(3,801,637)	(3,948,192)	(5,423,849)

Deduct: Amounts Reported under the “Option Awards” Column in the SCT ($)	(917,720)	(1,138,876)	(829,998)

Increase: Fair Value of Awards Granted during the year that remain Outstanding and Unvested as of year-end ($)	4,504,649	3,761,408	2,868,422

Increase: Fair Value of Awards Granted during the year that Vested during year ($)	991,118	—	126,369

Increase/deduct: Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of year-end ($)	149,092	(3,579,308)	(540,179)

Increase/deduct: Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year ($)	364,656	(15,284)	(598,284)

Deduct: Fair Value of Awards Granted Prior to year that were Forfeited during year ($)	(2,930,723)	(2,639,788)	(993,174)

Compensation Actually Paid ($)	14,866,206	2,697,248	3,155,213
Categories with no values are excluded from the table above, which include: deduction for change in the actuarial present values, increase for service cost for pension plans, increase for prior service cost for pension plans, increase based upon incremental fair value of awards modified during year, and increase based on dividends or other earnings paid during year prior to the vesting date of an award.
The fair value of the stock options was determined using the Black-Scholes option pricing model. Adjustments have been made using stock option fair values as of each measurement date using the stock price, term, volatility, dividend yield, and risk-free rate as of the measurement date. The fair value of performance stock units with market condition was determined using the Monte Carlo model, and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. The fair value of the performance stock units without market condition was determined using stock price at each measurement date and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. For the fair value of time-vested restricted stock units grant date fair values are based on stock price as of each measurement date. Fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.
(9) For the relevant fiscal year, represents the cumulative TSR of FIS for the measurement periods beginning on December 31, 2019 and ending on December 31 of each year 2022, 2021 and 2020, respectively, assuming the value of the investment in our common stock including reinvestment of dividends was $100.
(10) For the relevant fiscal year, represents the cumulative TSR of our benchmarking peer group* weighted on the issuer’s stock market capitalization for the measurement periods ending on December 31 of each year 2022, 2021, and 2020, respectively, assuming the value of the investment in the peer group including reinvestment of dividends was $100 and weighted according to the respective companies’ stock market capitalization.
*
2022 & 2021 Peer Group
included: Adobe, Inc., American Express Company, Automatic Data Processing, Inc., Broadridge Financial Solutions, Inc., Cognizant Technology Corporation, Discover Financial Services, DXC Technology Co., Fiserv, Inc., Global Payments Inc., Intuit Inc., Mastercard Incorporated, Nasdaq, Inc. PayPal Holdings, Inc., salesforce.com, Inc., SS&C Technologies, Inc., Square, Inc., Visa Inc., and VMware, Inc.
Compared against our benchmarking peer group for 2020, the 2022 & 2021 Peer Group excluded Alliance Data Systems Corporation and Intercontinental Exchange, Inc. due to those companies no longer being representative of our Company’s scope and complexity. However, three more direct competitors which more reflect the scope and complexity of our Company, Broadridge Financial Solutions, Inc., SS&C Technologies, Inc. and Square, Inc.
If the 2021 peer group remained unchanged from the 2020 peer group the cumulative peer group TSR, assuming $100 invested in such peer group including reinvestment of dividends, would have been $107.37 for 2021.
* 2020 Peer Group
included: Adobe, Inc., Alliance Data Systems Corporation, American Express Company, Automatic Data Processing, Inc., Cognizant Technology Corporation, Discover Financial Services, DXC Technology Co., Fiserv, Inc., Global Payments Inc., Intercontinental Exchange, Inc., Intuit Inc., Mastercard Incorporated, Nasdaq, Inc., PayPal Holdings, Inc., salesforce.com, Inc., Visa Inc., and VMware, Inc.
(11) Reflects “Net Income” in the companies Consolidated Income Statements included in the Company’s Annual Reports on Form
10-K
for each of the years ended December 31, 2022, 2021 and 2020.
(12) Company-selected Measure is Adjusted Revenue which is based on GAAP revenue as reported in the Annual Report on Form
10-K,
adjusted for the impact of acquisitions and divestitures and foreign currency exchange rates. Adjusted Revenue is viewed as an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and solutions.

2023    Proxy Statement    112

113 FIS GLOBAL

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers for 2022.

Performance measure	How calculated	Reason for use

Adjusted Revenue	Based on GAAP revenue as reported in the Annual Report on Form 10-K, adjusted for the impact of non-budgeted acquisitions and divestitures and foreign currency exchange rates.	Adjusted Revenue is viewed as an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and solutions.

Adjusted EBITDA
GAAP Operating Income, excluding depreciation and amortization expense (EBITDA) and adjusted for certain expense items deemed non-operational
as well as for foreign currency exchange rates and acquisitions and divestitures, as applicable.

We believe Adjusted EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into operating profits for shareholders. Adjusted EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by shareholders.

2023    Proxy Statement    114

Performance measure	How calculated	Reason for use

Adjusted EPS
Diluted GAAP EPS attributable to FIS common shareholders, adjusted for the impact of foreign currency exchange rates as well as acquisitions and divestitures, as applicable, and adjusted to exclude the impact of certain costs and other transactions deemed non-operational
in nature as well as the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss).
We believe Adjusted EPS and EPS growth aligns with value creation for our shareholders. It is a valuation widely followed by shareholders and analysts.

Annual Organic Revenue Growth
The percentage increase of GAAP Revenue as reported in the Company’s current-period Annual Report on Form
10-K,
excluding the impact of fluctuations in foreign currency exchange rates and revenues from our non-strategic
businesses in our Corporate and Other Segment, compared to a revenue base for the prior period which is adjusted for the impact of acquisitions and divestitures.

Annual Organic Revenue Growth is a key metric that measures how the business is executing in growing its current business and generating new business. This metric is especially important when combined with margin expansion and is widely followed by shareholders.

Annual Margin Expansion
The percentage increase of Adjusted EBITDA divided by GAAP Revenue, both as reported in the Company’s Annual Report on
Form 10-K.
Adjusted EBITDA is defined as net earnings (loss) before net interest expense, net other income (expense), income tax provision (benefit), equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational
in nature as well as the impact of the
non-strategic
businesses in our Corporate and Other segment.

Annual Margin Expansion is a key metric used to monitor costs and determine the efficiency and scalability of the business as revenue grows. Combined with Organic Revenue Growth, these factors ensure growth of the fundamental business in a cost-focused manner. Annual Margin Expansion is widely followed by shareholders.

115 FIS GLOBAL

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm The Board recommends that the shareholders vote "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2023.

RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP (“KPMG”) to our shareholders for ratification. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

In choosing our independent registered public accounting firm, our Audit Committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.

Representatives of KPMG are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee engaged KPMG to audit the consolidated financial statements of the Company for the 2022 fiscal year. For services rendered to us during or in connection with our fiscal years ended December 31, 2022 and 2021, we were billed the following fees by KPMG:

	2022	2021

Audit Fees	$17,269,854	$14,725,524

Audit-Related Fees	$310,388	$199,021

Tax Fees	$1,697,750	$1,295,648

All Other Fees	$1,468,985	$63,321

Audit fees. Audit fees consisted of fees for the audits, registration statements and other filings related to the Company’s 2022 and 2021 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-related fees. Audit-related fees in 2022 and 2021 consisted primarily of fees for various assurance reports.

Tax fees. Tax fees in 2022 and 2021 consisted principally of fees for tax compliance, tax planning and tax advice.

All other fees. Other non-audit permitted services associated with various initiatives by the Company.

117 FIS GLOBAL

APPROVAL OF ACCOUNTANTS’ SERVICES

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures for pre-approving work performed by KPMG. Specifically, the Audit Committee has pre-approved the use of KPMG for specific types of services subject to maximum amounts set by the committee. Additionally, specific pre-approval authority is delegated to our Audit Committee chair, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our Audit Committee chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any other services are required to be pre-approved by the Audit Committee.

2023    Proxy Statement    118

The purpose of the Audit Committee of the Board of Directors is primarily to provide independent review and oversight of the Company’s accounting and financial reporting processes, financial statements, internal controls over financial reporting, audit processes and financial results of the Company’s operations. As set forth in the written charter of the Audit Committee, management of the Company is responsible for the preparation and fair presentation of FIS’ financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process and adopting procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations.

KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, is responsible for auditing FIS’ annual financial statements and expressing an opinion as to whether the statements are fairly stated in all material respects in conformity with U.S. generally accepted accounting principles and performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). KPMG is also responsible for expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In performing our oversight function, the Audit Committee reviewed and discussed with management and KPMG the audited financial statements of FIS as of and for the year ended December 31, 2022. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FIS and its subsidiaries in conformity with U.S. generally accepted accounting principles. The Committee has also discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB and the Securities and Exchange Commission.

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with FIS’ internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG during each Audit Committee meeting. Our discussions with them included the results of their examinations, their evaluations of FIS’ internal controls and the overall quality of FIS’ financial reporting.

Management was present during the regular quarterly discussions with KPMG. In addition, the Audit Committee meets regularly with KPMG in executive session.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements referred to above be included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2022, and that KPMG be appointed the independent registered public accounting firm for FIS for 2023.

The foregoing report is provided by the following independent directors, who constituted the Audit Committee as of December 31, 2022:	Audit Committee
Brian T. Shea (Chair)
Ellen R. Alemany
Lisa A. Hook
Kenneth T. Lamneck
Louise M. Parent

119 FIS GLOBAL

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter calls for our Audit Committee to review and approve all transactions to which we are a party and in which any director and/or executive officer of ours has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company). The Audit Committee makes these decisions based on its consideration of all relevant factors. The review shall be before the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the Audit Committee may recommend a course of action to be taken. The provision of our Audit Committee charter described above is in addition to and does not supersede any other applicable Company policies or procedures, including our Code of Conduct. Since January 1, 2022, there have been no transactions, or currently proposed transactions, between the Company and related persons that required review by the Audit Committee or that required disclosure in this proxy statement.

2023    Proxy Statement    120

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC, other publicly available information or information available to us. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock:

Name	Number of shares beneficially owned	Percent of class

BlackRock, Inc.(1)	57,168,949	9.6%

The Vanguard Group(2)	50,045,611	8.43%

(1)

According to a Schedule 13G/A filed on January 24, 2023, BlackRock, Inc., a Delaware corporation, 55 East 52nd Street, New York, New York 10055, has sole power to vote 52,153,010 shares and sole power to dispose or direct the disposition of 57,168,939 shares.

(2)

According to a Schedule 13G/A filed on February 9, 2023, The Vanguard Group, Inc., a Pennsylvania corporation, 100 Vanguard Blvd., Malvern, PA 19355, has sole power to vote 0 shares, sole power to dispose or direct disposition of 47,536,714 shares, shared power to vote 895,197 shares, and shared power to dispose of 2,508,897 shares

121 FIS GLOBAL

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2023 by:

•	each director and nominee for director;
•	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and
•	all of our current executive officers and directors as a group.

The information is not necessarily indicative of beneficial ownership for any other purpose.

Name	Number of shares owned(1)	Number of options(2)	Total	Percent of total outstanding

Lee Adrean(3)	10,754	0	10,754	*

Ellen R. Alemany(4)	41,091	0	41,091	*

Mark D. Benjamin(3)	0	0	0	*

Vijay D’Silva(3)	4,875	0	4,875	*

Stephanie L. Ferris	84,537	32,020	116,557	*

Ido Gileadi	51,662	74,805	126,467	*

Jeffrey A. Goldstein	4,446	0	4,446	*

Erik D. Hoag	23,269	55,527	78,796	*

Lisa A. Hook	7,897	0	7,897	*

Kenneth J. Lamneck(3)(5)	4,911	0	4,911	*

Gary L. Lauer	14,515	0	14,515	*

Gary A. Norcross(6)	956,512	1,166,915	2,123,427	*

Louise M. Parent	8,326	5,023	13,349	*

Brian T. Shea(7)	9,757	0	9,757	*

James B. Stallings Jr.	17,731	0	17,731	*

Jeffrey E. Stiefler(8)	32,831	0	32,831	*

Caroline Tsai	1,936	15,009	16,945	*

L. Denise Williams	31,861	80,993	112,854	*

James W. Woodall(9)	155,597	386,459	542,056	*

Directors and Officers (20 persons)(10)	1,471,493	1,832,348	3,303,841	*

*	Represents less than 1% of our common stock.
(1)

Includes time-based restricted stock units (RSUs) granted in 2022 that vest within 60 days after March 31, 2023. Does not include RSUs deferred under the director deferral plan for each director as follows: 2,139 shares for Ms. Alemany, 4,690 shares for Mr. Goldstein, 5,150 shares for Ms. Hook, 5,150 shares for Mr. Lauer, 3,693 shares for Ms. Parent, 5,150 shares for Mr. Shea and 6,348 shares for Mr. Stiefler.

(2)	Represents shares that are subject to stock options that are exercisable on March 31, 2023 or become exercisable within 60 days after March 31, 2023.
(3)

Mr. Adrean and Mr. Benjamin joined the Board on January 20, 2023, and Mr. D’Silva and Mr. Lamneck joined the Board on March 16, 2022. Pursuant to our stock ownership guidelines, each new director has four years to meet the guidelines.

(4)	Included in this amount are 38,891 shares held in trust.
(5)	Included in this amount are 2,246 shares held in trust.
(6)

Mr. Norcross departed the Company as Chairman, a member of the Board of Directors, and as Chief Executive Officer effective December 16, 2022, but is listed pursuant to the rules of the SEC related to named executive officers.

(7)	Included in this amount are 1,050 shares held in custodial accounts for children.
(8)	Included in this amount are 30,588 shares held in trust.
(9)

Mr. Woodall ceased serving as Corporate Executive Vice President and Chief Financial Officer effective November 4, 2022 and transitioned to an advisory role, but is listed pursuant to the rules of the SEC related to named executive officers.

(10)

None of the shares held by the current Directors and Officers have been pledged. Officers includes current Executive Officers and former Executive Officers who are listed pursuant to the rules of the SEC relating to named executive officers.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2022 about our common stock that may be issued under our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)(4)(5)

Equity compensation plans approved by security holders	7,109,075	$98.86	27,426,941

Equity compensation plan not approved by security holders(3)(4)(5)	4,866,930	$106.44	0

Total	11,976,005	$101.60	27,426,941

(1)	Reflects the following outstanding equity-based awards:

•	7,884,811 stock options;
•	1,667,163 restricted stock units; and
•	2,424,031 performance stock units.

(2)	Weighted-average exercise price excludes restricted stock, restricted stock units, performance shares and performance stock units, as they do not have exercise prices.

(3)

As of December 31, 2022, in addition to being available for issuance pursuant to the exercise of options, warrants or rights, the 27,426,941 shares under the Fidelity National Information Services, Inc. 2022 Omnibus Incentive Plan, which we refer to as the 2022 Omnibus Plan, were also available for issuance in the form of restricted stock, restricted stock units, performance shares, performance stock units, or other stock-based awards.

(4)

On November 30, 2015, in conjunction with the SunGard acquisition, the Company added to its existing Omnibus Plan an additional 10.0 million shares, representing the remaining shares available for issuance under the SunGard 2005 Management Incentive Plan, as amended immediately prior to the consummation of the acquisition. In accordance with New York Stock Exchange rules, no shareholder approval was required for the listing of these shares. These shares were available for grant under the Omnibus Plan to former SunGard employees and FIS employees hired after the SunGard acquisition. Upon the adoption of the 2022 Omnibus Plan, no further shares assumed from the SunGard acquisition are available to grant.

(5)

On July 31, 2019, in conjunction with the Worldpay acquisition, the Company added to the 2008 Omnibus Plan an additional 23,713,960 shares, representing the remaining shares available for issuance under the Worldpay, Inc. 2012 Equity Incentive Plan and the Worldpay, Inc. Employee Stock Purchase Plan, each as amended immediately prior to the consummation of the acquisition. In accordance with New York Stock Exchange rules, no shareholder approval was required for the listing of these shares. These shares were available for grant under the 2008 Omnibus Plan to former Worldpay employees and FIS employees hired after the Worldpay, Inc. acquisition. Pursuant to its terms, the Worldpay, Inc. 2012 Equity Incentive Plan had an expiration date that ended on March 21, 2022 and shares that were previously available under the plan are no longer available to any future awards.

123 FIS GLOBAL

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the SEC. The Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any reports required to be filed pursuant to Section 16 during fiscal year 2022. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2022, no director or executive officer of FIS failed to file reports required by Section 16(a) on a timely basis.

Shareholder Nominations for Board Membership and Other Proposals

A shareholder wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2024 must comply with Section 1.12 (Shareholder Proposals and Nominations) or Section 2.12 (Proxy Access) of our Bylaws. Section 1.12 requires notice to FIS no later than December 16, 2023, accompanied by the information required by Section 1.12. Section 2.12(b) requires notice to FIS no earlier than November 16, 2023, and no later than December 16, 2023, accompanied by the information required by Section 2.12. If the date of the Annual Meeting of Shareholders to be held in 2024 is changed to a date more than 30 days earlier or later than May 24, 2024, shareholders wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2024 must comply with the notice deadlines as calculated in Section 1.12(c) and 2.12(b).

Any other proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2024 pursuant to Rule 14a-8 must be received by the Company no later than December 16, 2023. Any proposal that a shareholder wishes to bring before the 2024 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 16, 2023. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s Bylaws, which require, among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to our Corporate Secretary of the Company at 347 Riverside Avenue, Jacksonville, Florida 32202. The persons designated by us as proxies in connection with the Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

2023    Proxy Statement    124

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (except for certain exhibits thereto), including our audited financial statements, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Information Services, Inc., 347 Riverside Avenue, Jacksonville, Florida 32202, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing us for our expenses in supplying any exhibit.

125 FIS GLOBAL

Frequently Asked Questions

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to ensure that your shares will be represented.

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board is soliciting your proxy to vote at the annual meeting because you were a shareholder of the Company at the close of business on March 31, 2023 (the “record date”); therefore, you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting and the voting process, as well as information about the Company’s directors and executive officers.

WHO IS ENTITLED TO VOTE?

All record holders of FIS common stock as of the close of business on March 31, 2023, are entitled to vote. On that day, 592,432,068 shares were issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

WHAT SHARES ARE COVERED BY THE PROXY CARD?

The proxy card covers all shares held by you of record, that is, all shares registered in your name.

WHAT IF I AM A BENEFICIAL HOLDER RATHER THAN AN OWNER OF RECORD?

If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

HOW DO I VOTE?

1.	In person at the annual meeting. All shareholders of record may vote in person at the annual meeting by bringing the enclosed proxy card and proof of identification; or

2.	By proxy. There are three ways to vote by proxy:

a.	by internet, using a unique password printed on your proxy card and following the instructions on the proxy card;

b.	by mail, using the enclosed proxy card and return envelope; or

c.	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card.

2023    Proxy Statement    126

Even if you expect to attend the annual meeting, please vote by proxy to ensure that your shares will be represented.

WHAT DOES IT MEAN TO VOTE BY PROXY?

It means that you authorize someone else to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and our Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.

WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in the corporate Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If you submit your proxy and later wish to revoke it, you may do so by doing one of the following:

(i)	giving written notice to the Corporate Secretary prior to the annual meeting;

(ii)	timely submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or

(iii)	casting a ballot in person at the annual meeting.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

For Proposal No. 1, regarding the election of directors, to be elected, each of the director nominees named in this proxy statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for election or re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a

127 FIS GLOBAL

“holdover” director. However, pursuant to FIS’ Majority Voting Policy, in that situation, our Corporate Governance, Nominating and Sustainability Committee would promptly make a recommendation to the Board about whether to accept or reject the resignation of the “holdover” director and the Board would then take action on the recommendation no later than 180 days following the date of the election.

For Proposal No. 2, regarding a non-binding advisory vote on the compensation paid to our named executive officers, under Georgia law, the action will be approved (on a non-binding advisory basis) if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

For Proposal No. 3, regarding a non-binding advisory vote on the preferred frequency of shareholder votes on the compensation paid to our named executive officers, the voting frequency option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. There is no minimum vote requirement for this proposal. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

For Proposal No. 4, regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

WHAT CONSTITUTES A QUORUM?

A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

WHAT ARE BROKER NON-VOTES AND WHAT EFFECT WILL THEY HAVE?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as Proposals No. 1, 2 and 3, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” Accordingly, with respect to Proposals No. 1, 2 and 3, broker non-votes will not affect the outcome of the vote. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

2023    Proxy Statement    128

WHAT EFFECT DOES AN ABSTENTION HAVE?

With respect to each proposal, abstentions will not be included in vote totals and will not affect the outcome of the vote.

WHO PAYS THE COST OF SOLICITING PROXIES?

The Company pays the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, email or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson LLC to assist in the solicitation of proxies for an estimated fee of $18,000, plus reimbursement of expenses.

WHAT IF I SHARE A HOUSEHOLD WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or proxy statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 43006, Providence, RI 02940-3006; or by telephone: (800) 568-3476). If you participate in householding and wish to receive a separate copy of the 2022 Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or proxy statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to shareholders, or proxy statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

The Annual Report is also available on the Investor Relations page of our website at www.fisglobal.com or on the SEC’s website at www.sec.gov/edgar. The content on our website does not constitute a part of this proxy statement.

129 FIS GLOBAL

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•

changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

•

the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or in respect of any chargeback liability, either of which could adversely impact liquidity and results of operations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

•

the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•

the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•

the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

•

the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•

internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

2023    Proxy Statement    130

•

the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	uncertainties as to the timing of the potential separation of the Company’s Merchant Solutions business or whether it will be completed;

•

risks associated with the impact or terms of the previously announced proposed spin-off of the Company’s Merchant Solutions business, including the impact on our businesses, resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties;

•

risks associated with the expected benefits of the proposed spin-off, including the risk that the expected benefits of the proposed spin-off will not be realized within the expected timeframe, in full or at all, and the risk that conditions to the proposed spin-off will not be satisfied and/or that the proposed spin-off will not be completed within the expected timeframe, on the expected terms or at all;

•	failure to obtain the expected qualification of the proposed spin-off as a tax-free transaction for U.S. federal income tax purposes, including whether or not an IRS ruling will be obtained;

•	the risk that any consents or approvals required in connection with the proposed spin-off will not be received or obtained within the expected timeframe, on the expected terms or at all;

•

risks associated with expected financing transactions undertaken in connection with the proposed spin-off and risks associated with indebtedness incurred in connection with the proposed spin-off, including the potential inability to access or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade;

•

the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the proposed spin-off will exceed our estimates or otherwise adversely affect our business or operations;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

•

competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by merchants or bad actors; and

•

other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in our current reports on Form 8-K and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

131 FIS GLOBAL

888.323.0310

moreinformation@fisglobal.com

www.fisglobal.com

©2023 FIS FIS®, Worldpay®, and any associated brand names/logos are the trademarks of FIS and/or its affiliates. All other trademarks are the property of their respective owners. 1668581

FIDELITY NATIONAL INFORMATION SERVICES, INC. 347 RIVERSIDE AVENUE JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D98960-P87404 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Board of Directors recommends you vote FOR the election of each director nominee in proposal 1:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Lee Adrean	☐	☐	☐

1b. Ellen R. Alemany	☐	☐	☐

1c. Mark D. Benjamin	☐	☐	☐

1d. Vijay G. D'Silva	☐	☐	☐

1e. Stephanie L. Ferris	☐	☐	☐

1f. Jeffrey A. Goldstein	☐	☐	☐

1g. Lisa A. Hook	☐	☐	☐

1h. Kenneth T. Lamneck	☐	☐	☐

1i. Gary L. Lauer	☐	☐	☐

1j. Louise M. Parent	☐	☐	☐

1k. Brian T. Shea	☐	☐	☐

1l. James B. Stallings, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:	1 Year	2 Years	3 Years	Abstain

3. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:		For	Against	Abstain

4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2023.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D98961-P87404

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2023

The undersigned hereby appoints Stephanie L. Ferris and Charles H. Keller, and each of them, as Proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of March 31, 2023 at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time at 347 Riverside Avenue, Jacksonville, FL 32202 on May 24, 2023, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 4, AND 1 YEAR FOR PROPOSAL 3.

Continued and to be signed on reverse side